AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 2004

                                                      Registration No. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                 NEVADA                             IVP TECHNOLOGY CORPORATION                            65-6998896
    (State or Other Jurisdiction of            (Name of Registrant in Our Charter)           (I.R.S. Employer Identification No.)
             Incorporation
            or Organization)

                                                                                                         BRIAN MACDONALD
          156 FRONT STREET WEST,                               7372                                  156 FRONT STREET WEST,
                SUITE 210                  (Primary Standard Industrial Classification                     SUITE 210
        TORONTO, ONTARIO M5J 2L6                            Code Number)                            TORONTO, ONTARIO M5J 2L6
                 CANADA                                                                                     CANADA
             (416)  252-6200                                                                             (416)  252-6200
     (Address and telephone  number of                                                      (Name, address and telephone number of
Principal Executive Offices and Principal                                                              agent for service)
            Place of Business)

                                   COPIES TO:
                             Clayton E. Parker, Esq.
                           Kirkpatrick & Lockhart LLP
                      201 S. Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                                 (305) 539-3300
                         Telecopier No.: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                            CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                          PROPOSED MAXIMUM
                                                                   PROPOSED MAXIMUM          AGGREGATE        AMOUNT OF
           TITLE OF EACH CLASS OF              AMOUNT TO BE         OFFERING PRICE            OFFERING       REGISTRATION
         SECURITIES TO BE REGISTERED            REGISTERED           PER SHARE(1)             PRICE(1)           FEE
----------------------------------------------------------------------------------------------------------------------------
Common stock                                     296,108,300            $0.02             $5,922,166.00          $750.34
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of November 4, 2004.

                            -------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                   Subject to completion, dated November 5, 2004

                           IVP TECHNOLOGY CORPORATION
                       296,108,300 SHARES OF COMMON STOCK

      IVP Technology Corporation operates under the trade name ActiveCore Technologies Inc. This prospectus relates to the sale of up to 296,108,300 shares of ActiveCore's common stock by certain persons who are stockholders of ActiveCore. Please refer to "Selling Stockholders" beginning on page 13. ActiveCore is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by ActiveCore.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On October 19, 2004 the last reported sale price of our common stock was $ 0.013 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "TALL." These prices will fluctuate based on the demand for the shares of common stock.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

      No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is ___________, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................2

RISK FACTORS...................................................................5

FORWARD-LOOKING STATEMENTS....................................................10

SELLING STOCKHOLDERS..........................................................11

USE OF PROCEEDS...............................................................18

DILUTION .....................................................................19

PLAN OF DISTRIBUTION..........................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................21

DESCRIPTION OF BUSINESS.......................................................34

MANAGEMENT....................................................................46

DESCRIPTION OF PROPERTY.......................................................51

PRINCIPAL STOCKHOLDERS........................................................52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................53

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON
  EQUITY AND OTHER STOCKHOLDER MATTERS........................................55

DESCRIPTION OF SECURITIES.....................................................62

EXPERTS ......................................................................64

LEGAL MATTERS.................................................................64

HOW TO GET MORE INFORMATION...................................................64

FINANCIAL STATEMENTS.........................................................F-1

-------------------------------------------------------------------------------

      Our audited financial statements for the year ended December 31, 2003, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

      IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. ("ActiveCore" or the "Company") is a Nevada registered Company with its head office in Toronto, Ontario and operations in Tampa, Florida and Witney, near Oxford, UK. The Company operates within the enterprise software and services sector.

      During the last 12 months we have acquired several businesses and disposed of another. This prospectus registers shares of the Company's common stock paid in consideration of the shares of private companies we received through the acquisition process, provided to current and former employees and consultants as a result of their employment with us, and shares provided in exchange for debt conversion.

      ActiveCore's products and services facilitate data integration, migration, portal, content management and outbound messaging. This gives ActiveCore the capability to provide effective, efficient and economical data integration and migration services for clients seeking to capture data and deploy or broadcast information to stakeholders and customers without wholesale changes to their existing systems. ActiveCore's products allow our clients to extend the functions of their current data systems, often called back office systems, by using our core XML integration product, ActiveLink, to link to web portals or to reach out to customers via mobile devices to bring data into, or to export data from, their organizations. ActiveCore terms this approach "Enabling a Smart
Enterprise". By concentrating on data integration as the core product and service offering, the Company has been able to develop "vertical" and "specific" product and service offerings for various industries and for specific applications such as ActiveCast, for "outbound corporate broadcasting", or in the case of our MDLink vertical application, for healthcare integration services.

GOING CONCERN

      As reflected in our unaudited condensed consolidated financial statements for the six months ended June 30, 2004, our loss from operations of $30,493, negative cash flow from operations of $255,176, relatively low stockholder's equity of $1,448,837 and our working capital deficiency of $1,243,492 raise doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional short term and long-term debt, capital in the form of preferred shares or selling additional restricted common stock and implementing our business plan. The condensed consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

      We have entered into various software distribution and licensing agreements, acquired several operating businesses, have obtained committed convertible preferred share subscription agreements and intend to raise additional equity capital, project/development finance debt and acquisition debt in order to expand our business operations. Management believes that actions presently being taken to obtain additional funding and to operate and expand its existing business operations provide the ability to continue as a going concern.

                                    ABOUT US

      ActiveCore's principal office is located at 156 Front Street West, Suite 210, Toronto, Ontario M5J 2L6 Canada. Its telephone number is (416) 252-6200. ActiveCore also conducts business under several trade names including MDI Solutions which conducts a software product sales and data integration business for health care in both the U.S. and Canada; C Comm Network Corporation which provides the infrastructure for the company's corporate broadcasting services and Twincentric Limited in the UK which develops and sells integration and migration software for large computer installations.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are stockholders of ours. The selling stockholders consist of:

      o Selling stockholders, who intend to sell up to 296,108,300(1) shares of common stock.

COMMON STOCK OFFERED                                            296,108,300 shares by selling stockholders

OFFERING PRICE                                                  Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING 1, 2               488,263,053 shares

USE OF PROCEEDS                                                 We will not receive any proceeds from the shares offered
                                                                by the selling stockholders.

RISK FACTORS                                                    The  securities  offered  hereby  involve a high  degree of risk. See "Risk Factors".

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                          TALL

---------------

      1 Excludes preferred shares that could be converted to common shares within 5 years or following a conversion call by the Company upon certain price achievement.

      2 Assumes that holders of warrants for 4,265,000 common shares exercise their warrants and purchase common stock

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The summary financial information set forth below is derived from and should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

                                                       THREE MONTHS ENDED                         SIX MONTHS ENDED
                                               ----------------------------------        ----------------------------------
                                                 JUNE 30,              JUNE 30,            JUNE 30               JUNE 30,
                                                   2004                  2003                2004                  2003
                                               -------------        -------------        -------------        -------------
INCOME STATEMENTS                                         (UNAUDITED)                                (UNAUDITED)
-----------------                              ----------------------------------        ----------------------------------
Revenues, Net                                  $   1,105,532        $      82,300        $   1,300,027        $     231,009
Gross Profit (Loss)                                  742,936              (10,907)             901,420              (56,111)
Income (Loss) from Operations                         54,398           (1,137,477)            (576,709)          (1,638,716)
Other Income (Expenses)                              (30,530)            (146,418)             (56,531)            (206,559)
Income (Loss) from Continuing Operations              23,868           (1,283,895)            (633,240)          (1,845,275)
Income (Loss) from Discontinued Operations             1,983            2,396,009              602,747            1,662,886
                                               -------------        -------------        -------------        -------------

  Net Income (Loss)                            $      25,851        $   1,112,114        $     (30,493)       $    (182,389)
                                               -------------        -------------        -------------        -------------

Loss Per Common Share from Continuing
     Operations - Basic and Diluted            $        0.00        $       (0.01)       $       (0.00)       $       (0.02)

Income (Loss) Per Common Share from
     Discontinued Operations - Basic
     and Diluted                                        0.00                 0.02                 0.00                (0.02)

  Net income (Loss) Per Common Share-
    Basic and Diluted                          $        0.00        $        0.01        $       (0.00)       $       (0.00)
                                               -------------        -------------        -------------        -------------

Weighted Average Number of
  Common Shares Outstanding -
  Basic and Diluted                              383,426,147          115,200,027          353,891,944          107,531,237

                                                            YEARS ENDED DECEMBER 31,
                                                          ------------------------------

                                                              2003               2002
                                                          -------------    -------------
Revenues, Net                                             $     612,953    $     314,063

Gross Loss                                                $      76,374    $  (1,364,753)

Loss from Operations                                      $  (3,438,801)   $  (9,329,499)

Other Income (Expenses)                                   $     (37,304)   $     847,873

Loss from Continuing Operations                           $  (3,476,105)   $  (8,481,626)

Income (Loss) from Discontinued Operations                $   1,630,121    $ (12,831,664)

Net Loss                                                  $  (1,845,984)   $ (21,313,290)

Net Loss Per Common Share - Basic and Diluted             $       (0.01)   $       (0.32)

Weighted Average Shares Outstanding - Basic and Diluted     190,536,415       66,013,725

                                                             JUNE 30,
                                                              2004          DECEMBER 31,
BALANCE SHEETS                                              (UNAUDITED)        2003
--------------                                            -------------    -------------
Total Assets                                              $   4,241,433    $   1,256,370

Total Liabilities                                         $   2,792,596    $   2,392,173

Stockholders' Equity/(Deficiency)                         $   1,448,837    $  (1,135,803)

                                  RISK FACTORS

      WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND ALTHOUGH WE HAVE RECENTLY BECOME PROFITABLE LOSSES MAY REOCCUR IN THE FUTURE WHICH MAY IMPACT OUR OPERATIONS

      Since our inception we have not been profitable on an annual basis and have lost money on both a cash and non-cash basis in both of the last two fiscal years. Although we recorded a profit of $25,851 in the three months ended June 30, 2004, for the six months ended June 30, 2004 and the year ended December 31, 2003, we lost $30,493 and $1,845,984 respectively. The majority of these losses were related the cost of overheads including marketing, staff and development expenses incurred in advance of sales. Our shareholders equity account was $1,448,837 at June 30, 2004 while our accumulated deficit was $1,135,803 at December 31, 2003. Future losses may occur, as we are dependent on spending money to pay for development of software and marketing of our enterprise software products prior to making sales and collecting revenues.

      During the 2003 fiscal year we divested ourselves of Ignition Entertainment, which was acquired in 2002, and have eliminated the financial burden associated with the development of PC and game console video games. As well at February 29, 2004 we divested ourselves of our mobile games division, SilverBirch Studios which could not increase revenue without extensive investment in marketing. However, our need for cash to finance software development and maintain adequate amounts of working capital is an ongoing factor in our operations. Our current plans are to have cash operating costs (excluding "stock-based compensation") associated with sales, administrative and development staff, overhead, legal, accounting and public company expenses of approximately $2,000,000 in 2004. No assurances can be given that we will be successful in maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems despite having acquired several operating entities and despite earning revenue.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL AND DEBT FUNDING TO SUSTAIN OPERATIONS OTHERWISE MAY BE FORCED TO CEASE OPERATIONS

      In addition to selling software products and operating integration services under our trade names and product identities of MDI Solutions, Twincentric Limited, and ActiveCast, ActiveCore is a software developer, licensor and distributor. In the course of our daily operations we spend money on skilled technical personnel to develop products over a development timeline and on other resources. This means that there can be considerable time gaps between the point in time that we conceive of a product, the point in time when we are successful in selling it and the point in time we collect revenue.

      To the extent that we cannot obtain cash in advance or financing for working capital or generate sufficient profits on sales, we are reliant on either term debt financing or sale of equity to obtain cash to pay our employees and suppliers. Thus unless we can maintain profitability with the existing sources of funds we have available and products that we have acquired, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales.

      Since inception in 1994 we have relied on external financing to fund the costs of maintaining a public listing and other aspects of our operations. Such financing has historically come from a combination of borrowings and the sale of common stock to third parties. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to scale back our business operations. Any of these events could be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital from either the equity market or from debt sources to fund our anticipated future expansion. Among other things, external financing may be required to cover our operating costs and to acquire businesses, which may or may not have sufficient revenue in place from existing products at the time of acquisition. We view acquisitions as an integral part of growing our business especially in regard to the enterprise division and we are actively searching for acquisitions to provide additional critical mass to our operations.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION AS OF DECEMBER 31, 2003 AND DECEMBER 31, 2002 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

      Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our consolidated financial statements for the years ended December 31, 2003 and 2002, which states that our ability to continue as a going concern depends upon our ability to secure financing, increase ownership equity and attain profitable operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, and excluding any other acquisitions which may occur in 2004, we believe that we may need to obtain approximately $2,000,000 in additional debt or equity capital from one or more sources to fund working capital and operations for the next 12 months. These funds are expected to be obtained from the sale of securities such as our recently completed preferred share transaction, additional term and operating debt or support from management and shareholders.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2004 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

      We had a working capital deficit of $1,243,492 at June 30, 2004, which means that our current liabilities as of that date exceeded our current assets on June 30, 2004 by $1,243,492. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2004 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit we may have to raise capital or debt to fund the deficit or alternatively reach agreement with some of our creditors to convert debt to equity as has taken place in the past. Alternatively we may be able to reach agreement with some of our creditors to convert short-term liabilities to long term liabilities, convert various debts to preferred shares or restructure to permit payables over an extended period of time.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY WHICH MAY AFFECT THE VALUE OF OUR SHARES OF COMMON STOCK

      Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL WHICH COULD HARM OUR OPERATIONS

      Our success largely depends on the efforts and abilities of key executives and consultants, including Brian MacDonald, our Chairman of the Board of Directors and Acting Chief Financial Officer, and Mr. Peter Hamilton, our President and Chief Executive Officer. The loss of the services of Mr. MacDonald or Mr. Hamilton could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. MacDonald and Mr. Hamilton. We also have a number of key employees that manage our subsidiaries and if we were to lose their services, senior management would be required to expend time and energy to train replacements. In addition we need to attract additional high quality sales and consulting personnel. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE

      ActiveCore commenced its current multi-product enterprise division operations in December 2001 when it obtained an agreement to distribute the
Classifier software product and new management and a new Board of Directors assumed their duties. Since December 2001 we also acquired Ignition Entertainment Limited in the United Kingdom in May 2002 and opened a sales and distribution office in Chicago in July 2002. Subsequently, both of these operations were sold as we were unable to obtain access to our equity line of credit quickly enough to allow us to create and deliver products in the planned time frame. We also acquired Springboard Technology Solutions Inc. in Canada, in July 2002, subsequently renamed ActiveCore Technologies Limited, which has added more depth to the enterprise division especially in the area of outsourced IT services for health care in Canada. In September 2003 we acquired certain assets of the data integration division of SCI Healthcare Group in the United States and in June 2004, acquired Twincentric Limited in the United Kingdom. In May 2004, in Canada, we acquired C Comm Network Corporation to be the foundation of our corporate messaging group under the product name "ActiveCast". The process of integrating these businesses and the potential that we may acquire other businesses makes an evaluation of our future prospects difficult. ActiveCore will continue to encounter the types of risks, uncertainties and difficulties frequently encountered by companies that pursue both organic as well as growth through acquisitions, including the ability to control overhead costs and professional expenses, and to maintain adequate liquid resources as sales revenues increase. Many of these risks and uncertainties are described in more detail elsewhere in this "Risk Factors" section. If ActiveCore's management does not successfully address these risks, then its future business prospects will be significantly impeded and a process of reversing investment in certain areas may have to be undertaken.

IF WE FAIL TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS, OUR PRODUCTS COULD BECOME LESS COMPETITIVE OR OBSOLETE

      The market for smart enterprise suite products and services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, intense competition and frequent new product introductions. If we fail to source distribution agreements for saleable products or modify or improve our own enterprise products in response to changes in technology or industry standards, our enterprise software product offerings could rapidly become less competitive or obsolete. A portion of our future success will depend, in part, on our ability to:

      o enhance and adapt current software products and develop new products that meet changing customer needs;

      o adjust the prices of software applications to increase customer demand;

      o     successfully advertise and market our products; and

      o influence and respond to emerging industry standards and other technological changes.

      Although we do not intend to expend a great deal of money on development of our own products we need to respond to changing technology and industry standards in a reasonably timely and cost-effective manner. We may not be successful in effectively using new technologies, developing new products or enhancing our existing product lineup on a timely basis. Our pursuit of necessary technology may require time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that give us a profit margin with which to actively pursue reselling these products. Finally, we may not succeed in adapting various products to new technologies as they emerge.

WE COULD BE SUBJECT TO CLAIMS OF INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS

      The software industry is characterized by uncertain and conflicting intellectual property claims and frequent intellectual property litigation, especially regarding copyright, patent and distribution rights. From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. We may receive notices of claims that our products infringe or may infringe these rights. Any litigation to determine the validity of these claims, including claims arising through our contractual indemnification of our clients, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of our management and technical personnel. We cannot provide any assurances that we would prevail in any such litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If this litigation resulted in an adverse ruling, we could be required to:

      o     pay substantial damages;

      o     cease the manufacture, use or sale of infringing products;

      o     discontinue the use of certain technology; or

      o obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms, or at all.

      Although software development companies that we contract with as distributors of their products agree to indemnify us against infringement by their developers of the intellectual property rights of others, it is unlikely that all suppliers will have sufficient funds to completely indemnify us if such a need should arise. Consequently, if it is determined that the software that we distribute infringes upon the intellectual property rights of others, we may be required to withdraw the product from distribution or to spend significant resources to satisfy any such claims, which may not be available at the time of any such determination. Any determination that our software supplier's products infringe upon another's proprietary intellectual property rights may have a material negative impact on our business and results of operations and may require us to cease marketing the infringing products.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 488,263,053 fully diluted shares of common stock shown as outstanding as of October 19, 2004, all shares are, or will be, freely tradable without restriction, unless held by our "affiliates." Our affiliates own 201,279,044 shares of common stock.

      Included in the above number of fully diluted shares are warrants to purchase 265,000 shares of common stock to Cornell Capital and 4,000,000 warrants to Joseph Ulman and Corvette Masters Inc. which if exercised will be exchanged for fully tradable stock.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering subject to rule 144 restrictions to affiliates and insiders. That means that up to 296,108,300 shares of common stock may be sold subject to various rules such as 144 and insider trading restrictions. Such sales may cause our stock price to decline. The officers and directors of the company and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are categorized in groups based on their relationship to ActiveCore. The groups consist of selling shareholders (i) who have acquired shares by providing financing to ActiveCore including converting debts to common shares, (ii) who have acquired shares as a result of acquisition/divestiture activities where the recipient did not become an officer of the Company (iii) who are officers and directors of ActiveCore or those who were shareholders of acquired companies and have become officers of ActiveCore, or officers and directors who have converted debts to common shares, or other officers that acquired shares as a result of employment and (iv) who are other employees or former employees, consultants and professionals who have received shares as a result of their employment or service to the company. A description of each selling shareholder's relationship to ActiveCore and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
                                                      PERCENTAGE OF
                                                       OUTSTANDING
                                       SHARES            SHARES                                         PERCENTAGE OF
                                    BENEFICIALLY      BENEFICIALLY                                   SHARES BENEFICIALLY
                                    OWNED BEFORE      OWNED BEFORE             SHARES TO BE SOLD         OWNED AFTER
       SELLING STOCKHOLDER            OFFERING        OFFERING (1)              IN THE OFFERING          OFFERING(1)
----------------------------------------------------------------------------------------------------------------------------
                      SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH ACTIVECORE TECHNOLOGIES, INC.
----------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners, L.P.            433,889                 *                    433,889(2)             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Joseph Ulman                          1,191,838(3)                *                  1,191,838(3)             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Corvette Masters Inc.                 6,808,162(4)                *                  6,808,162(4)             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
North Atlantic Holdings Ltd             2,000,000                 *                     2,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Berra Holdings Limited                  3,559,520                 *                     3,559,520             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
International Brotherhood of
Electrical Workers - Local 105          4,746,118                 *                     4,746,118             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
SUBTOTAL                               18,739,527             3.84%                    18,739,527             0.0%
                                       ----------             -----                    ----------
----------------------------------------------------------------------------------------------------------------------------
                SHARES ACQUIRED AS A RESULT OF ACQUISITION/DIVESTITURE ACTIVITIES WHERE THE RECIPIENT
                                            DID NOT BECOME AN OFFICER OF THE COMPANY

----------------------------------------------------------------------------------------------------------------------------
Neil Fishenden                          3,500,000           *                           3,500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
James Burnie Conning                      200,000           *                             200,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Potters Limited                        17,661,865          3.6%                        17,661,865             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Hemisphere Finance Limited             17,661,864          3.6%                        17,661,864             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
SUBTOTAL                               39,023,729         7.99%                        39,023,729
                                       ----------         -----                        ----------
----------------------------------------------------------------------------------------------------------------------------
          OFFICERS AND DIRECTORS - SHARES RECEIVED FOR DEBT CONVERSION OR AS A RESULT OF ACQUISITION/DIVESTITURE
                                                ACTIVITIES OR FOR EMPLOYMENT
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Brian MacDonald                        55,376,418         11.3%                     55,376,418(5)             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Peter Hamilton                         51,076,418         10.5%                     51,076,418(6)             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Kevin Birch                            18,679,502          3.8%          -          18,679,502(7)             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Geno Villella                           4,278,261           *                           4,278,261             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Steven Smith                            2,000,000           *                           2,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Stephen Lewis                           2,000,000           *                           2,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
George Theodore and/or 1543772
Ontario Limited                        16,000,000          3.3%                        16,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Kent Emmerson                          15,379,101          3.1%                        15,379,101             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Robert Schieren                        15,379,101          3.2%                        15,379,101             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Anthony James McGurk                   14,360,243          3.0%                        14,360,243             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Chris Champion                          2,000,000           *                           2,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------

----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
                                                     PERCENTAGE OF
                                                      OUTSTANDING
                                       SHARES            SHARES                                         PERCENTAGE OF
                                    BENEFICIALLY      BENEFICIALLY                                   SHARES BENEFICIALLY
                                    OWNED BEFORE      OWNED BEFORE             SHARES TO BE SOLD         OWNED AFTER
       SELLING STOCKHOLDER            OFFERING        OFFERING (1)              IN THE OFFERING          OFFERING(1)
----------------------------------------------------------------------------------------------------------------------------
          OFFICERS AND DIRECTORS - SHARES RECEIVED FOR DEBT CONVERSION OR AS A RESULT OF ACQUISITION/DIVESTITURE
                                                ACTIVITIES OR FOR EMPLOYMENT
----------------------------------------------------------------------------------------------------------------------------
Rhonda Lindsay                            750,000           *                             750,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Terry Durette                           1,000,000           *                           1,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Leslie Sheppard                         1,000,000           *                           1,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
SUBTOTAL                              199,279,044         40.81%                      199,279,044
                                      -----------         -----                       -----------
----------------------------------------------------------------------------------------------------------------------------
                                           EMPLOYEES, CONSULTANTS AND PROFESSIONALS
----------------------------------------------------------------------------------------------------------------------------
Roland Ujj                                666,000           *                             666,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Gerald Campbell                         5,000,000          1.0%                         5,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Rodger Cowan                            4,000,000           *                           4,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
1582579 Ontario Limited                17,000,000          3.5%                        17,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Ron Hikel                               1,000,000           *                           1,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Ismail Essack                             300,000           *                             300,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Yvan Coessens                             150,000           *                             150,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Anthony James McGurk in trust
for the employees of Twincentric
Limited                                 1,000,000           *                           1,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Philip Wattleworth                      1,000,000           *                           1,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Adrian Thompson                           500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Patrick Boydell                           500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Jon Conner                                500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
John Choy                               2,000,000           *                           2,000,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Joe Oliva                                 500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Gerry Vandonkersgooed                     500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Kenneth Ho Ming Leung                     500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Tim Tang                                  750,000           *                             750,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
U Jin Hoo                                 500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Adam Stotts                               750,000           *                             750,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Dan Tripp                                 100,000           *                             100,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Russell Hamilton                          100,000           *                             100,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Nadeen Hawa                               100,000           *                             100,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Valerie Shen                              500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Steve Ariss                               100,000           *                             100,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Jason Azevedo                              50,000           *                              50,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Graham Lowman                             500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
Fredrick Wahrman                          500,000           *                             500,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
SUBTOTAL                               39,066,000         8.0%                         39,066,000             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
              TOTAL                   296,108,300       60.62%                        296,108,300             0.0%
----------------------------------- ---------------- ----------------- --- -- ---------------------- -----------------------
---------------------------------------------------------------------------------------------------------------------------

--------------------
*     Less than 1%.

(1) Applicable percentage of ownership is based on 488,263,053 shares of common stock outstanding as of October 18, 2004 together with securities exercisable or convertible into shares of common stock within 60 days. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of 168,889 shares of common stock, 265,000 shares of common stock underlying a warrant with 15,000 shares having an exercise price of $0.50 per share and 250,000 shares having an exercise price of $0.099 per share.

(3) Consists of 595,919 shares of restricted common stock purchased at the price of $ .015 and a warrant to purchase an additional 595,919 shares of common stock at the price of 0.018 prior to November 30, 2005.

(4) Consists of 3,404,081 shares of restricted common stock purchased at the price of $ .015 and a warrant to purchase an additional 3,404,081 shares of common stock at the price of 0.018 prior to November 30, 2005.

(5) Consists of 23,179,449 previously registered plus 32,196,969 received for debt conversion in 2003 and 2004

(6) Consists of 23,879,449 previously registered plus 27,196,969 received for debt conversion in 2003 and 2004

(7) Consists of 12,037,173 previously registered plus 6,642,329 received for debt conversions in 2003 and 2004

      The following information contains a description of each selling shareholder's relationship to ActiveCore Technologies and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with ActiveCore, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH ACTIVECORE

      o CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit and the former holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with ActiveCore Technology. That transaction is explained below:

      o EQUITY LINE OF CREDIT. In April 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we could, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners paid ActiveCore 92% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock was traded for the 5 days immediately following the notice date. Further, Cornell Capital Partners retained a fee of 3% of each advance under the Equity Line of Credit. In connection with the Equity Line of Credit, Cornell Capital Partners received 3,032,000 shares of common stock, 168,889 shares as a penalty for the late approval of ActiveCore's February 14, 2003 SB-2 filing and warrants to purchase 265,000 shares of common stock as a commitment fee. We are maintaining the registration of the 168,889 shares of common stock originally received by Cornell as a late filing penalty and the warrant consisting of 265,000 shares of common stock with 15,000 shares having an exercise price of $0.50 per share and 250,000 shares having an exercise price of $0.099 per share. We are not seeking additional registration of more shares under the Equity Line of Credit with Cornell Capital Partners, L.P. as we believe that we will be able to finance the Company from other sources of funds.

      o JOSEPH ULMAN AND CORVETTE MASTERS INC. Joseph Ulman and Corvette Masters Inc., a private company controlled by Joseph Ulman, are unaffiliated shareholders. The shareholders purchased 4,000,000 restricted common shares at a price of $0.015 with a warrant attached to purchase an additional number of common shares at a 20% premium to market to expire within 18 months of purchase. Joseph Ulman makes the investment decisions on behalf of himself and Corvette Masters Inc. Under the terms of the share purchase agreement the Company undertook to register both the shares and the warrants at the next submission of a registration statement.

      o NORTH ATLANTIC HOLDINGS LTD. North Atlantic Ltd. is a holding company for Jarvis Ryan, a former trade debt holder of the Company, who converted debt in the amount of $48,000 in February 2004 at $.024 into 2,000,000 restricted common shares. Mr. Jarvis makes the investment decisions for North Atlantic Ltd.

      o BERRA HOLDINGS LIMITED. Berra Holdings provided term financing for the company in the year 2000 and subsequently converted the debt and accrued interest in the amount of $88,988 into 3,559,520 restricted common shares in February 2004 at a price of $.024. Mr. Peter Cochrane makes the investment decisions for the Company.

      o INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL 105. On September 30, 2004 the IBEW converted a term loan previously made to a Canadian subsidiary, ActiveCore Technologies Limited, in the amount of $500,000 in to Series C preferred shares of Activecore
            Technologies Inc.. At the time of the conversion ActiveCore Technologies Limited owed $70,191.77 in accrued interest on the loan. This interest was converted to common shares at the closing share price on September 30, 2004 at $.015 which represented 4,746,118 restricted common shares. Mr. John Grimshaw makes the investment decisions for this union local.

SHARES ACQUIRED AS A RESULT OF ACQUISITION ACTIVITIES

      o NEIL FISHENDEN. In December 2003 the Company purchased the name E-communities UK Limited and certain distribution agreements for the expenseworld product from Mr. Neil Fishenden in a transaction valued at USD 101,500 in which 3,500,000 restricted common shares valued at $0.029 were issued. Mr. Fishenden makes his own investment decisions. The purchase price was fully expensed in the fourth quarter of 2003.

      o JAMES BURNIE CONNING. In June 2004 the Company purchased 50% of the existing common shares of Twincentric Limited from Mr. Conning who was retiring from management of Twincentric. Mr. Conning sold his 50% holding of Twincentric to the Company in exchange for 200,000 common shares valued at $4,875 or $0.024 per share.

      o POTTERS LIMITED AND HEMISPHERE FINANCE LIMITED Effective March 31, 2003 we sold Ignition Entertainment Limited, previously a wholly owned subsidiary of the Company to Potters Limited and Hemisphere Finance Limited. Prior to the sale of Ignition, Potters Limited and Hemisphere in effect acquired all of the shares of IVP that were originally issued to the founding shareholders of Ignition in order that Potters and Hemisphere could pay back to us 11,000,000 shares of IVP as partial payment for the subsidiary. We are registering the original shares less the 11,000,000 share re-payment and subsequent rescission of these 11,000,000 shares in this registration statement. Mr. Faisal Randeree makes the investment decisions for Potters and Mr. S. Khan makes the investment decisions for Hemisphere Finance.

CURRENT AND FORMER OFFICERS AND DIRECTORS

      o BRIAN MACDONALD, PETER HAMILTON, KEVIN BIRCH AND GENO VILLELLA. Mr. MacDonald and Mr. Hamilton are officers and directors of our Company. Mr. Birch was an officer of our Company and Mr. Villella is an employee of our Company. A portion of the shares being registered in this offering on behalf of Messrs. MacDonald, Hamilton, Birch and Villella were issued in connection with the stock purchase agreement between ActiveCore and International Technology Marketing, Inc. As explained elsewhere in this prospectus the reason for acquiring ITM was to obtain the management services of Messrs. MacDonald, Hamilton, Birch, and Villella. Of the 50,000,000 shares provided in consideration for the acquisition of ITM, 20,000,000 were issued in the quarter ended September 30, 2002; 10,000,000 were issued in the quarter ended December 31, 2002 and the remaining 20,000,000 were issued in the quarter ended June 30, 2003. International Technology Marketing Inc. and ActiveCore Technologies completed a stock purchase agreement on September 17, 2001, which was subsequently ratified by a resolution passed at the annual shareholders' meeting held on November 16, 2001. In negotiating the agreement between ITM and ActiveCore it was originally agreed that the 50,000,000 shares would be released upon achievement of milestones for revenue achievement. 30,000,000 of the shares were released in accordance with the original milestone agreement and recorded as "compensation shares" and valued at market as at the last trading day of the quarter in which they were released. In the quarter ended September 30, 2002, 20,000,000 shares became eligible for release and in the quarter ended December 31, 2002, 10,000,000 shares became eligible for release, the shares were valued at the closing price of the shares as at September 30, 2002 and December 31, 2002, respectively, and totaled $5,500,000. This value was recorded as an expense in the financial statements for the year ended December 31, 2002 which greatly increased our operating loss for the fiscal year on a non-cash basis. Following the end of the fiscal year it became apparent to the board of directors that the arrangement whereby milestone attainment would result in additional shares being released at progressively higher share prices actually worked against the interests of shareholders as greater expenses would have been incurred thereby resulting in reduced profits and thereby reduced share prices. The board of directors decided to amend the agreement dated August 17, 2001 to remove the requirement for milestone attainment. In total, Messrs. MacDonald, Hamilton and Birch each received 14,973,913 shares of common stock and Mr. Villella received 4,278,261 shares of common stock in connection with the ITM stock purchase agreement. All of these shares are being registered in this offering having been previously registered under other Form SB-2 filings.

            In addition to the 50,000,000 shares referenced above as a result of the ITM acquisition, ActiveCore is registering 2,000 shares of common stock issued in connection with the acquisition of Springboard Technology Solutions now renamed ActiveCore Technologies Limited our Canadian subsidiary. These shares were issued to Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock in connection with that acquisition, which was consummated on July 1, 2002. The cost of the acquisition was accounted for as $260 which was the market value of the shares at issue date. Messrs. MacDonald, Hamilton and Birch each received 560 shares of common stock. Mr. Villella and Ms. Bullock each received 160 shares of common stock. All of these shares are being registered in this offering.

            In the quarter ended June 30, 2003 Messrs. MacDonald and Hamilton converted debts owed to them by ActiveCore into shares and each was provided with 17,084,976 shares representing conversion of debts at the rate of $0.025 per share. In the quarter ended September 30, 2003, Mr. Birch also converted amounts owed to him by Active Core and received 1,562,700 shares converted at the rate of $0.025 per share.

            In the quarter ended December 31, 2003 Messrs. MacDonald and Hamilton converted debts owed to them by ActiveCore into shares and each was provided with 17,084,976 shares representing conversion of debts at the rate of $0.025 per share. In the quarter ended September 30, 2003, Mr. Birch also converted amounts owed to him by Active Core and received 1,562,700 shares converted at the rate of $0.025 per share.

            In the quarter ended March 31, 2004 Mr. Birch converted debts owed to him by ActiveCore into shares and was issued 2,096,875 shares representing conversion of debts in the amount of $50,325 at the rate of $0.024.

            On April 28, 2004 Messrs. MacDonald and Hamilton converted debts owed to them by ActiveCore into shares. Mr. MacDonald was issued 25,833,333 and Mr. Hamilton was issued 20,833,333 restricted common shares representing conversion of debts of $560,000 at the then share price of $0.012 per share. Each of Messrs. MacDonald, Hamilton, Birch and Villella make their own investment decisions.

      o J. STEVEN SMITH. J. Steven Smith is an independent director of ActiveCore and is the President and CEO of ROH Inc., an Alexandria, Virginia based IT software and services company. As compensation for serving as a director, 1,000,000 shares of common stock vested on the first anniversary of his election to the board of directors and an additional 1,000,000 shares vested on November 1, 2003. Mr. Smith was elected on November 16, 2001. Mr. Smith does not receive any other consideration for his time and attention to ActiveCore Technologies. Mr. Smith makes his own investment decisions.

      o STEPHEN LEWIS. Stephen Lewis is an independent director of ActiveCore and is a self employed consultant and former business owner. As compensation for serving as a director, 1,000,000 shares of common stock vested on first becoming a director of ActiveCore and a second 1,000,000 shares vested on November 1, 2003. Mr. Lewis was named to the board on June 23, 2003. Mr. Lewis is the independent financial expert on our board. Mr. Lewis makes his own investment decisions.

      o GEORGE THEODORE AND 1543772 ONTARIO INC. Effective July 31, 2004 ActiveCore entered into a call agreement with respect to 8,000,000 shares of Infolink Technologies Limited for consideration of 16,000,000 shares of ActiveCore. On September 28, 2004 the Company issued the shares in relation to the call agreement and is holding the shares in safekeeping pending the transaction closing. The shares were valued at $0.015 for a total value of the transaction of $240,000. Mr. Theodore makes his own investment decisions and for 1543772 Ontario Inc.

      o KENT EMMERSON AND ROBERT SCHIEREN. Mr. Emmerson and Mr Schieren were each 50% shareholders of C Comm Network Corporation which was acquired by Activecore on May 6 2004. The Company valued the shares at $461,962 or $0.015 per share. Both of Messrs. Emmerson and Schieren continue to be employed in executive positions in the ActiveCast division. Each of Messrs. Emmerson and Schieren make their own investment decisions.

      o ANTHONY JAMES MCGURK. Mr. McGurk was a 50% shareholder of Twincentric together with Mr. Conning. Twincentric Mr McGurk continues as managing director of the UK subsidiary of Twincentric. The Company valued the shares at provided to Mr. McGurk at $350,000 or $0.024 per share. Mr McGurk makes his own investment decisions.

      o CHRIS CHAMPION. Mr. Chris Champion is employed in our UK subsidiary office as managing director of ActiveCore Technologies UK Limited. In January 2004 he was issued 1,000,000 restricted common shares valued at $.027 which are subject to forfeiture over the first 12 months of his employment. As a reward for the excellent results achieved since joining the company Mr. Champion was issued an additional 1,000,000 restricted shares on September 28, 2004 valued at $0.015 which are being recognized as an expense over the next four quarters. Mr. Champion makes his own investment decisions.

      o RHONDA LINDSAY. Ms. Rhonda Lindsay was appointed VP US operations for MDI Solutions in September 2003 following purchase of certain assets of SCI Healthcare and was allocated shares as an employment incentive. The company issued 500,000 restricted common shares valued at 0.031. In February 2004 the company issued a further 250,000 restricted common shares valued at $0.024. The expenses related to these shares are being recognized over 4 quarters. Ms. Lindsay makes her own investment decisions.

      o TERRY DURETTE. Mr. Terry Durette was appointed as VP North American Sales and Operations for MDI solutions in January 2004 and was issued 1,000,000 restricted common shares which are subject to forfeiture over the first 12 months of his employment. The shares were valued at $.024 for a total consideration of $24,000 which is being recognized over 4 quarters. Mr. Durette makes his own investment decisions.

      o LESLIE SHEPPARD. Ms. Leslie Sheppard was appointed VP Business Development in January, 2004 and was provided with 1,000,000 common shares which are subject to forfeiture over the first 12 months of his employment. The shares were valued at $0.024 for a total consideration of $24,000 which is being recognized over 4 quarters. Ms. Sheppard makes her own investment decisions.

EMPLOYEES, CONSULTANTS AND PROFESSIONALS

      o ROLAND UJJ. In July 2004 ActiveCore purchased a limited source code licence to certain proprietary software for mass broadcasting of faxes from the developer Roland Ujj. Mr. Ujj works on an occasional basis for ActiveCore as a software developer. Mr. Ujj elected to take the consideration of $10,000 in the form of restricted common shares of the Company. On September 28, 2004 the company issued 666,000 restricted shares valued at $10,000 to Mr. Ujj. Mr. Ujj makes his own investment decisions.

      o JOHN CHOY. Mr. John Choy was employed by the company on July 14, 2004 and was issued 2,000,000 common shares. The shares were valued at $0.012 per share for a total consideration of $24,000. Mr. Choy makes his own investment decisions.

      o GERALD CAMPBELL. In June, 2003 the company entered into a one year consulting contract with Mr. Campbell with respect to cell phone games and other web based entertainment software. Mr. Campbell was issued 5,000,000 shares of restricted common shares valued at $0.025 or $125,000. Mr. Campbell makes his own investment decisions.

      o RODGER COWAN. In July 2003, Mr. Rodger Cowan was employed as a consultant for one year in the field of medical data integration. Mr Cowan was issued 4,000,000 restricted common shares valued at $.024 per share valued at $96,000. Mr. Cowan makes his own investment decisions.

      o 1582579 ONTARIO LIMITED. In January 2004, the company entered into a consulting agreement for a term of 12 months with 1582579 Ontario Limited, an unrelated entity, and paid a deferred consulting fee which is being expensed over four quarters. Consideration of 5,000,000 restricted common shares valued at $0.024 will be paid. In September, 2004, 1582579 Ontario Limited was again engaged as a consulting firm to provide sales, strategic and acquisition related services for the company. 1582579 Ontario Limited was issued 12,000,000 restricted common shares valued at $.015 or $180,000. Joseph Ulman makes the investment decisions for the company. 1582579 Ontario Limited has signed a letter acknowledging that the Company will retain the shares in safekeeping pending completion of both consulting contracts.

      o RON HIKEL. In May, 2004 Mr. Ron Hikel was engaged as a consultant to provide advice and assistance in the healthcare field to our MDI Solutions division. Mr. Hikel was issued 1,000,000 restricted common shares valued at $.015 for a value of $15,000. Mr. Hikel makes his own investment decisions.

      o ISMAIL ESSACK. In March 2003 Ismail Essack, a former employee of ActiveCore Technologies was provided with 300,000 shares of restricted stock for services related to the divestiture of Ignition Entertainment in March 2003. Mr. Essack's shares were valued .025 for $7,500. Mr. Essack makes his own investment decisions.

      o YVAN COESSENS. In July 2004 Mr Coessens received 150,000 shares valued at .015 as compensation for investor relations activities in Europe. Mr. Coessens is located in Belgium and assists with translation of information between English and several European languages. Mr. Coessens makes his own investment decisions.

      o ANTHONY JAMES MCGURK IN TRUST FOR THE EMPLOYEES OF TWINCENTRIC LIMITED. As part of the acquisition of Twincentric Limited the company provided for existing employees of Twincentric to be given shares in the acquiring entity. Activecore issued 1,000,000 shares valued at $0.024 or $24,000 as retention bonuses. The shares will be issued to specific employees in December 2004.

      o PHILIP WATTLEWORTH. In January 2004 we issued 1,000,000 restricted common shares to Philip Wattleworth an employee in our UK office. The shares were valued at $0.027 for a value of $27,000. Mr. Wattleworth makes his own investment decisions.

      o ADRIAN THOMPSON. In February 2004 we issued 500,000 restricted common shares to Adrian Thompson then an employee in our UK office. The shares were valued at $0.024 for a value of $27,000. Mr. Thompson makes his own investment decisions.

      o PATRICK BOYDELL, JON CONNER, JOE OLIVA, GERRY VANDONKERSGOOED. In May 2004, Patrick Boydell, Jon Conner, Joe Oliva, Gerry Vandonkersgooed joined the Company as consultants to its Activecast division. In May 2004 the Company issued shares valued at $.015. These employees have signed a letter allowing the Company to retain the shares in safekeeping pending completion of their 12 months of service. Each of Messrs. Boydell, Conner, Oliva and Vandonkersgooed make their own investment decisions.

      o KENNETH HO MING LEUNG, TIM TANG, U JIN HOO, ADAM STOTTS, DAN TRIPP, RUSSELL HAMILTON, NADEEN HAWA AND VALERIE SHEN. In 2003 and 2004 Kenneth Ho Ming Leung, Tim Tang, U Jin Hoo, Adam Stotts, Dan Tripp, Russell Hamilton, Nadeen Hawa and Valerie Shen were employees in the Company's Canadian operations in development, administration, marketing and technical services. In August 2003 and May 2004 the company issued shares valued at between $0.025 to $.015 to these employees. The Company is recognizing the expense over the four quarters following each employee's share issuance. All shares which have been earned are being retained in safekeeping pending completion of their 12 months of service. Each of these employees make their own investment decisions.

      o STEVE ARISS, JASON AZEVEDO, GRAHAM LOWMAN, AND FREDRICK WAHRMAN. Steve Ariss, Jason Azevedo, Graham Lowman, and Fredrick Wahrman are all former employees or contractors for the Company who have left and are now employed by SilverBirch Studios, the Company's former cell phone game development operation. Shares were provided in 2003 and have been fully expensed in prior periods. The shares were valued between $0.18 and $0.025 at the time of issuance.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. The bulk of the shares being registered under this filing relates to shares received by former shareholders of companies acquired by ActiveCore, by former shareholders of companies acquired by ActiveCore who are now managers and employees of ActiveCore, by shareholders who have converted debts into equity, and by employees and consultants who have received shares as compensation for services rendered.

      In addition to the sellers described above, Cornell Capital Partners holds warrants to purchase 265,000 shares of common stock, which shares continue to be registered in this offering following an initial registration in February 2002 and a subsequent registration in December 2003. Of that total, warrants to purchase 15,000 shares have an exercise price of $0.50 per share and warrants to purchase 250,000 shares have an exercise price of $0.099 per share. If all warrants were exercised, then ActiveCore would receive net proceeds of $32,250 from such exercise. Any proceeds received upon issuance of outstanding warrants will be used for general working capital purposes.

      In addition Joseph Ulman and Corvette Masters Inc. hold warrants to purchase 595,919 and 3,404,081 shares respectively. All of the warrants have an exercise price of $0.018 per share. If all the warrants were exercised, then ActiveCore would receive net proceeds of $72,000 from such exercise. Any proceeds received upon issuance of outstanding warrants will be used for general working capital purposes.

                                    DILUTION

      There is no additional dilution of the Company as a result of this filing.

      We expect to incur expenses of approximately $10,000 in connection with this registration, consisting primarily of professional fees.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay the entire expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The offering expenses consist of: a SEC registration fee of $494.31, printing expenses of $1,000, accounting fees of $1,000, legal fees of $7,000 and miscellaneous expenses of $505.69. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of IVP Technology operating under the registered name ActiveCore Technologies Inc. and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements." For an overview of the Company please see the section entitled Description of the Business which follows this section.

BUSINESS OVERVIEW

      IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. ("ActiveCore" or the "Company") is a Nevada registered Company with its head office in Toronto, Ontario and operations in Tampa, Florida and Witney, near Oxford, UK. The Company operates within the enterprise software and services market in a sector that includes a group of vendors of software and services that sell and install "Smart Enterprise Suites" and related products.

      ActiveCore's products provide data integration, migration, portal, content management and outbound messaging. This gives ActiveCore the capability to provide effective, efficient and economical data integration and migration services for clients seeking to capture data and deploy or broadcast information to stakeholders and customers without wholesale changes to their existing systems. ActiveCore's products allow our clients to extend the functions of their current data systems, often called back office systems, by using our core XML integration product, ActiveLink, to web portals or to reach out to customers via mobile devices to bring data into, or to export data from, their organizations. ActiveCore terms this approach "Enabling a Smart Enterprise". By concentrating on data integration as the core product and service offering, the company has then been able to develop "vertical" and "specific" product and service offerings for various industries and for specific applications such as ActiveCast for "outbound corporate broadcasting" or in the case of our MDLink vertical application for healthcare integration services.

      In general the Company develops, sells and implements its own and third party software and provides outsourced integration and IT services for organizations in financial services, government, and education, insurance and healthcare. Software and services provided by the Company enable our customers to quickly integrate and extend the functionality of their current systems and data bases so that they can reach new markets in new ways or to improve internal and external processes. We do this by assisting our customers to integrate to existing applications and data and then using web portal or other communications technology, such as wireless, land line, VPN, or network services, to allow our customers to "take in" new data from the field or "broadcast out" data through such technologies as text messaging, SMS, MMS, Fax, web broadcast, voice casting or other communication means.

      ActiveCore has also set up a "service bureau" operation under the product identity "ActiveCast" whereby it offers broadcast services to customers on an outsourced basis using its own internal installation of ActiveLink and DynaPortal. In May 2004 we acquired C Comm Network Corporation which provides us with the infrastructure to generate revenue from this area of our operations. We are actively increasing the scope and revenue earning capacity of that operation by investing in fixed assets and personnel to grow the revenue and client base. We are also concurrently searching for potential acquisition candidates that can expand our communications infrastructure and the range of products and services that the Company can offer within the context of the Smart Enterprise Suite and broadcast services. In this area of operations we compete with such companies as Infolink Technologies Limited in Canada and J2 Global Communications, Inc., Xpedite Corporation, Plumtree Corporation and Vignette Corporation in North America and Europe.

      In June 2004 we also acquired 100% of the outstanding shares of Twincentric Limited which is a products and services company aimed at the AS 400 and Bull Computer data integration and migration market. Twincentric has a broad range of customers in North America and Europe. We are actively supporting the marketing of Twincentric's products, primarily "Net.Visual" into the North American market, while Twincentric will be assisting ActiveCore in its marketing of ActiveLink into the European market. Following the acquisition of Twincentric ActiveCore closed its London city office and moved to Witney, UK.

      In addition to the foregoing, we have also made an equity investment in one other Company. The investment is a 5% equity stake in e-pocket Inc., which is a private Company headquartered in Canada. e-Pocket has developed a digital cash software solution for banks, merchants and consumers for web based purchasers primarily for micro-payments, defined as payments under $10.00. e-Pocket is a development stage Company that expects to have its first trial operation commence by year-end 2004 between a number of merchants and several banks. E-Pocket and ActiveCore have also signed a development agreement whereby ActiveCore will develop the code for e-pocket's micro-payments software based on mobile phones.

      ActiveCore also holds a 5% residual interest in SilverBirch Studios Limited. In February 2004, the Company sold to SilverBirch its cell phone game and web based resale site constructed by Activecore in 2003 and early 2004.

RESULTS OF OPERATIONS

      SIX MONTHS ENDED JUNE 30, 2004 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 2003

      REVENUES. During the six months ended June 30, 2004, we generated $1,300,027 in revenue from the sale of products and services versus $231,009 in revenue from product and services in the same six month period ended June 30, 2003. From a revenue source perspective in the first half of fiscal year 2004 sales of software products accounted for approximately 60% of sales and while approximately 40% of revenues were services related. In the six months ended June 30, 2003, all of the revenue was generated from services work and product installation chiefly by the company's MDI group. In the six month period ended June 30, 2004 we accounted for the discontinued operations of SilverBirch Studios operations as at February 29, 2004 whereas in the six months ended June 30, 2003 the Company accounted for the divestiture of Ignition Entertainment as discontinued operations with effect from April 1, 2003. No revenue from Ignition UK was included in the results for the three months ended June 30, 2003 and there was no revenue from SilverBirch Studios in the period ended June 30, 2004. During the second quarter of 2003 revenue from the MDI group was down substantially from what was expected as a result of the SARS outbreak in Toronto which constrained revenue earning opportunities within existing hospital contracts and in terms of expansion of operations to other health care units in the US and Canada primarily due to restrictions on travel and a general apprehension over SARS amongst various health care facilities.

      COST OF SALES. Cost of sales for the six month period ended June 30, 2004 was $398,607 which consisted of wages paid to consulting services staff, third party royalty charges, distribution costs and amortization of acquisition costs of the MDI customer list and for the Company's acquisition of the source code to XML Connector. In the period ended June 30, 2003 cost of sales was $287,120. The principal cost of sales items in the first half of 2003 consisted of amortization of the Classifier software license of $89,202 and third party product costs. As a result of the cost of sales components elaborated above the June 30, 2004 six month period led to a positive gross margin of $901,420 versus a negative gross margin of $56,111 in the six months ended June 30, 2003. This trend towards high gross margins is expected to continue as the Company expands its software and services sales efforts in the US and Europe.

      OPERATING EXPENSES. Total operating expenses for the six months ended June 30, 2004 were $1,478,129 versus $1,582,605 in the six months ended June 30, 2003. After expenses the Company recognized a loss on operations of $576,709 in the six months ended June 30, 2004 versus a loss from operations of $1,638,716 in the quarter ended June 30, 2003.

      The largest components of first half 2004 fiscal year expenses and of first half 2003 fiscal year operating expenses were related to stock based compensation, consulting fees, salaries and wages, legal and accounting and other general and administration expenses. These expenses are discussed below.

      In the six months ended June 30, 2004 the Company expended $646,174 in salaries and wages versus $235,974 in the six months ended June 30, 2003. In the 2004 period staff counts were higher as a result of the acquisition of C Comm Network Corporation, Twincentric Limited and the hiring of new staff in the corporate broadcasting/ActiveCast division as well as a almost a full 6 months operations for the UK office. In the six months ended June 30 2003 all of the wage costs were incurred in our Canadian office as none of the other acquisitions had been completed and we had not yet acquired our US MDI Solutions staff. Salaries and wages in both periods represent the cost of developers, administration and sales and marketing staff except for certain contractors who are shown as consulting costs. Salaries and wages include costs of all group insurance and various government programs.

      In the six months ended June 30, 2004 we incurred costs of $115,006 related to the pro-rata amortization of employee and consultant stock issuances for bonuses, stock incentives and regular compensation. In the six months ended June 30, 2003 the company incurred stock compensation expense of $656,922 which included $540,000 expensed due to the acceleration of release of 20,000,000 shares that were formerly part of the acquisition terms of ITM in September 2001. Under the original ITM purchase agreement stock was to be released to the managers of ITM as sales revenue targets were met - at the time the original agreement was made it was anticipated by both the former directors of IVP and the owners of ITM that the stock issued in exchange for ITM acquisition would have been valued as at the date of the agreement and accounted for as a large goodwill value on the balance sheet. However during the Company's prolonged initial SB-2 approval process it was determined that the common stock needed to be accounted for as at the quarter end in the each of the quarters where the original sales revenue targets were achieved. In practice this meant that regardless of how successful the Company was in achieving increased sales, and regardless of how well the share price responded to the increased revenue, the Company was likely to record large losses based on the valuation of the share releases at the time the revenues were recognized. In addition the recording of higher share compensation values was acting as a disincentive for management since management were likely to be taxed on the increased value of the stock received as it was being recognized as income rather than a one time capital gain over the original purchase price of the equity purchase in ITM. The other stock based compensation included in the June 30, 2003 figures consisted of payments of $63,500 related to director's fees for the 2003 year and $125,000 related to an upfront payment to a consultant for 2003.

      Consulting fees for the six months ending June 30, 2004 were $161,964 versus $93,930 in the second half ended June 30, 2003 and reflect the cost of several contractors who are paid as consultants in the ActiveCast and other divisions.

      Legal and accounting expenses in the six months ended June 30, 2004 were $163,455 which was higher than the $153,834 recorded in the six months ended June 30, 2003. The higher expense in the second half of 2004 reflects the full cost of the annual audit and submission of both the 10K for the fiscal year ended December 31, 2003 and the 10Q for the first quarter of 2004.

      For the six months ended June 30, 2004 we incurred General and Administrative expenses of $377,216 as opposed to $392,515 in the six months ended June 30, 2003. During the second quarter 2004 we relocated our Canadian offices from 2275 Lakeshore Boulevard and took on additional space at 156 Front Street West, Toronto. In addition we also moved our UK offices from London to Witney to merge our UK office into Twincentric's space. In the second half ended June 30, 2003 the largest component of G & A was a write down of commitment fees on the equity line of credit and the cost associated with the retention of Hawk Associates as the company's investor relations firm. Hawk had been retained at a rate of $7,000 per month in addition to a one time 2,000,000 unregistered stock grant which was expensed during the second quarter of 2003.

      In the six months ended June 30, 2004 the Company incurred depreciation charges of $6,684 on equipment versus $18,722 in the six months ended June 30, 2003. These charges were related to primarily computer equipment in use in the company's offices in Canada and the UK.

LOSS FROM OPERATIONS

      As a result of the items specified above, the Company improved its operational results for the six months ended June 30, 2004 with a loss from operations of $576,709 versus a loss of $1,638,716 in the six months ended June 30, 2003.

OTHER INCOME/EXPENSES

      In the six months ended June 30, 2004 the Company earned $29,976 in interest from the secured promissory note that resulted from the divesture of SilverBirch Studios Inc. In the corresponding quarter ended June 30, 2003 the company earned $6,497 from bank sources.

      In the six months ended June 30, 2004 the Company expended $70,576 in financial interest which was significantly lower than the $227,130 expensed in the first half ended June 30, 2003. In the six months ended June 30, 2003 the Company incurred imputed interest charges related to the Equity Line of Credit and interest costs on the Berra term loan whereas the interest in the first half of 2004 primarily consisted of interest accrued on the IBEW loan.

      Foreign exchange losses were $17,931 in the first six months ended June 30, 2004 versus a gain of $14,074 in the first six months ended June 30, 2003 as a result of the decline of the US dollar in terms of the UK pound and the Canadian dollar.

DISCONTINUED OPERATIONS

      In the six months ended June 30, 2004 the Company recorded a loss from discontinued operations of $128,586 related to the sale of SilverBirch Studios which was offset by a gain on the sale of $731,333. In the six months ended June 30, 2003 the Company recorded a net loss from discontinued operations from the sale of Ignition Entertainment Limited of $733,123 which was offset by a gain on the sale of $2,396,009.

      As a result of the sale of the discontinued operations in both six month periods the company recorded a loss of $30,493 for the six months ended June 30, 2003 versus a loss of $182,389 in the six months ended June 30, 2003. In both six month periods the earnings per share were nil.

      THREE MONTHS ENDED JUNE 30, 2004 COMPARED WITH THE THREE MONTHS ENDED JUNE 30, 2003

      REVENUES. During the three months ended June 30, 2004, we generated $1,105,532 in revenue from the sale of products and services versus $82,300 in revenue from product and services in the same three month period ended June 30, 2003, a rise of 1,343% period over period. From a revenue source perspective in the second quarter of fiscal year 2004 sales of software products accounted for approximately 75% of sales and while approximately 25% of revenues were service related. In the three months ended June 30, 2003, $82,300 of revenue was generated from services work and product installation chiefly by the company's MDI group. In the three month period ended June 30, 2004 there were no discontinued operations whereas in the three months ended June 30, 2003 the Company accounted for the divestiture of Ignition Entertainment as discontinued operations with effect from April 1, 2003. No revenue from Ignition UK was included in the results for the three months ended June 30, 2003. During the second quarter of 2003 revenue from the MDI group was down substantially from what was expected as a result of the SARS outbreak in Toronto which constrained revenue earning opportunities within existing hospital contracts and in terms of expansion of operations to other health care units in the US and Canada primarily due to restrictions on travel and a general apprehension over SARS amongst various health care facilities.

      COST OF SALES. Cost of sales for the three month period ended June 30, 2004 was $362,596 which consisted of wages paid to consulting services staff, third party royalty charges, distribution costs and amortization of acquisition costs of the MDI customer list and for the company's acquisition of the source code to XML Connector. In the period ended June 30, 2003 cost of sales was $93,207. The principal cost of sales items in the second quarter 2003 consisted of amortization of the Classifier software license of $89,202. As a result of the cost of sales components elaborated above the June 30, 2004 three month period led to a positive gross margin of $742,936 versus a negative gross margin of $10,907 in the three months ended June 30, 2003. This trend towards high gross margins is expected to continue as the Company expands its software sales efforts in the US and Europe.

      OPERATING EXPENSES. Total operating expenses for the three months ended June 30, 2004 were $688,538 versus $1,126,570 in the three months ended June 30, 2003. After expenses the Company recognized a gain on operations of $54,398 in the three months ended June 30, 2004 versus a loss from operations of $1,137,477 in the quarter ended June 30, 2003.

      The largest components of second quarter 2004 fiscal year expenses and of second quarter fiscal year 2003 operating expenses were related to stock based compensation, consulting fees, salaries and wages, legal and accounting and other general and administration expenses. These expenses are discussed below.

      In the three months ended June 30, 2004 the Company expended $183,074 in salaries and wages versus $157,573 in the three months ended June 30, 2003. In the 2004 period staff counts were higher as a result of the acquisition of C Comm Network Corporation, Twincentric Limited and the hiring of new staff in the corporate broadcasting/ActiveCast division as well as a first full quarter's expenses for the UK operation. In the three month's ended June 30 2003 all of the wage costs were incurred in our Canadian office as none of the other acquisitions had been completed and we had not yet acquired our US MDI Solutions staff. Salaries and wages in both periods represent the cost of developers, administration and sales and marketing staff except for certain contractors who are shown as consulting costs. Salaries and wages include costs of all group insurance and various government programs.

      In the three months ended June 30, 2004 we incurred costs of $56,618 related to the pro-rata amortization of employee and consultant stock issuances for bonuses, stock incentives and regular compensation. In the quarter ended June 30, 2003 the Company incurred stock compensation expense of $656,922 which included $540,000 expensed due to the acceleration of release of 20,000,000 shares that were formerly part of the acquisition terms of ITM in September 2001. Under the original ITM purchase agreement stock was to be released to the managers of ITM as sales revenue targets were met - at the time the original agreement was made it was anticipated by both the former directors of IVP and the owners of ITM that the stock issued in exchange for ITM acquisition would have been valued as at the date of the agreement and accounted for as a large goodwill value on the balance sheet. However during the company's prolonged initial SB-2 approval process it was determined that the common stock needed to be accounted for as at the quarter end in the each of the quarters where the original sales revenue targets were achieved. In practice this meant that regardless of how successful the company was in achieving increased sales, and regardless of how well the share price responded to the increased revenue, the company was likely to record large losses based on the valuation of the share releases at the time the revenues were recognized. In addition the recording of higher share compensation values was acting as a disincentive for management since management were likely to be taxed on the increased value of the stock received as it was being recognized as income rather than a one time capital gain over the original purchase price of the equity purchase in ITM. The other stock based compensation included in the June 30, 2003 figures consisted of payments of $63,500 related to director's fees for the 2003 year and $125,000 related to an upfront payment to a consultant for 2003.

      Consulting fees for the three months ending June 30, 2004 were $83,572 versus $45,256 in the second quarter ended June 30, 2003 reflect the cost of several contractors who are paid as consultants in the ActiveCast division.

      Legal and accounting expenses in the three months ended June 30, 2004 were $137,358 which was higher than the $57,996 recorded in the three months ended June 30, 2003. The higher expense in the second quarter reflects the full cost of the annual audit and submission of both the 10K for the fiscal year ended December 31, 2003 and the 10Q for the first quarter of 2004. Legal and audit expense for the six months ended June 30, 2004 was slightly higher at $163,455 versus $153,834 in the six month period ended June 30, 2003.

      For the three months ended June 30, 2004 we incurred General and Administrative expenses of $218,885 as opposed to $198,470 in the quarter ended June 30, 2003. During the second quarter 2004 we relocated our Canadian offices from 2275 Lakeshore Boulevard and took on additional space at 156 Front Street West, Toronto. In addition we also moved our UK offices from London to Witney to merge our UK office into Twincentric's space. In the second quarter ended June 30, 2003 the largest component of G & A was a write down of commitment fees on the equity line of credit and the cost associated with the retention of Hawk Associates as the company's investor relations firm. Hawk had been retained at a rate of $7,000 per month in addition to a one time 2,000,000 unregistered stock grant which was expensed during the second quarter of 2003.

      In the quarter ended June 30, 2004 the Company incurred depreciation charges of $8,651 on equipment versus $10,353 in the quarter ended June 30, 2003. These charges were related to primarily computer equipment in use in the company's offices in Canada and the UK.

OTHER INCOME/EXPENSES

      In the quarter ended June 30, 2004 the Company earned $22,481 in interest from the secured promissory note that resulted from the divesture of SilverBirch Studios Inc. In the corresponding quarter ended June 30, 2003 the company earned $1,354 from bank sources.

      In the quarter ended June 30, 2004 the Company expended $37,344 in financial interest which was significantly lower than the $148,778 expensed in the second quarter ended June 30, 2003. In the second quarter ended June 30, 2003 the company incurred imputed interest charges related to the Equity Line of Credit and interest costs on the Berra term loan.

      Foreign exchange losses were $15,667 in the second quarter ended June 30, 2004 versus a gain of $1,006 in the second quarter ended June 30, 2003 as a result of the decline of the US dollar in terms of the UK pound and the Canadian dollar.

INCOME (LOSS) FROM OPERATIONS

      As a result of the items specified above, the Company made its first gain from operations of $54,398 versus a loss of $1,137,477 in the second quarter ended June 30, 2003.

DISCONTINUED OPERATIONS

      In the quarter ended June 30, 2004 the Company recorded a small gain on discontinued operations of $1,983 related to adjustments to the sales price on the divestiture of SilverBirch Studios. In the second quarter ended June 30, 2003 the company recorded a net gain on discontinued operation from the sale of Ignition Entertainment Limited of $2,396,009.

      As a result of the adjustment to the divestiture price of SilverBirch Studios of $1,983 and the profit on operations the company recorded a net income of $25,851 in the second quarter of 2004 versus a net income of $1,112,114 for the quarter ended June 30, 2003. For the quarter ended June 30, 2004 the earnings per share was $0.00 versus earnings per share of $0.01 in the quarter ended June 30, 2003 after the impact of discontinued operations.

      TWELVE MONTHS ENDED DECEMBER 31, 2003 COMPARED WITH THE TWELVE MONTHS ENDED DECEMBER 31, 2002

      The financial results examined below for both the fiscal year ended December 31, 2002 and for December 31, 2003 exclude any results from Ignition Entertainment Limited, our former UK based subsidiary, which was a video games developer and distributor which is recorded as a discontinued operation in both fiscal years. Costs related to our internal the mobile games and ring tone group are included in the fiscal 2003 results.

      REVENUES. During the twelve months ended December 31, 2003, we generated $612,953 in revenue in comparison to revenue of $314,063 in the 2002 fiscal year. From a revenue source perspective in 2003, $252,156 in revenue came from MDI related business, recognizable in the year, while the remaining revenue came from data solutions products and services. Revenue from mobile game downloads was only $354 in the 2003 year. In the fiscal year ended December 31, 2002, $117,114 resulted from sales of MDI and data solution products and services and $196,949 was generated by our U.S. distribution arm ActiveCore d.b.a. Ignition USA.

      COST OF SALES. Cost of sales was $536,579 for the twelve months ended December 31, 2003 versus $1,678,816 in 2002. The principal cost of sales items in 2003 consisted of direct labor and related costs of $108,708 for MDI personnel, $10,305 third party software publisher costs and $395,407 of amortization of software license fees related to the Company's distribution license for classifier and I-Bos. In the fiscal 2002 year, product costs were $68,115, consisting of publisher fees and production and sales costs in the US operation of $26,985, and purchases of third party hardware and software of $41,130 in ActiveCore Technologies Limited, the Canadian subsidiary. In addition, the Company recorded amortization of prepaid licenses of $1,358,899 related to ActiveCore's Classifier(TM) and I-Bos(TM) distribution and license agreement, and product development costs of $251,796 incurred in the US operation. The result of the cost of sales components elaborated above led to a positive gross margin in fiscal 2003 of $76,374 versus a negative gross margin of $1,364,753 in the previous fiscal year ended December 31, 2002. The trend of positive gross margins is expected to continue in future years.

      OPERATING EXPENSES. Total operating expenses from continuing operations for the twelve months ended December 31, 2003 were $3,515,175 versus expenses from continuing operations of $7,964,746 in the fiscal year ended December 31, 2002. As a whole we believe that operating expenses in 2004 will be about the same or lower as fiscal 2003.

      SALARIES AND WAGES. In the fiscal 2003 year salaries and wages were much higher as compared to fiscal 2002. The largest component of operating expenses was related to salaries and wages of $1,014,787 of which $894,146 related to the Canadian subsidiary. These included the cost of development of mobile games, ring tones, Zorro and the recess games web site and $105,641 which consisted of $29,000 recorded to signing bonuses for the staff in the United Kingdom, $32,962 for US MDI salaries and $43,679 related to staff expenses in our former Chicago office. In 2002 salaries and wages were $221,141 primarily consisting of costs of the Chicago office and lower Canadian operation costs as a result of only 6 months of costs associated with ActiveCore Limited, formerly Springboard Technology Solutions Inc. which was merged with ActiveCore in July 2002. Salaries and wages include costs of all group insurance and various government programs.

      STOCK BASED COMPENSATION. In the fiscal year ended December 31, 2003, the Company expensed $824,654 in stock based compensation primarily consisting of $540,000 for the 20,000,000 shares accorded to management as a result of the acceleration of the ITM merger agreement, details of which are disclosed in the acquisitions and divestitures heading elsewhere in this prospectus. In the fiscal year ended December 31, 2002 the Company accounted for $5,500,000 in stock for the 30,000,000 shares released in 2002 from milestones achieved in the original ITM purchase and sale agreement. Additional stock based compensation in the fiscal 2003 statements include $39,524 in directors fees and $245,130 related to stock paid in lieu of salaries for certain management members.

      CONSULTING FEES. In fiscal 2003 we paid $191,131 in consulting fees versus $688,235 in the fiscal year 2002. In fiscal 2003 actual cash of $4,282 was paid out to personnel who bill out as consultants and $186,849 was paid in the form of stock. These fees were paid to consultants involved in sourcing additional games for our mobile games group and assistance in sourcing additional healthcare products and contracts. Additional details are located in the section entitled consultants in this prospectus. In the fiscal 2002 year we paid out consulting fees of $46,543 for ActiveCore Technologies Limited, the Canadian subsidiary, for certain staff employed in operating capacities who bill as consultants, and $641,692 at the ActiveCore level of which $250,000 ((pound) 172,000) related to the share conversion value of Devonshire's strategic marketing contract, and $161,158 represented payments of cash and shares to ActiveCore's officers and directors specifically $60,933 to Brian MacDonald, President and CEO, in the form of accrued salary; $15,226 to Peter Hamilton, the SVP Corporate Development, in the form of accrued salary and $85,000 which was represented by 500,000 shares valued at $.17 cents as stock based compensation to J. Stephen Smith, our independent director. In the case of Messrs. MacDonald and Hamilton the bulk of the salaries listed above has been accrued and not paid.

      LEGAL AND ACCOUNTING. In the fiscal year ended December 31, 2003 we incurred expenses of $375,162 for accounting and legal fees compared to $420,781 in the fiscal year ended December 31, 2002. Of the 2003 expenses $25,392 was paid for auditing and accounting at the Canadian subsidiary level while $349,769 was paid at the parent Company level consisting of $211,595 for accounting and auditing and $137,874 for legal expenses. In the fiscal year ended December 31, 2002 we spent, at the parent Company level, $399,714 for legal and accounting, while the Canadian subsidiary expensed $21,065. In both years the expenses related to the high cost of remaining a public Company in today's regulatory environment. SB-2 registration statement were filed in both years, however expenses in 2003 were slightly lower as the costs associated with upgrading the Company's financial controls and reporting was chiefly borne in 2002 following the change of management at the beginning of 2002. We anticipate spending approximately the same amount in 2004 as we did in 2003 as the requirements of the Sarbanes-Oxley Act and other changes to the audit and accounting environment have greatly increased the cost of remaining a public company.

      MANAGEMENT FEE. In the fiscal year 2003 there were no expenses associated with management fees versus $53,040 in fiscal year 2002. In 2002 ActiveCore paid to Springboard technology $53,040 for the salaries for managers Kevin Birch, Geno Villella and Sherry Bullock for the period of time, 6 months, while Springboard was not a subsidiary of ActiveCore. Springboard became a subsidiary in July 2002.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and Administrative expenses increased year over year from $378,599 in the fiscal year ended December 31, 2002 to $872,327 in the fiscal year ended December 31, 2003.

      In 2003 the largest components of G&A expenses related to a write off of $197,800 for previously non-amortized finance commitment fees, $203,133 in financing commissions, $176,661 in investor relations expenses and a write off of future tax assets of $91,146 all at the parent Company level. The contract to Hawk Associates for investor relations was cancelled early in 2004 and these expenses are not expected to be recurring. At the Canadian subsidiary level $145,536 was recorded to G&A of which the largest expenses were $57,051 to rent and occupancy expenses and $24,275 to advertising and promotion expenses. In the fiscal year end 2002 the Company incurred general and administrative expenses of $340,387 at the parent Company level of which the largest components consisted of the following: $133,795 in finance commitment fees, $63,235 in fees and licenses, $28,481 in rental and infrastructure charges, $87,530 in travel and lodging primarily as a result multiple locations in the UK and the USA, $5,286 for investor relations including press releases and $4,178 for website expenses.

      In 2002 the Chicago office cost the Company $15,689 in general rent and other expenses including travel in 2003 until sold to Ignition in March 2003, the Chicago office cost $15,070. The Canadian operation for the six months commencing July 1, 2002 until the end of December, 2002 cost the Company $38,212 in total including all rent, taxes, communication and business promotion.

      FINANCIAL ADVISORY FEES. In the fiscal year ended December 31, 2003 the Company expensed $67,864 in financial advisory fees of which $1,192 was paid to the transfer agent and $66,672 was paid to a combination of Wayne Danson of Danson and Associates, Sonny Goldstein and Snider Financial Group, the later two for assistance in arranging the first tranche of a planned 2,000,000 term debt financing. In 2002 the Company also expensed $166,275 in financial advisory fees of which $165,000 pertained to fees earned by Danson Associates for assistance in the registration process and $1,275 in fees to the Company's stock transfer agent, Pacific Stock Transfer.

      RESEARCH AND DEVELOPMENT EXPENSE. In the fiscal year ended December 31, 2003 the Company recorded only $4,717 in research and development expenses for the services of an outside consultant as the Company does not capitalize its R&D expenses but includes them in salaries and wages. In the fiscal year 2002 we recorded $110,112 for the fiscal year at the parent Company level. The bulk of the expenses related to work done to create Vaayu and several other enterprise products.

      DEPRECIATION. In the fiscal year ended December 31, 2003 the Company recorded deprecation of $47,322 all of which related to depreciation on equipment used within the operations in Canada and the US. In fiscal year 2002 deprecation was $16,875 also for equipment. Amortization on software licenses associated with products for resale are included in cost of sales as a separate item.

      ACQUISITION COSTS. In the fiscal year ended December 31, 2003 the company recorded costs of $117,211 associated with the acquisition of the use of the name E-Communities UK Limited and a marketing agreement for eXml products against costs of nil in fiscal year 2003.

      IMPAIRMENT OF GOODWILL AND INTANGIBLE ASSETS. In the fiscal year ended December 31, 2003 there was no allocation made for impairment of goodwill. In the 2002 fiscal year we recorded an impairment of $409,688 related to the goodwill associated with the acquisition of Springboard Technology Solutions which arose from the difference between the net assets and net liabilities assumed on the acquisition of Springboard.

      LOSS FROM OPERATIONS. In the fiscal year 2003, we realized a loss on operations of $3,438,801 while in the fiscal year 2002 we recorded a loss of $9,329,499. The chief reason for the difference was the value of the shares earned under the ITM acquisition agreement of 5,500,000 in fiscal year 2002 versus the $540,000 allocated to the value of shares in accelerating the shares associated with the ITM acquisition in fiscal 2003.

OTHER INCOME/EXPENSES

      GAIN ON EARLY EXTINGUISHMENT OF DEBTS. In 2003, we recorded a gain due to a forgiveness of debt of $21,034 for accounting services related to the period prior to 2002. In the fiscal year ended 2002 we showed a non-cash gain of $1,021,238 from the re-negotiation of ActiveCore's distribution license for Classifier and I-Bos with The Innovation Group Plc.

      INTEREST INCOME. Income from cash on deposit was $6,497 in the fiscal year ended December 31 2003 compared to $8,344 in the previous fiscal year.

      INTEREST EXPENSE. Interest expense was considerably higher in fiscal year 2003 at $150,478 compared to fiscal year 2002 at $98,414 primarily as a result of the note payable we had with Cornell Capital during the majority of 2003 and as a result of the accrued interest on the term note that we executed with the International Brotherhood of Electrical Workers in July 2003. That note was interest only for the first year and then amortizes over a 4 year period. In fiscal year 2002 the interest expense was $98,414.

      FOREIGN EXCHANGE LOSS. The Company recorded a foreign exchange gain of $85,643 in the fiscal year ended December 31, 2003 as compared to a loss of $83,297 in the previous fiscal year. In fiscal year 2003 the Canadian dollar gained significantly against the US dollar where as in fiscal year 2002 the loss was due to the relative decline of the US dollar in relation to the UK pound.

      TOTAL OTHER INCOME. As a result of the foregoing items the Company recorded a loss on other income (expenses) of $37,304 in the fiscal year 2003 versus a gain in the fiscal year ended December 31, 2002 of $847,873.

      LOSS FROM CONTINUING OPERATIONS. In the fiscal year ended December 31, 2003 we lost $3,476,105 on our operations excluding the discontinued operations of Ignition Entertainment Limited. In the fiscal year ended December 31, 2002 the Company lost $8,481,628 on continuing operations.

      DISCONTINUED OPERATIONS. As a result of the sale of our former subsidiary Ignition Entertainment limited we realized a gain on discontinued operations of $1,630,121 for the fiscal year ended December 31, 2003 compared to a loss in the fiscal year ended December 31, 2002 of $12,831,644 on those same operations. In fiscal year 2003 we realized a loss on the operations for the time period that we owned the Ignition Entertainment subsidiary of $765,888 which was offset by a gain of $2,396,009 from disposition. In the fiscal year ended 2002 the loss was made up of $2,173,574 on operations plus a write-off of goodwill associated with the intangible assets of the operation of $10,658,090.

      NET LOSS. As a result of the items indicated above we were able to end the year with a net loss of $1,845,984 as opposed to a net loss in the fiscal 2002 year of $21,313,292.

      EARNINGS (LOSS) PER SHARE. In fiscal 2003 we had a loss of $0.02 per share from continuing operations versus a loss of $(0.13) per share from continuing operations in the 2002 fiscal year. We recorded a gain of $0.01 per share from discontinued operations in the fiscal year ended December 31, 2003 versus a loss from discontinued operations of $(0.19) per share. On the whole of fiscal 2003 we recorded a loss of slightly less than $(0.01) per share in the fiscal year ended December 31, 2003 versus a loss of $(0.32) per share in the 2002 fiscal year. We believe that the trend to improved results will continue during fiscal 2004 and that this coming fiscal year will be profitable for the Company.

LIQUIDITY AND CAPITAL RESOURCES

      Prior to December 31, 2001, the Company financed its operations through a combination of convertible securities and the private placement of shares. In the fiscal year ended December 31, 2003, the Company entered into or continued several financing arrangements. These included continuing the Equity Line of Credit with Cornell Capital Partners for $10,000,000 and a term debt of $500,000 at the Canadian subsidiary level with a trade union. The Company's primary need for cash is to fund ongoing operations and to defray the cost of remaining a public company until such time that the Company's profitability and cash flow is sufficient to fund ongoing growth in the Company's operations.

      At June  30,  2004,  the  Company's  need  for  cash  included  satisfying
$2,389,241 of current liabilities, which consisted of accounts payable of $766,094 (of which $226,824 is recorded as owing to Orchestral Corporation and is not likely to require payout), bank indebtedness in various operating loans of $355,807, $369,364 of accrued liabilities, taxes payable of $566,855, current lease obligations of $10,984, the current portion of notes payable, including accrued interest of $275,762 and other current liabilities of $26,375.

      Our independent auditors have issued a going concern opinion on the Company's Condensed Consolidated Financial Statements that raise substantial doubt about the Company's ability to continue as a going concern. Our ability to continue as a going concern is dependent on the Company's ability to raise additional bank debt, convertible preferred shares or convertible debt, other equity capital or continue to receive support from management shareholders who while they have previously provided short term loans are not committed to do so or continue implementation of the Company's business plan to market and sell the Company's various enterprise software products and services. At June 30, 2004, the Company had $38,205 cash on hand. In addition, at quarter end, certain shareholders have also supported the Company by foregoing salaries and expense reimbursement from time-to-time or converting shareholders loans to equity. Throughout the fiscal year ended December 31, 2003, certain management shareholders injected approximately $1,279,000 in to the Company to assist with working capital.

      During fiscal year 2003, the Company received cash from Cornell Capital Partners in the form of promissory notes. In total, $970,000 of proceeds were received from the issuance of promissory notes net of a 3% cash fee of $30,000, which yields an effective interest rate of approximately 12% per annum.

      In April of 2002, the Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, the Company could issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. On February 14, 2003, a Form SB-2 that was filed by the Company was declared effective by the Securities Exchange Commission, and on December 19, 2003, an additional Form SB-2 was declared effective. Under the terms of the Equity Line of Credit Agreement, the Company could provide notice to Cornell Capital Partners and Cornell Capital Partners would purchase from the Company shares equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance was subject to an aggregate maximum advance amount of $425,000 in any 30-day period. Cornell Capital Partners was entitled to retain 3% of each advance. In April of 2002, the Company paid Cornell Capital Partners a one-time fee equal to $330,000, paid in the form of 3,032,000 shares of common stock. In addition, the Company entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 100,000 shares of the Company's common stock, which were valued at $0.20 per share, or an aggregate of $20,000, on the date of issuance. The Company agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with consulting the Company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

      During the six months ended June 30, 2004, the Company issued 37,672,137 shares of common stock to Cornell Capital Partners having a fair market value of $658,168 in connection with the Equity Line of Credit Agreement. Of the amount, $226,911 was applied against the original $1,000,000 promissory note payable and $389,989 was used to repay three separate notes that were issued in January of 2004 under the Equity Line of Credit with Cornell Capital Partners. Also, $47,268 was applied against interest due on the original $1,000,000 promissory note payable.

      The Company anticipates that its cash needs over the next 12 months will consist of general working capital needs of $2,000,000, which would include the satisfaction of current liabilities of $2,389,241. As of June 30, 2004, the Company improved its net working capital deficiency from $1,534,786 at March 31, 2004 to a deficiency of $1,243,492. The Company anticipates that its cash needs over the next 12 months will come primarily from a combination of term debt, sale of convertible preferred shares, equipment loans and leases for expansion purposes, proceeds from the sale of assets, profits, operating credit lines, and term loans, which may or may not be secured by assets, or contain conversion features which may lead to additional shares being issued. The company does not anticipate relying to any extent on the Cornell line of Credit and is not registering any stock for sale under that facility.

      If the Company is unable to obtain additional funding from other sources of debt and equity capital, then the failure to obtain this funding will have a material adverse effect on the Company's business and this may force the Company to reorganize, reduce its investment in, or otherwise divest of one or more of the Company's operations, or to reduce the cost of all operations to a lower level of expenditure which may have the effect of reducing the Company's expected revenues and net income in 2004 and 2005.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

      The  following  chart  sets  forth  IVP's   contractual   obligations  and
commercial commitments as of June 30, 2004 and the time frames for which such commitments and obligations come due.


                                                                      PAYMENTS DUE BY PERIOD
                                         ------------------------------------------------------------------------------
                                                                              TOTAL
                                         ------------------------------------------------------------------------------

                                                           LESS THAN                                            AFTER
CONTRACTUAL OBLIGATIONS                     TOTAL           1 YEAR          1-3 YEARS         4-5 YEARS        5 YEARS
                                         ----------       ----------       ----------       ----------       ----------
Current Obligations                      $2,084,495       $2,084,495       $       --       $       --       $       --
Leases Payable                               19,121           10,984            8,137               --               --
Notes Payable                               670,980          275,762          395,218               --               --
                                         ----------       ----------       ----------       ----------       ----------

Total Contractual Cash Obligations       $2,774,596       $2,371,241       $  403,355       $       --       $       --
                                         ==========       ==========       ==========       ==========       ==========

CAPITAL RESOURCES

      The Company has recently completed the issuance of two series of convertible preferred shares, series A and B, each of which will provide the company with $250,000 for a total of $500,000 by December 1, 2004. The first series of preferred shares closed on September 15th and $250,000 was received by the company. The second tranche is expected to close on December 1, 2004. In addition, with effect from September 30, 2004, the International Brotherhood of Electrical Workers Local 105 agreed to convert its term loan of $500,000 which was made to ActiveCore Technologies Limited into 500,000 Series C preferred shares. Under the terms of the letter agreement with the IBEW the Company will have the option of paying dividends and completing quarterly redemptions of the preferred shares in cash or common shares. The Company believes that with the issuance of the three series of preferred shares the company's balance sheet has been significantly improved and it is management's belief that other term and operating bank facilities will be obtainable both at the parent company and subsidiary levels. In addition the company has turned the corner to profitability and while working capital needs are still high management believes that the company will gradually become capable of operating under its own accord from a financial perspective.

      CONSOLIDATED STATEMENT OF CASH FLOWS

      Cash on the condensed consolidated balance sheet increased from nil in the period ended December 31, 2003 to $38,205 at June 31, 2004.

      NET CASH USED IN OPERATING ACTIVITIES

      For the six months ended June 30, 2004, the Net Cash used in operating activities was $255,176 versus $1,442,757 in the six month period ended June 30, 2003. In the six months ended on June 30, 2004, cash used in operating activities consisted primarily of a net loss of $30,493, depreciation and amortization of $129,644, an increase in taxes payable of $125,803, an increase in accounts receivable of $756,840, a decrease in other assets of $96,332, an increase in accounts payable of $73,161, and an increase in accrued liabilities of $52,418. Also, there was a net gain from discontinued operations of $731,333 and non-cash activities of $296,000 for stock issued for compensation and other services. In the six months ended June 30, 2003, the cash used in operating activities consisted primarily of a net loss of $182,389, plus the costs of stock issued of $771,180, and non-cash activities of $291,725 for depreciation and amortization. Both periods reflected discontinued operations.

      NET CASH FROM INVESTING ACTIVITIES

      Net cash used in investing activities was $48,518 for the purchase of fixed assets in the period ended June 30, 2004 versus $35,853 in the six months ended June 30, 2003.

      NET CASH PROVIDED BY FINANCING ACTIVITIES

      Net cash provided by financing activities was $285,755 in the six months ended June 30, 2004 versus $1,535,604 in the six months ended June 30, 2003. In the six months ended June 30, 2004, the Company repaid $17,500 and received $310,000 in new notes payable. In the six months ended June 30, 2003, the Company drew down $1,125,000 under the Equity Line of Credit Agreement with Cornell Capital Partner, received from related parties $532,070, received proceeds of $525,000 from the issuance of stock, and increased leases by $43,534.

CRITICAL ACCOUNTING POLICIES

      ORGANIZATION

      The consolidated financial statements the Company include the accounts of the parent, IVP Technology Corporation, incorporated in the State of Nevada on February 11, 1994, and its subsidiaries: ActiveCore Technologies Ltd., (formerly Springboard Technology Solutions Inc.), a Canadian company, Erebus Corporation, an inactive company, and ActiveCore Exml Canada Ltd., an inactive company. The Company was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to carry on business in Ontario, Canada.

      During 2003, the Company operated two divisions: enterprise and consumer. The enterprise division develops, markets, licenses, installs and services data integration solutions. The consumer group developed and published interactive software games designed for mobile phones, other handheld devices and web-sites. The consumer unit also distributed games developed by third parties. In 2002, the Company also produced video games for personal computers and various console gaming platforms.

REVENUE RECOGNITION

      RISK AND UNCERTAINTIES

      A significant portion of all of the Company's net sales are derived from software sales and distribution activities, which are subject to increasing competition, rapid technological change and evolving consumer preferences, often resulting in the frequent introduction of new products and short product lifecycles. Accordingly, the Company's profitability and growth prospects depend upon its ability to continually acquire, develop and market new, commercially successful software products and obtain adequate financing. If the Company is unable to continue to acquire, develop and market commercially successful software products, its operating results and financial condition could be materially adversely affected in the near future.

      REVENUE RECOGNITION

      The Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2 "Software Revenue Recognition", as amended by SOP 98-9 "Modification of SOP 97-2 Software Revenue Recognition with respect to Certain Transactions." SOP 97-2 provides guidance on applying GAAP in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence of fair value in multiple element arrangements, such as maintenance agreements sold in conjunction with software packages. The Company's software transactions generally include only one element, the commercial software under license. The Company recognizes revenue when the price is fixed and determinable, and there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement and determination that collection is probable. Accordingly, revenue is recognized when the license or title and all risks of loss are transferred to the customer, which is generally upon receipt by customer. The Company's payment arrangements with its customers generally provide 30 to 90 day terms however in certain instances up to 360 day terms may be provided if the client is in a new vertical into which the Company wants to supply its software. The Company does not have any multi-element arrangements that would require it to establish vendor specific objective evidence ("VSOE") for each element, nor does the Company have any sales activity that requires the contract method of accounting.

      The Company's distribution arrangements with customers generally do not give customers the right to return products; however, the Company at its discretion may accept product returns of defective products.

      RECENT ACCOUNTING PRONOUNCEMENTS.

      In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue 00-21, addressing how to account for arrangements that involve the delivery or performance of multiple products, services, and /or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a stand-alone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered items is probable. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The final consensus is applicable to agreements entered into in fiscal periods beginning after June 15, 2003.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

      In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

      SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involve instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this SFAS is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

      Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this SFAS are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This SFAS is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

      In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" "Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51", "Consolidated Financial Statements".

      Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through another interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses. Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

      Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

      Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

      In June 2003, the FASB issued an Exposure Draft for proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such, is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS
140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obliged a transferor of financial assets, its affiliates, or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

      In March of 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate. The Company has not yet completed its evaluation of SAB 105, but does not anticipate a material impact on the financial statements.

      On September 8, 2004, the board of directors authorized the issuance of 8,333,333 Series A and 4,167,667 Series B preferred shares which have a purchase price of $0.03 and $0.06, respectively. Each preferred share is convertible into a common share at any time prior to five years from the date of issuance. With respect to the Series A shares, the Company may force conversion if the trading price of the Company's common shares exceeds $0.20 for 30 days. With regard to the Series B shares, the Company may force conversion if the trading price of the Company's common shares exceeds $0.40 for 30 days. The preferred shares will be paid a dividend at the rate of 10% per annum.

      The  adoption  of these  recent  pronouncements  will not have a  material
effect  on  the  Company's   consolidated   financial  position  or  results  of
operations.

ANNUAL SHAREHOLDERS' MEETING

      On May 28, 2003, ActiveCore held its 2002 annual shareholders' meeting. At the meeting, Brian MacDonald, Peter Hamilton and J. Stephen Smith were elected to the board of directors. In addition, the shareholders voted to increase ActiveCore's authorized common stock to 500,000,000 shares. In connection with the re-election of the directors, there were 73,111,302 shares voted in favor of the directors, no votes against and 130,830 abstentions. In connection with the increase in authorized common stock there were 71,390,374 shares voted in favor, 1,847,758 votes against and 4,000 abstentions.

      The Company plans on holding its 2003 annual shareholders meeting on November 29, 2004. A proxy statement has been filed with the SEC. During that meeting the Company will seek authority for the Board of Directors to determine the timing of splits or reverse splits of the Company's common shares within the 500,000,000 shares of authorized common stock, without additional shareholder approval. In addition, the Company will seek shareholder approval to formally change its name to ActiveCore Technologies, Inc.

                             DESCRIPTION OF BUSINESS

      OVERVIEW

      The Company is a Nevada registered Company with its head office in Toronto, Ontario, Canada, and operations in Tampa, Florida and Witney, UK. The Company operates within the enterprise software and services market which includes vendors of software and services that sell and install "Smart Enterprise Suites" and related products.

      The Company's products provide data integration, migration, portal, content management and outbound messaging. This gives ActiveCore the capability to provide effective, efficient and economical data integration and migration services for clients seeking to capture data and deploy or broadcast information to stakeholders and customers without wholesale changes to their existing systems. ActiveCore's products are designed to enable the Company's clients to extend the functions of their current data systems, often called "back office" systems, by using the Company's core XML integration product, ActiveLink, to web portals or to reach out to customers via mobile devices to bring data into, or to export data from, their organizations. ActiveCore terms this approach "Enabling a Smart Enterprise". By concentrating on data integration as the core product and service offering, the Company has then been able to develop "vertical" and "specific" product and service offerings for various industries and for specific applications such as ActiveCast for "outbound corporate broadcasting", or in the case of the Company's MDLink, vertical application for healthcare integration services.

      In general, the Company develops, sells and implements its own and third party software and provides outsourced integration and IT services for organizations in financial services, government, and education, insurance and healthcare. Software and services provided by the Company are designed to enable the Company's customers to quickly integrate and extend the functionality of their current systems and databases so that they can reach new markets in new ways and/or improve internal and external processes. The Company does this by assisting the Company's customers with integrating to existing applications and data and then using web portal or other communications technology, such as wireless, land line, VPN, or network services, to allow the Company's customers to "take in" new data from the field or "broadcast out" data through such technologies as text messaging, SMS, MMS, fax, web broadcast, voice casting or other communication means.

      The Company has maintains a "service bureau" operation under the product identity "ActiveCast" whereby it offers corporate broadcast services via fax, email, mms, and sms messaging to customers on an outsourced basis using its own internal installation of ActiveLink and DynaPortal. In May of 2004, the Company acquired C Comm Network Corporation, which provides us with the infrastructure to generate revenue from this area of the Company's operations. The Company is actively increasing the scope and revenue earning capacity of that operation by investing in fixed assets and personnel to grow the revenue and client base. The Company is also concurrently searching for potential acquisition candidates that can expand the Company's communications infrastructure and the range of products and services that the Company can offer within the context of the Smart Enterprise Suite and broadcast services. In this area of operations, the Company competes with such companies as Infolink Technologies Limited in Canada, J2 Global Communications, Inc., Xpedite Corporation, Plumtree Corporation, and Vignette Corporation in North America and Europe.

      At times in the past two years, the Company has also engaged in the development and distribution of products in the consumer marketplace.
Specifically, in May 2002, the Company acquired the shares of Ignition Entertainment Ltd., a UK based company engaged in the development, licensing, publishing, marketing and distribution of console games. In early-to-mid-2003, the Company also increased its investment in the development and distribution of mobile games and ring tones together with a web distribution portal, however over the last year, the Company has determined that each of these investments were too costly to operate successfully and very susceptible to market risk. Accordingly, effective March 31, 2003, the Company divested its console games operations. The Company's remaining interests in the consumer market were divested effective February 29, 2004, when the Company sold its mobile game and ring tone development and distribution division known as SilverBirch Studios to a new company established by the Company's former Chief Technology Officer, Kevin Birch, for a combination of secured term debt, a royalty revenue stream, and a 5% equity holding in the new company.

      MARKET POSITIONING SUMMARY

      THE COMPANY'S "SMART ENTERPRISE SUITE"

      The Company provides organizations of all sizes with the capability to integrate, enable, and extend their back office systems to connect to and communicate with their customers and stakeholders.

      The Company's products consist of web portal and mobile enabled software: stand alone components and tools, data integration services, and a corporate messaging service bureau. The products are sold a la carte rather than as a whole solution thereby, lowering per product cost and eliminating the need for capital asset decision making or budgeting.

      ActiveLINK is the core of the Company's data integration solutions as ActiveLINK integrates and transforms disparate databases and applications, creating a hub through which legacy functionality can be enabled and extended.

      ActiveCore involves the sale of software products to companies, independent software resellers and system integrators. MDI Solutions consists of health care data integration, time, billing and software sales, which results in recurring income supported by contracts. ActiveCast consists of corporate messaging linking data from internal systems to outbound messaging, which results in rapid cash flow and recurring revenue from organizations sending data to dedicated lists. Twincentric consists of date integration and migration to Java for clients using AS 400 and Bull Computer platforms.

      ACQUISITIONS AND REORGANIZATIONS

      The Company maintains an active interest in acquisitions and the reorganization of its component parts to better service clients. Many of the Company's clients need a multiple of the Company's products and services and thus the Company may undertake internal restructurings to facilitate better customer service. Investment in its existing operations augmented by growth through acquisitions is a key goal of management as is the effective use of capital to drive acceptable returns on investment. The following paragraphs briefly describe recent acquisitions and reorganizations that have occurred.

      DIVESTITURE OF MOBILE AND WEB BASED GAMES DIVISION OF ACTIVECORE

      Effective February 29, 2004, ActiveCore sold its remaining interests in mobile and web based games with the divestiture of its mobile games group. Under the terms of the divestiture, a new company known as "SilverBirch Studios Limited" purchased the assets known as BladeofZorro.com, Recesgames.com and Silverbirchstudios.com, all U.S. registered trade names. Included with the assets sold were games that had been developed over the course of 2003 and early-2004, ring tones and other intellectual property. SilverBirch Studios Inc. has assumed distribution contracts for third party products included on the Recessgames.com website.

      ACQUISITION OF C COMM NETWORK CORPORATION

      C Comm, formerly privately held, is a corporate message broadcasting service which employs communication media such as facsimile, voice, and e-mail to deliver messages to various organizations' customers. The Company has begun marketing C Comm's services under the product name "ActiveCast". The Company has also added new functionality to the Company's website such that large customers of ActiveCast will each have their own portal within the Company's website to automate dissemination of various membership or corporate broadcast messages. An example of this type of dissemination is communication to branches of banks for foreign exchange rate changes on a daily basis. The Company has established certain supplier relationships with a major telecommunications company for the use of specific high volume and high speed telecommunication lines for this purpose.

      On May 6, 2004, the Company entered into a Stock Purchase Agreement with C Comm Network Corporation an Ontario corporation. Under the terms of the Stock Purchase Agreement, the Company purchased all of the outstanding shares of capital stock of C Comm from the shareholders for $461,962. The amount of consideration paid for the shares of C Comm stock was satisfied by the issuance of 30,758,202 restricted common shares of the Company. The amount of the consideration to be paid for the shares of C Comm was determined based on a multiple of revenues earned by C Comm for the two previous fiscal years ended
September 30, 2002 and September 30, 2003, plus revenues earned for the six months ended March 31, 2004. During the next year until June 30, 2005, the C Comm shareholders will probably be entitled to an additional allotment of shares of the Company's common stock which amount will be determined by growth in revenues and the price of the Company's common stock. The amount of this additional allotment of shares will be based on the amount of revenues generated by C Comm over and above its current sales levels.

      ACQUISITION OF TWINCENTRIC LIMITED

      On June 21, 2004, the Company entered into a purchase and sale agreement with the shareholders of Twincentric whereby the Company paid 14,360,243 shares of the Company's common stock representing $350,000 for 50% of Twincentric, 200,000 shares of the Company's common stock representing $4,875 for the remaining 50% of Twincentric, and 1,000,000 shares of the Company's common stock representing $24,373 in trust for the employees of Twincentric. Following the acquisition, the Company also indemnified certain shareholders with respect to personal guarantees supporting Twincentric's operating line of credit.

      Twincentric  is a products  and services  company  aimed at the AS 400 and
Bull Computer data integration and migration market. Twincentric has a broad range of customers in North America and Europe. The market for Twincentric's primary products consists of approximately 300,000 installations worldwide. The Company is actively supporting the marketing of Twincentric's products, primarily Net.Visual, into the North American market, while Twincentric will be assisting the Company in its marketing of ActiveLink into the European market. Following the acquisition of Twincentric, The Company closed its London office and moved to Witney, UK.

      SHARE CALL AGREEMENT WITH GEORGE THEODORE AND/OR 1543772 ONTARIO INC.

      Effective July 31, 2004 the Company entered into a call agreement with George Theodore and 1543772 Ontario Inc. with respect to the potential purchase of 8,000,000 shares of Infolink Technologies Limited (TSE- Venture exchange IFL-X) for consideration of 16,000,000 shares of ActiveCore. Infolink, a Canadian company engaged in a business similar to that operated by the ActiveCast division of ActiveCore has 34,770,000 shares outstanding and trades occasionally at CAD $0.03. On September 28, 2004 the company issued the shares in relation to the call agreement and is holding the shares in safekeeping pending further developments with Infolink. The shares were valued at $0.015 for a total value of the transaction of $240,000. Shares related to the potential closing of this transaction are being registered with this filing.

      RECENT DEVELOPMENTS

      In the MDI Solutions group, further progress has been made with additional medium term contracts signed which provide recurring revenues to the Company. The Company's marketing expenses in this group have risen substantially over the levels expended in 2003; however, the Company expects that its investment in marketing will pay off during the current and future fiscal years. During the last few months, the Company has obtained service contracts from and/or sold products to over 20 healthcare facilities and is working in several facilities to deliver state of the art systems which will link hospitals with outside clinical personnel to help bring additional efficiencies to healthcare services. The Company expects the number of staff in the MDI Solutions group to rise with the commencement of new contracts that are in process.

      In the Company's ActiveCore and ActiveCast business lines, the Company is continuing to obtain additional clients. On the ActiveCast side of operations, the Company is also adding clients as a result of the sales team that the Company acquired as a result of the C Comm acquisition. This division has generated revenue and substantial margins. We expect revenue to increase throughout the remainder of 2004. The Company foresees growth in this section of the Company's business. During the quarter ended June 30, 2004 and the period thereafter, the Company continued to make relatively large investments in equipment and new staff in this area of the business and the Company expects that during the third and fourth quarters of 2004, revenues should continue to climb.

SERVICES

      ActiveCore under its own name as well as under its MDI Solutions banner operates as a supplier of highly trained personnel for specific data management and integration services on an outsourced basis. Under MDI, for example, the Company has been successful in obtaining ongoing services work for a number of Canadian hospital and health care providers. With the acquisition of certain assets of the integration group of SCI Healthcare Group, ActiveCore has commenced performing these services in the United States as well. Our network services personnel are also engaged in outsourced delivery of network support. In all cases we bill clients on an hourly, daily or monthly basis and in many cases with monthly retainers. Generally, we enter into service agreements with our clients, which agreements specify the rate and the nature of the contracted services to be provided.

MARKET FOR PRODUCTS AND SERVICES

      To date, ActiveCore has sold relatively few licenses for enterprise software products however the value of the licenses that we have been able to sell has increased the Company's revenue base considerably. ActiveCore believes that the market for enterprise software has slowed over the past several years however an active market exists for those companies that can enhance legacy systems by bringing new functionality to systems that have already been paid for. ActiveCore also believes that the market is usually characterized by long selling cycles and competition from numerous vendors. Based on the experience of its managers, ActiveCore believes that the trend in commercial software has moved towards systems integration of various products into existing IT environment and service providers such as IBM, CGI and various other integration companies often have an edge over strictly stand alone software product developers. Thus many times the key to success in selling software products into a customer location is to operate as a systems integration company or a services company to a particular industry segment. To that end, ActiveCore has identified health care as a market segment that it intends to focus its initial sales efforts. ActiveCore believes that hospitals and others in the health care area have a need for enterprise software products. ActiveCore has 25 healthcare facility clients in the US and Canada with several of the hospitals with ActiveCore products installed and in operation. We view this process of gradually gaining product acceptance as a normal state in the sales development process.

OUTLOOK - ENTERPRISE PRODUCT LINE

      The growth of the internet together with a proliferation of various other IT configurations including radio frequency, wireless telephone, and satellite using various communication protocols, has become an important way for corporations to communicate with field employees and for professionals to access personal and business information, download new applications, access new services and interface with organizational data and topical information. ActiveCore believes that inter-party interfaces over the internet, as well as wireless access to internet content and enterprise data will make small personal computers and converged cell phones/PDA's and other data enabled communication devices increasingly valuable to users. Moreover with the continued expansion of mobile capabilities, networks and hardware and the expansion of mobile usage additional software products will be developed which will meet the needs of workers who will be able to conduct regular business activities over mobile devices.

      ActiveCore competes within the global market for software applications. These applications are developed for handheld/portable/cell phone devices, client server/networked installations and ASP configurations. The market for these applications is evolving rapidly and is highly competitive. Competitors include (i) Microsoft, as the developer of the handheld personal computer Windows CE operating system and the ".net" development platform, which also develops software applications for devices that run on Windows CE and on Smart Phones, (ii) the community of developers that has developed products for the palm operating system; (iii) the community of developers that has emerged since the introduction of these devices that creates applications for Linux, Sun, and other operating system platforms; and (iv) the host of developers that are developing entertainment and enterprise applications on other handheld devices including telephones, personal entertainment devices and other communication devices. Nearly all of ActiveCore's competitors or potential competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than us to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than does ActiveCore.

      ActiveCore believes that systems integrators are in the best position to market software to their existing clients. Therefore we do not intend to compete directly against any of the larger software creators and marketing companies in the promotion of software that competes directly with any specific software product. One of the key ways in which we market is directly to our growing list of clients for which we provide outsourced data integration and network services. Our ongoing investment in this area will in the long run outpace our investment in the Consumer Division as ActiveCore does not have sufficient financial resources to compete as strictly a consumer/entertainment software creator. Rather it is our intention to grow the Enterprise division as opportunities for profitable growth present themselves.

EMPLOYEES AND CONSULTANTS

      ActiveCore has 25 employees based in Toronto with an additional 7 employees in the United States and 9 in the Untied Kingdom. ActiveCore has entered into several consulting relationships, which are described below.

      o In September 2004, the board of directors authorized the issuance of 12,000,000 restricted common shares of stock to 1582579 Ontario Limited, an unrelated party, to perform consulting services related to foreign sales and identifying and sourcing acquisition candidates. The company which is managed by Joseph Ulman has been issued 12,000,000 restricted common shares valued at $.015 or $180,000 which will be expensed throughout the next four quarters.

      o In July 2004, ActiveCore paid Mr. Yvan Coessens 150,000 shares of ActiveCore to act as an investor relations person in Europe. Mr. Coessens is located in Belgium and provides services to ActiveCore continental European shareholders

      o In July 2004, the board of directors authorized the purchase of a limited source code license from Roland Ujj for certain software for a value of $10,000 which is to be paid in the form of restricted shares. The value of the shares issued was $10,000. Mr. Ujj works on an occasional basis for ActiveCore as a software developer.

      o     In May,  2004 Mr. Ron Hikel,  formerly  acting  Deputy  Minister  of
            Health for the Province of Manitoba and former Chairman of the Workers Compensation Board of Ontario was engaged as a consultant to provide advice and assistance in the healthcare field to our MDI Solutions division. Mr. Hikel was issued 1,000,000 restricted common shares valued at $.015 for a value of $15,000.

      o In January, 2004, the Company entered into a 12 month consulting contract with 1582579 Ontario Limited, an unrelated party, to assist in locating and negotiating several prospective merger candidates primarily to enable the creation of an outbound messaging and communications service to work with the Company's ActiveLink product as a data service bureau and enterprise portal interface. The Company issued 5,000,000 restricted shares to 1582579 Ontario Limited. These shares were valued at $0.023 per share, or an aggregate of $115,000 representing the market value on the date of the grant.

      o In September 2003, ActiveCore entered into a consulting agreement with Sonny Goldstein to facilitate new term debt financing arrangements. ActiveCore paid 1,000,000 shares with a value of $29,000 for these services to continue to August 2004.

      o In August 2003, ActiveCore paid Mr. Yvan Coessens 150,000 shares of ActiveCore to act as an investor relations person in Europe. Mr. Coessens is located in Belgium and provides services to ActiveCore continental European shareholders. Mr. Coessens' shares in 2003 were recorded as stock issued for services and were valued at $4,950.

      o In July 2003, ActiveCore issued 2,000,000 shares to Snider Financial Group Inc. for services rendered in respect of brand licensing on an ongoing basis throughout 2003-04. Snider Financial's shares were recorded as stock issued for services and were valued at $50,000.

      o In July 2003 ActiveCore entered into a consulting contract with Gerald Campbell and paid the consultant 4,000,000 common shares of ActiveCore. Mr. Campbell consults for ActiveCore in the area of medical data integration. Mr. Campbell's shares were recorded as stock issued for current and deferred consulting services and were valued at $100,000.

      o In June 2003, ActiveCore entered into a contract with Hawk Associates for investor relations services. Under the terms of the contract ActiveCore issued to Hawk 2,000,000 common shares recorded in the June 30, 2003 consolidated financial statements as current and deferred consulting services. In addition to the stock grant, Hawk Associates was paid a fee of $6,600 per month. This contract was terminated in October 2003.

      o In June 2003, ActiveCore entered into a consulting contract with Rodger Cowan and paid the consultant 5,000,000 common shares of ActiveCore. Mr. Cowan consults for ActiveCore in the area of entertainment software distribution. Mr. Cowan's shares were recorded as stock issued for compensation on the June 30, 2003 financial statements.

      o In August 2001, International Technology Marketing entered into employment/consulting agreements with Brian MacDonald and Peter J. Hamilton. Mr. MacDonald is employed as Chairman and Acting CFO, formerly President and CEO and Treasurer and Mr. Hamilton is employed as President and CEO formerly Vice President, Sales. Each of these agreements has a term of three years and thereafter will continue for one year terms unless either party terminates the agreement at least 90 days prior to the end of any term. Each of Mr. MacDonald and Mr. Hamilton has a salary of CAD $96,000 per year, plus 6% of sales revenue. As ITM is a dormant corporation following its acquisition by ActiveCore it has no sales revenue and therefore ActiveCore is not liable to pay any portion of its sales revenues to Mr. MacDonald or Mr. Hamilton. ActiveCore guarantees the payments under these employment contracts. Neither Mr. MacDonald nor Mr. Hamilton receives any further compensation for service as an officer or director of ActiveCore.

SIGNIFICANT CONTRACTS

      DYNAPORTAL. On February 9, 2004, BiznizWeb, Inc. (d.b.a. DynaPortal Software Company) and the Company entered into mutual non-exclusive dealer agreements for sales of each other's products and a mutual understanding to develop ActiveLink connectors to all of DynaPortal's modules. Under terms of the agreement, both companies are working to create connectors between the Company's ActiveLink product and DynaPortal functions. Once complete the joint development will enable both companies the ability to offer powerful portal solutions which will be able to compete with companies offering much more expensive products.

      This agreement will remain in effect for two years. The Company paid DynaPortal $3,740 for an initial license to use the ActiveLINK product in its DynaPortal demonstration site.

      CLASSIFIER AND I-BOS. On December 28, 2001, ActiveCore Technology entered into a two-year, non-exclusive licensing agreement to distribute the Classifier software program, developed by The Innovation Group, Plc. ActiveCore Technology received a non-exclusive right to sell such software in the United States, Mexican and Canadian territory. Subsequently, on September 30, 2002 we renegotiated the agreement with The Innovation Group, Plc. to add another product, "i-Bos", and relinquished the financial services industry vertical back to The Innovation Group Plc. In the course of our contract renegotiation we also obtained the right, on a non-exclusive basis, to distribute both the Classifier and the i-Bos product into the UK market. Meanwhile we retained the right to sell such software in the United States, Mexican and Canadian markets.

      Pursuant to the terms of this agreement, ActiveCore Technologies was obligated to pay The Innovation Group $3,620,268 by December 31, 2002. ActiveCore Technologies has paid The Innovation Group (pound)500,000 or approximately $714,000 in connection with the license. The remaining payments have been waived as part of the September 30, 2002 amendment. On February 16, 2002, ActiveCore Technologies borrowed $864,180 from DcD Limited that was used, in part, to pay the March 31, 2002 installment to the Innovation Group. The agreement with The Innovation Group allows ActiveCore to retain 50% of the gross revenue from any sale originated by ActiveCore. While not formally renewed the Company and The Innovation Group continue to work together from time to time on the insurance vertical and a verbal agreement exists to allow the company to resell the product at a 50% margin.

CORPORATE HISTORY OF ACTIVECORE TECHNOLOGIES FORMERLY IVP TECHNOLOGY CORPORATION

      ActiveCore is a Toronto headquartered commercial software services provider, developer, marketer, and distributor that has operations in the United Kingdom, Canada and the United States. ActiveCore also provides information technology services to corporations and institutions.

LEGAL AND CORPORATE EVOLUTION

      Prior to March 2000 and from inception in 1994, ActiveCore went through various "reorganizations" including reverse share splits and several control changes. In March 2000, ActiveCore engaged in a recapitalization transaction whereby through the services of TPG Capital Corporation, ActiveCore paid 350,000 shares worth $500,000 and $200,000 in cash to TPG Capital Corporation to merge with a non-active reporting entity, Erebus Corporation, whose sole shareholder was TPG Capital Corporation to become a reporting issuer with the SEC and thereby retain its status as a listed company on the OTCBB. A rule change at the OTCBB was the motive for the transaction as failure to remain a listed company on the OTC BB would have relegated the shares to the pink sheets. Management and the board of directors at that time viewed such a development as a detriment to stockholders and other investors. In addition to the payment of the cash and shares there exists a reset provision in the contract between TPG Capital and ActiveCore which obligated, on a contractual basis, ActiveCore to provide TPG Capital with shares sufficient to "make up" the difference between the share price value for 350,000 shares as at the date of the merger of Erebus and ActiveCore, and at a point one year later. Based on the relative share prices in the market in March 2000 and in March 2001 it would appear that ActiveCore owes TPG Capital an additional 3,028,378 shares. ActiveCore does not intend to pay these shares over to TPG Capital as James Cassidy reached a settlement agreement with the SEC related to various practices associated with merging non-active shell reporting entities with OTCBB companies that had not achieved reporting status with the SEC prior to the rule change on the OTCBB.

      In September 2001, ActiveCore, represented by its then corporate counsel, the then board members and executives who are not in any way connected to our current management team or the current board of directors, negotiated and entered into, on a arms length basis, an agreement with the five founders of International Technology Marketing Inc., a newly formed company, to gain the management services of the ITM founders for the benefit of ActiveCore. The founders of ITM were and are experienced finance, marketing and technology persons. The legal mechanism chosen for obtaining the services of the new management team was accomplished by the two companies (ActiveCore and ITM) entering into a stock purchase agreement which was dated September 17, 2001. This agreement provided for the "acquisition" of shares of ITM and the issuance of up to 50,000,000 shares of ActiveCore to be released to the individual founders of ITM, who would be performing the management duties at ActiveCore. The trigger mechanism for releasing tranches of shares to the ITM founders was achievement of certain revenue milestones for ActiveCore that the ITM founders performing the management services would achieve through application of their management expertise.

      The sole purpose and motive of the ITM "acquisition" was to secure the future management services of the shareholders of ITM. ITM had no operations and no sales at the time of the "acquisition," however its founders had experience in consumer and enterprise software development, distribution and marketing. The founding shareholders of ITM were Brian MacDonald, Peter Hamilton, Kevin Birch, Geno Villella and Sherry Bullock who, except for Sherry Bullock who has resigned, remain managers of ActiveCore. At the time of the acquisition, ActiveCore believed that retaining an experienced management team would facilitate the implementation of its business plan. In particular, Messrs. MacDonald and Hamilton had been employed by Softkey Software International and/or Insight Business Consultants Inc., a software company that grew sales from $10 million in 1989 to $3 billion in 1997. During that time, Messrs. MacDonald and Hamilton gained experience with enterprise, entertainment and business software, which ActiveCore believed could increase their market opportunities in obtaining distribution arrangements, reseller networks and other distribution channels. The resumes of the principals were disclosed to the shareholders of ActiveCore prior to a shareholder vote approving the transaction
- the ITM shareholders and ActiveCore's current management did not have any influence on the outcome of the shareholder vote and did not have a right to vote on the transaction. A resolution of the acquisition of ITM was included in a proxy statement sent to the registered shareholders of ActiveCore which was, at the properly constituted annual general meeting of ActiveCore held on November 16, 2001, approved by a majority of shareholders. .

      Concurrent with the approval of the acquisition of ITM, the ActiveCore shareholders voted to increase the number of authorized shares of ActiveCore from 50,000,000 to 150,000,000 common and created a new class of 50,000,000 "blank check" preferred, which, in part, was intended to permit ActiveCore to issue sufficient shares to pay for the management services obtained through the stock purchase agreement between of ITM and ActiveCore, and, in part, to provide sufficient shares to acquire additional assets, entities and financing. The issuance of the 50,000,000 shares for ITM was accomplished in three stages and has been fully accounted as share based compensation. In the third quarter ended September 30, 2002, the founders of ITM were eligible to receive 20,000,000 shares and these shares were recorded as "compensation shares" and valued as at the close of business on September 30, 2002. At the end of the fourth quarter of 2002, the founders of ITM were eligible to receive an additional 10,000,000 shares and the shares were likewise valued at the share price as that date. Finally, in the end of the second quarter of 2003 the final 20,000,000 shares were issued and accounted for as share based compensation.

      In the case of the June 2003 issuance of 20,000,000 shares the board of directors of ActiveCore decided to amend the agreement between ITM and ActiveCore to enable the stock in ActiveCore to be granted to the ITM founders without achievement of the milestones. The Board of Directors decided that the accounting treatment of the share milestones was not beneficial to the shareholders of ActiveCore as any milestone achievement would result in a large charge to the company's income statement thereby perpetuating losses and an attendant loss of share value.

TECHNOLOGY AND MARKET POSITIONING EVOLUTION

      From ActiveCore's creation in 1994 until mid 1999, ActiveCore was dormant from a revenue generating perspective as the thrust of the business was that it was engaged in the search for active businesses or technology opportunities to exploit.

      In 1999, ActiveCore concluded an development and distribution agreement with Orchestral Corporation, a small Ontario based software developer, to distribute, on an exclusive basis for certain countries, a software product under the name PowerAudit and to pay for additional development work on that product. From March 1999 and until December 28, 2001, ActiveCore was solely engaged in operating as the exclusive distributor of the PowerAudit product for the United States and Europe. ActiveCore attempted to market the product as a "wireless" solution for remote field employees. During the three year period that PowerAudit was purportedly being distributed by ActiveCore only one sale was made for less than $150,000. From December 31, 2001 onward no sales were made of the PowerAudit program.

      Upon assuming their offices in December 2001, the new management team commenced a review of the business of ActiveCore and also began to search for attractive revenue and profit producing entities and reseller licenses that could be acquired. On December 28, 2001, ActiveCore concluded its first distribution/reseller agreement with a supplier of software other than Orchestral to augment the enterprise software business.

      On June 13, 2002, ActiveCore gave notice to Orchestral that it was terminating the 1999 software distribution agreement between Orchestral Corporation and ActiveCore for the PowerAudit product. The business reasons for terminating the PowerAudit distribution agreement was based on three factors. First, ActiveCore did not own or possess access to the source code and the right to modify the software source code to maintain its attractiveness in the face of technology evolution without using the Orchestral company's assistance. To purchase the source code would have been very costly to ActiveCore even though Power Audit had not been a commercial success for ActiveCore in the time since it acquired the distribution rights in 1999. Second, the PowerAudit distribution agreement was set to expire in May 2003. In the case of the later factor, it was determined by the board of directors that if ActiveCore expended marketing efforts and funds creating a brand or sales channel for the Power Audit product, it would have been in effect creating conditions for a more expensive renewal of the distribution agreement. This was particularly the case as Orchestral Corporation had tied in ActiveCore to a support agreement whereby it was to be obligated to pay approximately $4,300 per month even without clients. Despite being the exclusive distributor for two large markets, the USA and Europe, ActiveCore was not successful in generating revenue. In fact only one sale of PowerAudit was ever concluded by the company and that was with the assistance of Orchestral Corporation. The customer subsequently had financial difficulties and the receivable that had been recorded for the sale was subsequently written off as a bad debt on the books of ActiveCore. As the cost of extending the PowerAudit distribution agreement was not specified at the time the original agreement was executed, any improvements in the sales channel or customer base for PowerAudit would have eventually increased the cost to ActiveCore of renewing the distribution license. ActiveCore has recorded the amount payable under the contract with Orchestral however just recently it has engaged in a process whereby it is disputing the amount payable as a result of the onerous and seemingly unusual circumstances under which the contact was completed.

      As a result of the termination of the PowerAudit license and the acquisition and subsequent divestiture of Ignition Entertainment, business evolved from being solely focused on the distribution of enterprise products, such as PowerAudit, to include consumer software products, such as mobile phone games and other entertainment products. In February 2004, ActiveCore further focused its operations by divesting of its cell phone game development and distribution division.

ACQUISITIONS AND DISPOSITIONS

      ACQUISITION OF INTERNATIONAL TECHNOLOGY MARKETING, INC.

      In September 2001, ActiveCore, represented by its corporate counsel at the time and, the then board members and executives, who were not in any way connected to our current management team or the current board of directors, negotiated and entered into, on a arms length basis, an agreement with the founders of International Technology Marketing Inc., a newly formed company, to gain the management services of the ITM founders for the benefit of ActiveCore. The founders of ITM were persons who are experienced in finance, marketing and technology. The legal mechanism chosen for obtaining the services of the new management team was accomplished by the two companies, ActiveCore and ITM, entering into a stock purchase agreement which was dated August 17, 2001. This agreement provided for the "acquisition" of shares of ITM and the issuance of up to 50,000,000 shares of ActiveCore to be released to the individual founders of ITM, who would be performing the management duties at ActiveCore. The trigger mechanism for releasing tranches of shares to the ITM founders was originally agreed to be achievement of certain revenue milestones for ActiveCore that the ITM founders, by performing the management services, would achieve through application of their management expertise.

      The sole purpose and motive of the ITM "acquisition" was to secure the services of the current managers of the Company who were the shareholders of ITM. ITM had no operations and no sales at the time of the "acquisition," however its founders had experience in consumer and enterprise software development, distribution and marketing. The founding shareholders of ITM were Brian MacDonald, Peter Hamilton, Kevin Birch, Geno Villella and Sherry Bullock. Messrs. MacDonald, Hamilton and Villella remain the managers of the Company. Sherry Bullock has resigned, and Kevin Birch has subsequently also left the organization and has become a principal in SilverBirch Studios. At the time of the acquisition, ActiveCore believed that retaining an experienced management team would facilitate the implementation of its business plan. In particular, Messrs. MacDonald and Hamilton had experience in publicly traded software companies such as Lava Systems Inc., and SoftKey Software International. As a result of their prior experience Messrs. MacDonald and Hamilton had considerable expertise with enterprise, entertainment and business software, which ActiveCore believed could increase their market opportunities in obtaining distribution arrangements, reseller networks and other distribution channels. The resumes of the principals were disclosed to the shareholders of ActiveCore prior to a shareholder vote approving the transaction - the ITM shareholders and ActiveCore's current management did not have any influence on the outcome of the shareholder vote and did not have a right to vote on the transaction. A resolution of the acquisition of ITM was included in a proxy statement sent to the registered shareholders of ActiveCore which was, at the properly constituted annual general meeting of the Company held on November 16, 2001, approved by a majority of shareholders.

      Concurrent with the approval of the acquisition of ITM, the ActiveCore shareholders voted to increase the number of authorized shares of ActiveCore from 50,000,000 to 150,000,000 of common stock and created a new class of 50,000,000 "blank check" preferred stock, which, in part, was intended to permit ActiveCore to issue sufficient shares to pay for the management services obtained through the stock purchase agreement between of ITM and ActiveCore, and, in part, to provide sufficient shares to acquire additional assets, entities and financing. The issuance of the 50,000,000 shares for ITM has been fully accounted in the fiscal years 2002 and 2003

      ACQUISITION OF IGNITION ENTERTAINMENT LIMITED

      On May 28, 2002, ActiveCore acquired all of the shares Ignition Entertainment Limited, which had been formed in late 2001, only a few months prior to ActiveCore's acquisition of the company. Ignition was made up of several existing companies and individuals with considerable expertise and products in the games industry. Ignition is an United Kingdom based video game developer, licensor, publisher, marketer and distributor and its prospects for rapid growth in sales revenues. The purchase was done for the equivalent of 50,000,000 common shares of ActiveCore and was accounted for in the second quarter of fiscal year 2002. Pursuant to this agreement, ActiveCore agreed to issue 15,000,000 shares of ActiveCore's common stock and 3,500,000 shares of convertible preferred shares of ActiveCore over approximately the next two years. Upon conversion of the preferred stock, these payments would equal 50 million shares of ActiveCore common stock. These shares were to be held in escrow until disbursed in accordance with the escrow agreement. The shares were valued at approximately $6.8 million based on the average trading price of the common stock for the 60 days prior to the acquisition however the acquisition cost was much higher following the application of certain accounting rules based on the value of shares just prior to and just following the effective date of acquisition. The acquisition of Ignition facilitated the entry of ActiveCore into the Consumer games market. With the advent of the acquisition of Ignition Entertainment ActiveCore began to fully operate two "divisions" namely enterprise and consumer.

      ActiveCore also agreed to offer incentive payments to certain parties in connection with the Ignition acquisition. Revelate Limited received 5,000,000 shares of ActiveCore's common stock 90 to 180 days after May 28, 2002 for maintaining adequate factoring and letter of credit lines for Ignition. The Ignition management team and employees were also to have the opportunity to earn an additional 1,500,000 shares of preferred stock over three years, which are also convertible into 15,000,000 shares of common stock. These shares were subject to revenue and profit milestones which were set in arms length negotiation with the shareholders of Ignition prior to ActiveCore purchasing the company.

                        PAYMENT SCHEDULE FOR ACQUISITION
            OF IGNITION ENTERTAINMENT LIMITED AND INCENTIVE PAYMENTS

                                                                              AFTER THE
                                                               AFTER THE      PRECEDING
                                                  BETWEEN      PRECEDING     TIME PERIOD      AFTER THE
                                    WITHIN      91 AND 180    TIME PERIOD      AND SIX        PRECEDING
                                  90 DAYS OF    DAYS AFTER        TO          MONTHS TO       TIME AND            ON
TIME PERIOD:                        CLOSING    MAY 28, 2002  MAY 28, 2003    MAY 28, 2003   MAY 28, 2004     MAY 29, 2004
------------                        -------    ------------  ------------    ------------   ------------     ------------
GOALS:                                --           --            --             $13,000,000     $26,000,000    $45,000,000
Gross Revenues (in U.S. Dollars)

Net Income (in U.S. Dollars)          --           --            --             $1,000,000      $5,000,000     $15,000,000

PAYMENTS:                             --           5,000,000     --             if reach both   if reach       if reach both
Incentive Payments of ActiveCore                   to Revelate                  above goals     both above     above goals
common and preferred shares                        Limited                      500,000         goals          500,000 shares
                                                                                shares of       500,000        of convertible
                                                                                convertible     shares of      preferred stock
                                                                                preferred       convertible
                                                                                stock           preferred
                                                                                                stock

Release of 50 Million Shares of       --           15,000,000    1,000,000      1,000,000       1,000,000      500,000 shares
ActiveCore common stock (upon                      shares of     shares of      shares of       shares of      of preferred
conversion of all preferred stock                  common stock  preferred      preferred       preferred      stock
issued)                                                          stock          stock           stock          (convertible to
                                                                 (convertible   (convertible    (convertible   5,000,000 shares
                                                                 to             to 10,000,000   to             of common stock)
                                                                 10,000,000     shares of       10,000,000
                                                                 shares of      common stock)   shares of
                                                                 common stock)                  common stock)

      The acquisition of Ignition Entertainment had a significant impact on ActiveCore's revenues and costs. In addition, the acquisition of Ignition increased ActiveCore's cost structure by approximately $4,000,000 per year, consisting primarily of research and development, rent, salaries, marketing, advertising, depreciation and amortization expenses.

      ACQUISITION  OF  ACTIVECORE   TECHNOLOGIES   LIMITED   FORMERLY  KNOWN  AS
SPRINGBOARD TECHNOLOGY SOLUTIONS INC.

      On July 1, 2002, ActiveCore acquired all the outstanding shares of Springboard Technology Solutions Inc. (since renamed ActiveCore Technologies Ltd.) for consideration of 2,000 common shares on the basis of a one for one exchange which was governed by a purchase and sale agreement. Springboard Technology Solutions Inc. was owned by Brian MacDonald, Peter Hamilton, Kevin Birch, Geno Villella, and Sherry Bullock all of whom were officers of ActiveCore at the time. Since January 2001, Springboard had provided the physical infrastructure for ActiveCore. Springboard Technology is a data solutions company that provides network solutions, web and software development and data interface and integration services. The company was in operation for three years prior to the ActiveCore acquisition. At the time of acquisition, Springboard Technology had 10 full-time employees and consultants excluding the management of ActiveCore (formerly IVP).

      ActiveCore Technologies' acquisition of Springboard was not considered a "significant" acquisition because Springboard's net assets and results of operations were less than 10% of ActiveCore's consolidated net assets. ActiveCore accounted for the Springboard acquisition under the purchase method of accounting in the third quarter of fiscal 2002.

      The purchase price for Springboard was the issuance of 2,000 shares of common stock on a one for one basis resulting in a cost of approximately $260 which was accounted for in the quarter ended September 30, 2002. Concurrent with the acquisition of Springboard Technology ActiveCore also obtained ownership of Springboard's Vaayu software product, which augments the other enterprise software sold by ActiveCore's enterprise division.

      DISPOSITION OF IGNITION ENTERTAINMENT LIMITED

      During the period from May 28, 2002 to February 14, 2003 ActiveCore was engaged in a process to obtain approval of an SB-2 Registration Statement. The primary purpose of the SB-2 was to approve the $10,000,000 Equity Line of Credit from Cornell Capital Partners, details of which are included elsewhere in this prospectus. During this time period the managers of ActiveCore and Ignition were engaged in a process of spending money and incurring debts to purchase equipment, fund sales and develop new video game products in addition to paying for the legal and accounting fees required for SB-2 approval. As the SB-2 process wore on ActiveCore's overall access to trade debt dried up such that the Company's sales revenues began dropping rather than increasing and the output of game titles was delayed due to forced reductions in manpower as a result of cash shortfalls. Despite considerable funding provided by principals of ActiveCore and other individuals the delay in the SB-2 approval created the perception by outside parties that there was something inherently wrong with the public status of the company and we were not able to overcome this perception.

      By May 2003, although ActiveCore had drawn down its first tranche under the Equity Line of Credit it was apparent that irreparable harm had been done to the entire games production and sales operation at Ignition Entertainment such that debts had climbed beyond the capacity of ActiveCore to draw down on the Cornell Equity Line of Credit without undue pressure on the Company's stock price. That is, increased draw downs would have placed the stock price at less that 1 cent thereby negating any ability to draw down on the equity line to fund sales and production.

      Given that the sales and production processes at Ignition were slowed to such an extent the board of directors determined that there was no alternative but to divest of the Ignition subsidiary to a buyer. Several groups were approached and it was determined that a group, some of which were original shareholders of Ignition at the time of ActiveCore's acquisition of Ignition in May 2003, presented the best economic value for ActiveCore.

      Effective April 1, 2003, ActiveCore sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of ActiveCore's common stock. The transaction resulted in a gain of $2,396,009, which has been included in the consolidated statement of operations for the year ended December 31, 2003 and the condensed consolidated statements of operations for the three and six months ended June 30, 2003, as a gain on sale of discontinued operations.

      Upon execution of the sale agreement in June 2003, ActiveCore issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, ActiveCore converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved ActiveCore's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2003 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and will be distributed to the former owners. Following the issuance of the 50,000,000 shares of ActiveCore's common stock, the former shareholders returned 11,000,000 shares of common stock to ActiveCore as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement. The 11,000,000 shares are presented in the December 31, 2003 consolidated balance sheet as treasury stock. The shares were subsequently cancelled on Febuary 24, 2004.

      In connection with the sale agreement, ActiveCore retained rights to certain intellectual property and received a source code licensing agreement for certain interactive software games developed by Ignition Entertainment Ltd. In addition to the source code licensing agreement, ActiveCore also received a distribution agreement to distribute the interactive software games on a worldwide basis for a period of three years, renewable annually thereafter. The Company will pay Ignition Entertainment Ltd. a royalty fee of 30% of all gross revenues, less direct costs, from the sale, distribution or marketing of those game titles used by ActiveCore. As of June 30, 2004, and December 31, 2003, ActiveCore did not assign any value to the acquired intellectual property. and or to the distribution agreement. This agreement has been assigned to SilverBirch Studios Inc. as part of the sale of assets of the Games Division.

      Following is a summary of net liabilities of Ignition Entertainment Ltd. as of April 1, 2003 and December 31, 2002:


                                                    AS OF             AS OF
                                                   APRIL 1,         DECEMBER 31,
                                                     2003              2002
                                                  ----------        ----------
Cash                                              $      160        $  213,923
Accounts receivable, net                             212,741           149,676
Inventory                                             78,955           383,738
Prepaid expenses                                     113,044            99,488
Property, plant and equipment, net                   417,727           442,674
Other assets                                          24,963                --
                                                  ----------        ----------
    Total Assets                                  $  847,590        $1,289,500
                                                  ----------        ----------

Accounts payable                                   1,044,294         1,182,423
Accrued liabilities                                  134,058           240,833
Due to factor                                        211,249            94,746
Taxes payable                                        436,513           338,520
Translation adjustment                                93,790            64,887
Notes payable                                        129,366            80,220
Due to related parties                               424,329           720,376
                                                  ----------        ----------
    Total Liabilities                              2,473,599         2,722,005
                                                  ----------        ----------
    Net Liabilities of Discontinued

    Operations                                    $1,626,009        $1,432,505
                                                  ==========        ==========


      ACQUISITION OF DATA INTEGRATION ASSETS OF SCI HEALTHCARE GROUP INC.

      On September 19, 2003 ActiveCore completed the acquisition of some of the data integration staff of SCI Healthcare Group Inc. of Ohio for consideration consisting of a promissory note for $175,000 and the issuance of 6,472,492 shares of common stock (valued at $200,000). SCI Healthcare Group conveyed 6 employees, 18 existing hospital and healthcare facility data integration contracts, its customer list of over 100 institutions, and certain software that were useful in managing the operation. Ms. Rhonda Lindsay has been named by ActiveCore to be the Vice President US operations. The group operates under the MDI Solutions Group trade name. The shares were valued based on the closing price of the Company's common stock on September 18th, the contracted determination date, which represented $200,000. Additional consideration of $175,000 was given in the form of a promissory note. The shares are being held in trust by the seller's counsel. The Company allocated the purchase price between goodwill ($100,000) and customer list ($275,000). The customer list is being amortized over a term of three years based on the tenure and cancelability of existing contracts. The number of shares issued to SCI Healthcare is subject to an increase or reduction based on the gross revenue of the Integration Services Division for the one-year period following the acquisition. If gross revenue is less than $900,000 during such one-year period, then the shares will be reduced as follows:

                REVENUE                                  REDUCTION IN SHARES
                -------                                  -------------------

                $800,000 to $899,999                              10%
                $700,000 to $799,999                              20%
                $699,999 or less                                  30%

      If gross revenue is greater than $900,000 during such one-year period, then the shares will be increased as follows:

                REVENUE                                  INCREASE IN SHARES
                -------                                  ------------------

                $900,001 to $1,000,000                              10%
                $1,00,001 to $1,100,000                             20%
                $1,100,001 or greater                               30%

      DIVESTITURE OF MOBILE AND WEB BASED GAMES DIVISION OF ACTIVECORE

      Effective February 29, 2004, ActiveCore sold its remaining interests in mobile and web based games with the divestiture of its mobile games group. Under the terms of the divestiture, a new company known as "SilverBirch Studios Limited" purchased the assets known as BladeofZorro.com, Recesgames.com and Silverbirchstudios.com, all U.S. registered trade names. Included with the assets sold were games that had been developed over the course of 2003 and early-2004, ring tones and other intellectual property. SilverBirch Studios Inc. has assumed distribution contracts for third party products included on the Recessgames.com website.

      ACQUISITION OF C COMM NETWORK CORPORATION

      C Comm, formerly privately held, is a corporate message broadcasting service which employs communication media such as facsimile, voice, and e-mail to deliver messages to various organizations' customers. The Company has begun marketing C Comm's services under the product name "ActiveCast". The Company has also added new functionality to the Company's website such that large customers of ActiveCast will each have their own portal within the Company's website to automate dissemination of various membership or corporate broadcast messages. An example of this type of dissemination is communication to branches of banks for foreign exchange rate changes on a daily basis. The Company has established certain supplier relationships with a major telecommunications company for the use of specific high volume and high speed telecommunication lines for this purpose.

      On May 6, 2004, the Company entered into a Stock Purchase Agreement with C Comm Network Corporation an Ontario corporation. Under the terms of the Stock Purchase Agreement, the Company purchased all of the outstanding shares of capital stock of C Comm from the shareholders for $461,962. The amount of consideration paid for the shares of C Comm stock was satisfied by the issuance of 30,758,202 restricted common shares of the Company. The amount of the consideration to be paid for the shares of C Comm was determined based on a multiple of revenues earned by C Comm for the two previous fiscal years ended
September 30, 2002 and September 30, 2003, plus revenues earned for the six months ended March 31, 2004. During the next year until June 30, 2005, the C Comm shareholders will probably be entitled to an additional allotment of shares of the Company's common stock which amount will be determined by growth in revenues and the price of the Company's common stock. The amount of this additional allotment of shares will be based on the amount of revenues generated by C Comm over and above its current sales levels.

      ACQUISITION OF TWINCENTRIC LIMITED

      On June 21, 2004, the Company entered into a purchase and sale agreement with the shareholders of Twincentric whereby the Company paid 14,360,243 shares of the Company's common stock representing $350,000 for 50% of Twincentric, 200,000 shares of the Company's common stock representing $4,875 for the remaining 50% of Twincentric, and 1,000,000 shares of the Company's common stock representing $24,373 in trust for the employees of Twincentric for a total of 15,560,243 shares of the Company's restricted common stock valued at $379,247. Following the acquisition, the Company also indemnified certain shareholders with respect to personal guarantees supporting Twincentric's operating line of credit. During the next year until June 30, 2005, the shareholders of Twincentric will probably be entitled to an additional allotment of the Company's shares. The amount of this additional allotment of shares of the Company's stock will be based on a percentage of the amount of revenues generated by Twincentric over and above its current sales level and the common shares to be allocated to fulfill this achievement bonus will be valued as at the closing value of each quarter in which the increased revenue percentage is earned.

      Twincentric  is a products  and services  company  aimed at the AS 400 and
Bull Computer data integration and migration market. Twincentric has a broad range of customers in North America and Europe. The market for Twincentric's primary products consists of approximately 300,000 installations worldwide. The Company is actively supporting the marketing of Twincentric's products, primarily Net.Visual, into the North American market, while Twincentric will be assisting the Company in its marketing of ActiveLink into the European market. The Company intends to maintain the Twincentric name for marketing purposes in Europe. Following the acquisition of Twincentric, The Company closed its London office and moved to Witney, UK.

                                   MANAGEMENT

      Our directors and principal officers are as follow:


NAME AND ADDRESS                       AGE     POSITION
----------------                       ---     --------

Brian MacDonald                        55      Chairman of the Board
156 Front Street West, Suite 210               Acting Chief Financial Officer
Toronto, Ontario                               Director
M5J 2L6

Peter Hamilton                         57      President & CEO
2261 Rockingham Drive                          Director
Oakville, Ontario L6H 7J4
Canada

Stephen Lewis                          50      Director
461 Bedford Park Avenue
Toronto, Ontario, M5M 1K2
Canada

J. Stephen Smith                       65      Director
11614 Holly Briar Lane
Great Falls, VA 22066
United States

      Below are biographies of our executive officers as of October 12, 2004:

      BRIAN MACDONALD, CHAIRMAN OF THE BOARD. Brian MacDonald, IVP's Chairman and Acting Chief Financial Officer was appointed to the board in November 2001 and elected Chairman of the Board in December 2001. Prior to his position with IVP, Mr. MacDonald co-founded and was President and CEO of Springboard Technology Solutions Inc., a Toronto-based information technology and software development company. In 1995, he co-founded (with Mr. Peter Hamilton) and served as the Executive VP Corporate Development and CFO of Lava Systems Inc., a multinational software company that provided document management, imaging and work flow software services, based in Toronto, Chicago, London, and Australia. During this time, he assisted Lava Systems in raising over CAD $36 million, and co-led the company to public status with a listing on the Toronto Stock Exchange. Also, during his tenure with Lava Systems Inc., Mr. MacDonald assisted in the acquisition of 4 companies in the United Kingdom and Australia. Mr. MacDonald graduated from the University of Alberta in 1974 with an honors BA in Political Science, and received his Masters of Arts in Public Policy and Political Science from the University of British Columbia in 1979. Mr. MacDonald completed the Canadian Securities Course in 1992. He also holds a Fellow of the Institute of Canadian Bankers designation. Mr. MacDonald has served in managerial capacities with The Toronto Dominion Bank, Banque Nationale de Paris, Confederation Life Insurance Company and ABN Amro Bank.

      PETER HAMILTON, PRESIDENT AND CEO. Peter Hamilton, IVP's President and CEO was appointed a Director in November 2001. Mr. Hamilton oversees product development, distribution activities and sales for ActiveCore. In 1999, he co-founded with Mr. MacDonald, Springboard Technology Solutions Inc. and has served as the VP Sales and Consulting. Prior to his position with Springboard, in 1995, Mr. Hamilton co-founded (with Mr. MacDonald) and served as President and CEO of Lava Systems Inc., a multinational software company that provided document management, imaging and work flow software services, based in Toronto, Chicago, London, and Australia. During this time, Mr. Hamilton was responsible for overseeing Lava's expansion of its operations into Europe, Australia, U.S. and Canada and developed business partners in South America, South Africa, the Middle East and Scandinavia. He also assisted Lava in raising over CAD $36 million, and co-led the company to public status with a listing on the Toronto Stock Exchange. Prior to this, Mr. Hamilton served as Senior VP of Operations for SoftKey Software International, a publicly traded company on the New York Stock Exchange. He was responsible for SoftKey's day-to-day operations, including manufacturing, product distribution, information systems, finance, customer support, technical support and product data management and marketing. In addition, Mr. Hamilton integrated 18 new businesses into SoftKey's operations during his tenure and was instrumental in the growth of the company from $2,000,000 in sales in 1989 to $300,000,000 in 1995.

      J. STEPHEN SMITH, DIRECTOR. J. Stephen Smith has served as a Director of ActiveCore since November 2001. Mr. Smith has over 30 years experience in planning, directing and managing major projects in such diverse fields as radar system development, electronic intelligence system design, installation and operation, ship design and acquisition and Document Management System development and applied solutions. He has served as Vice-President Operations for CDI Marine, the nation's largest marine engineering firm and has held the positions of Director of Engineering, Vice-President and President of ROH, a diverse professional services company specializing in DMS solutions, web site development and applications and a broad range of support for the US Navy ship acquisition program. Mr. Smith graduated with a BBA from the University of Notre Dame and received his Masters in Science and Electronics Engineering from the U.S. Naval Postgraduate School.

      STEPHEN LEWIS, DIRECTOR. Mr. Lewis has served as a Director of ActiveCore since July 2003. Stephen Lewis has extensive financial, corporate governance and legal experience in large corporate environments and in fast growing entrepreneurial settings. Mr. Lewis is a seasoned executive and was CFO of the Lehndorff Group of companies from 1976 to 1994. The Lehndorff Group was a North American/European real estate investment and property management organization with assets and offices located across Canada and into the United States. Over a number of years Lewis rose within the organization to become executive vice president and chief financial officer, responsible for all facets of the group's finance, accounting, administration, M.I.S and human resources. He was also a member of the board of directors of numerous Lehndorff management companies and acted as chief liaison between management and the independent boards and committees that made up the Lehndorff Group. Mr. Lewis sold his franchise operations in 2002 and is currently acting in a consulting capacity on a number of different business ventures. Mr. Lewis is also a member of the board of directors of the Children's Aid Society of Toronto ("CAST"), one of the largest child welfare organizations in the World. Lewis was recently awarded a Queen's Jubilee Medal, an award granted to individuals whose achievements have benefited their fellow citizens, community and country.

      COMPENSATION OF NON-EMPLOYEE DIRECTORS. J. Steven Smith and Stephen Lewis will be paid 1,000,000 shares of common stock for each year of service on the board. There is no separate compensation for directors who are also a part of management for their services as a director of ActiveCore. All directors will be reimbursed for all of their out-of-pocket expenses incurred in connection with the rendering of services as a director.

      There are no family relationships among directors, executive officers or persons nominated to become directors of executive officers.

COMMITTEES OF THE BOARD OF DIRECTORS

      During a Board of Directors meeting held on March 19, 2002, an audit committee was established. The audit committee will report to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The audit committee is comprised of Messrs. MacDonald, Lewis and Smith.

      During a Board of Directors meeting held on June 24, 2003, a compensation committed was established to review compensation levels and agreements for senior management of ActiveCore. The committee consists of Messrs. Lewis, Smith and Hamilton.

EXECUTIVE COMPENSATION

      The following summary compensation table shows certain compensation information for services rendered in all capabilities for the calendar years ended December 31, 2003, 2002, and 2001. Other than as set forth herein, no executive officer's cash salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred:

                                  ANNUAL COMPENSATION                                  LONG-TERM COMPENSATION
                     -----------------------------------------------   ------------------------------------------------------
                                                                       RESTRICTED
                                                           OTHER         STOCK
NAME &                                                    ACCRUED      AWARDS IN                         LTIP     ALL OTHER
PRINCIPAL POSITION   YEAR          SALARY      BONUS    COMPENSATION      US$         OPTIONS/SARS     PAYOUTS   COMPENSATION
------------------   ----          ------      -----    ------------  ------------    ------------     -------   ------------
Brian MacDonald (3)  2003          $96,000       --             --              --            --         --            --
Chairman of the      2002          $60,933       --             --              --            --         --            --
Board, Secretary     2001           $7,440       --             --              --            --         --            --

Peter Hamilton(3)    2003          $96,000       --             --              --            --         --            --
President and CEO    2002          $60,933       --             --              --            --         --            --
                     2001               --       --             --              --            --         --            --

John Maxwell         2003               --       --             --              --            --         --            --
President (1)        2002               --       --             --      25,000 (2)            --         --            --
                     2001               --       --             --              --            --         --            --

John Trainor,        2003               --       --             --              --            --         --            --
Secretary (1)        2002               --       --             --      25,000 (2)            --         --            --
                     2001               --       --             --              --            --         --            --

-----------------
(1) Effective December 15, 2001, Messrs. Maxwell and Trainor resigned as officers and directors of IVP Technology.

(2) In March 2002, Messrs. Maxwell and Trainor each received 500,000 shares of restricted common stock valued at $.05 per share, in lieu of cash compensation.

(3) Mr. MacDonald became Chairman and Chief Executive Officer on November 16, 2001. Mr. Hamilton was elected to the board of directors on November 16, 2001 but did not commence employment until 2002. In July 2004 Mr. Hamilton was assigned the duties of President and CEO by Mr. MacDonald in light of expanded duties associated with recent acquisitions. This excludes the issuance of 14,000,000 shares each to Mr. MacDonald and Mr. Hamilton in connection with the acquisition of International Technology Marketing in March 2002.

      IVP Technology has no deferred compensation, stock options, SAR or other bonus arrangements for its employees and/or directors. During the calendar year ended December 31, 2003, all decisions concerning executive compensation were made by the Board of Directors.

EMPLOYMENT AGREEMENTS

      In August 2001, International Technology Marketing entered into employment agreements with Brian MacDonald and Peter J. Hamilton. Mr. MacDonald is employed as Chairman of the Board and Acting CFO and Mr. Hamilton is employed as Vice President, Sales. Each of these agreements has a term of three years and thereafter will continue for one year terms unless either party terminates the agreement at least 90 days prior to the end of any term. Each of Mr. MacDonald and Mr. Hamilton has a salary of CAD $96,000 per year, plus 6% of sales revenue. As ITM is a dormant corporation following its acquisition by ActiveCore it has no sales revenue and therefore ActiveCore is not liable to pay any portion of its sales revenues to Mr. MacDonald or Mr. Hamilton. ActiveCore guarantees the payments under these employment contracts. Neither Mr. MacDonald nor Mr. Hamilton receives any further compensation for service as an officer or director of ActiveCore Technologies.

      In September 2001, International Technology Marketing entered into employment agreements with Geno Villella, Kevin Birch and Sherry Bullock. Mr. Villella is employed as Vice President Implementation, Mr. Birch is employed as Senior Vice President and Chief Technology Officer and Ms. Bullock was employed as Vice President Marketing. Ms. Bullock left the company as of July 10, 2002. Ms. Bullock received a payment of approximately $2,500 per month until June 30, 2003 as compensation under her termination agreement. Each of these agreements has a term of three years and thereafter will continue for one year terms unless either party terminates the agreement at least 90 days prior to the end of any term. Mr. Villella is paid a base salary of $36,000 per year, Mr. Birch is paid a base salary of $60,000 per year and Ms. Bullock was paid a base salary of $30,000 per year. ActiveCore guarantees the payments under these employment contracts. Neither Mr. Villella nor Mr. Birch received any further compensation for services as an officer of ActiveCore. ActiveCore assumed these contracts effective April 1, 2002.

      ActiveCore has no deferred compensation, stock options, SAR or other bonus arrangements for its employees and/or directors. All decisions concerning executive compensation were made by the Board of Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

      JAMES CASSIDY AND TPG CORPORATION

      In March of 2000, the Company entered into an agreement (the "TPG Agreement") with TPG Capital Corporation ("TPG"). Under the TPG Agreement, TPG provided advice and other services to ActiveCore with respect to the acquisition of Erebus Corporation (the "Erebus Acquisition"). The Company pursued the Erebus acquisition to, among other things, maintain its listing eligibility on the Over the Counter Bulletin Board ("OTCBB"). TPG was the sole stockholder of Erebus
Corporation and the Company believes that James Cassidy was a controlling stockholder of TPG.

      Under the Erebus Acquisition, the Company purchased Erebus, a non-active entity with securities registered under the Securities Exchange Act of 1934, as amended, to, among other things, retain its listing status on the OTCBB. At that time, the Company was at risk of losing its listing eligibility under a new national Association of Securities Dealers ("NASD") listing requirement. Loss of listing eligibility would have resulted in the Company trading in the Pink Sheets. Management and the board of directors at that time determined that such a development would be detrimental to its stockholders and other investors. The Company consummated the Erebus Acquisition in March of 2000.

      Under the TPG Agreement, the Company paid to TPG 200,000 shares of the Company's common stock, then worth $500,000, and $200,000 in cash. In addition, the TPG Agreement contains a reset provision which obligates the Company to issues additional shares of its common stock so that the total number of shares issued to TPG under the TPG Agreement had a value of $500,000 as of the first anniversary of the effective date of the TPG Agreement. Based on the relative share prices of the Company common stock as of March of 2000 and March of 2001, if the Company were required to satisfy the reset provision, the Company would be required to issue to TPG an additional 3,028,378 shares of its common stock ("Reset Shares").

      The Company does not believe that TPG is entitled to the Reset Shares. Based on public records, in June of 2001, TPG and Mr. Cassidy reached a settlement agreement with the SEC with respect to securities fraud and disclosure violations alleged by the SEC in connection with transactions substantially similar to the Erebus Acquisition. Neither Mr. Cassidy nor TPG admitted or denied the allegations. A description of the settlement is contained in SEC Litigation Release No. 17023, dated June 4, 2001. Although the Company has maintained its listing status on the OTCBB, the Company has experienced significant regulatory problems in connection with the Erebus Acquisition that are related to the allegations underlying the settlement between TPG and Mr. Cassidy and the Securities and Exchange Commission. These problems have resulted in significant delay and expense to the Company.

      In March of 2004, Mr. Cassidy, as assignee of TPG's rights under the TPG Agreement, filed a claim in the Superior Court of the District of Columbia against the Company seeking, among other things, the Reset Shares. The Company has engaged a law firm to vigorously defend it against the claim. No contingent liability has been allocated for any eventual loss on the action. Since then Mr. Cassidy and the Company have moved to have the issue of the reset shares moved to arbitration which is currently in process. There have been no developments one way or the other.

      Pursuant to Rule 405 promulgated under the Securities Act of 1933, as amended, the Company believes that Mr. Cassidy may be deemed to be a "promoter" of the Company. The Company has no ongoing business relationship with Mr. Cassidy and he is not employed by the Company in any manner.

      On March 12, 2004, James M. Cassidy filed a Complaint against the Company in the Superior Court of the District of Columbia, Case No. 04-0001918 (the "Action"). In the Action, Cassidy alleges, among other things, that the Company failed to issue to James M. Cassidy, as assignee of TPG Capital Corporation's ("TPG") rights under an agreement ("TPG Agreement") between the Company and TPG dated March 17, 2000, shares of the Company's common stock as required under the TPG Agreement.

      On May 3, 2004, the Company responded to the Complaint by filing a motion to compel arbitration. The Superior Court granted the Company's motion by order dated May 27, 2004. Cassidy filed a Demand for Arbitration with the American Arbitration Association on or about June 9, 2004.

      Cassidy has made clear through his submissions that he seeks Company common stock with a market value of approximately $500,000 as of March 21, 2001 plus interest from such date. Cassidy also seeks registration of any such issued stock under the Securities Act of 1933, as amended. Management of the Company anticipates vigorously defending against Cassidy's claims.

      ORCHESTRAL CORPORATION

      Orchestral Corporation commenced a proceeding in Ontario court in January of 2003, which was subsequently placed into abeyance, then revived in August of 2003, against the Company and its Canadian subsidiary, ActiveCore Limited (formerly Springboard Technologies Inc.) to the effect that they had infringed upon the copyright that Orchestral maintained in PowerAudit and further that the Company had breached the distribution contract between Orchestral and the Company with respect to termination and non-payment of support costs with regard to the distribution of Power Audit. Orchestral has claimed punitive and exemplary damages of Canadian $4,000,000 and Canadian $1,000,000, respectively. The Company has retained the law firm of LeDrew Laishley and Reed to defend itself on the basis that there is no merit to the case and even if there was merit, the time frame in which to bring an action in the contract has expired.

      Compulsory mediation has occurred in the case and no settlement was offered or agreement arrived at during the mediation phase. The next step would normally be "examination for discovery" then on to a trial. The Company has not yet determined if it will counter-sue for return of all proceeds paid to Orchestral during the period of time between 1999 and 2001. In the Company's view, the case filed by Orchestral is frivolous and has been inactive and if restarted no negative outcome would be experienced. No allocation for any contingent liability has been made on the Company's financial statements for the punitive and exemplary damages however it has maintained in it current payables an amount of approximately $226,000 as owing to Orchestral.

      CESAR CORREIA AND INFOLINK TECHNOLOGIES LTD.

      From December, 2003 until April, 2004 the Company was engaged in discussions with regard to the potential acquisition of Infolink Technologies Ltd. a public company listed on the Toronto Stock Exchange venture board under the symbol "IFL". During the course of discussions, an offer to purchase was rebuffed by Cesar Correia, the incumbent Chairman of the board of directors and 34% shareholder of Infolink. At the time, Mr. Correia was told that the Company would purchase another competitor to Infolink, C Comm Network Corporation. In May of 2004, the Company purchased C Comm. In July of 2004, several minority shareholders of Infolink commenced an action in Ontario alleging that Mr. Correia has mismanaged Infolink and amongst other things that he had inappropriately obtained funds from the company and converted them to his own purposes. The day prior to the court hearing with regard to the minority action, Mr. Correia and Infolink Technology commenced a proceeding in the same Ontario court alleging unfair competition as a result of obtaining confidential information from Infolink and numerous other causes of action. Meanwhile, the court appointed a monitor and investigator to look into the allegations against Mr. Correia. The Company believes that Infolink launched the action against ActiveCore as a result of an association that it has with Infolink's co-founder George Theodore who has been employed with ActiveCore since the end of June, 2004. Mr. Theodore is not currently a party to any non-compete agreements with Infolink. Following the issuance of the interim report of the inspector Mr. Correia resigned as Chairman and CEO and left the board of directors of Infolink. ActiveCore has no further information at this time with respect to Infolink's intentions with respect to the court action and is not a party to the minority shareholder action against Cesar Correia.

      ActiveCore Technologies Limited, the Canadian subsidiary, has a liability to the Canada Customs and Revenue Agency ("CCRA") for un-remitted payroll taxes, in the approximate amount of $305,000, which is comprised of $222,000 for current payroll taxes, and $83,000 from a December 31, 2002 CCRA audit assessment whereby several contract employees were deemed to be eligible for statutory pension and unemployment premiums not previously recorded. The Company has accrued these liabilities together with appropriate interest and penalties. This liability is included in taxes payable in the current liabilities section of the accompanying condensed consolidated balance sheets at June 30, 2004 and December 31, 2003. An aggressive collection effort by the CCRA could have a significant negative effect on the Company's operations.

      The Company is not presently a party to any other material legal proceedings, nor is it aware of any material threatened litigation.

                             DESCRIPTION OF PROPERTY

      ActiveCore Technologies' principal executive office is located at 156 Front Street West, Suite 210, Toronto, Ontario M5J 2L6 Canada, which are also the premises occupied by its wholly-owned Canadian subsidiaries, ActiveCore Technologies Ltd.., C Comm Network Corporation and MDI Solutions. The 6500 square foot premises rent for a monthly cost of $12,000. The company also operates co-location space for its telecommunications equipment at 151 Front Street West at a cost of $600 per month and a small office in the west end of Toronto at a cost of $2,500 per month.

      ActiveCore's wholly-owned subsidiary, Twincentric Limited operates out of purpose built premises in Witney UK at a cost of approximately $4000 per month. ActiveCore also uses a Tampa address for its US MDI Solutions Group activities which is the home of its Vice President, US Operations. The Company's registered office is located in Nevada.

                             PRINCIPAL STOCKHOLDERS

      The following table contains information about the beneficial ownership of our common stock as of October 18, 2004 for:

      (i) each person who beneficially owns more than five percent of the common stock;

      (ii)  each of our directors;

      (iii) the named executive officers; and

      (iv)  all directors and executive officers as a group.

                                                                                           COMMON STOCK
                                                                                        BENEFICIALLY OWNED
                                                                                  -------------------------------

            NAME/ADDRESS                            TITLE OF CLASS                AMOUNT           PERCENTAGE (3)
            ------------                            --------------                ------           --------------
            Brian MacDonald                         Common Stock                  55,376,418                11.5%
            Peter Hamilton                          Common Stock                  51,076,418                10.7%
            Stephen Lewis                           Common Stock                   2,000,000  (1)               *
            Stephen Smith                           Common Stock                   2,000,000  (2)               *
                                                                                 -----------                ----
            All Officers and Directors as a Group   Common Stock                 110,452,836                22.2%
                                                                                 ===========                ====

---------------

*     Less than one percent.

(1) Of that total 1,000,000 shares were issued on June 24, 2003 and 1,000,000 vested on November 1, 2003.

(2) Of that total, 500,000 shares were issued on December 31, 2002, 500,000 on June 24, 2003 and 1,000,000 shares vested on November 1, 2003.

(3) Applicable percentage of ownership is based on 488,263,053 shares of common stock outstanding as of October 20, 2004 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 20, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 1, 2002, ActiveCore acquired all the outstanding shares of Springboard Technology Solutions Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. Springboard Technology Solutions Inc. was owned by Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock, all of whom were officers or directors of ActiveCore Technology at the time of acquisition and has provided the physical infrastructure for ActiveCore Technology Inc., since January 1, 2002. Springboard has been in operation for three years. At the time of acquisition Springboard Technology had 10 full time employees and consultants. The acquisition was consummated for nominal consideration $260 of stock and therefore ActiveCore Technology did not believe the use of an independent negotiating committee was warranted.

      On June 1, 2002, Ignition Entertainment Limited entered into a consulting agreement with Montpelier Limited whereby Montpelier will provide business development and financial advice to Ignition. Under the terms of the agreement, Ignition is obligated to pay Montpelier (pound)179,850 ($262,970) yearly in equal monthly installments of $21,914. Additionally, Montpelier was entitled to receive a signing bonus of (pound)29,975 ($43,828) upon execution of the agreement. Montpelier Limited is owned by Vijay Chadha, Ajay Chadha and Martin Monnieckdam, all of whom are officers of Ignition Entertainment. This contract has subsequently been assumed by Ignition Entertainment's new owners.

      During the three months ended March 31, 2002, ActiveCore issued 1,000,000 shares each to Messrs. Smith, Sidrow and King for services as directors for the two-year period 2001-2003. The 3,000,000 shares are held in escrow. Subsequent to the quarter ended March 31, 2002, Messrs. Sidrow and King resigned from the Board of Directors for personal reasons and as a result their entitlement to shares terminated. The shares related to Mr. Sidrow and Mr. King have been rescinded.

      ActiveCore Technologies Inc.'s principal executive office was located at 2275 Lakeshore Blvd. West Suite 401, Toronto Ontario M8V 3Y3 Canada, which are also the premises occupied by ActiveCore Technologies Ltd. a wholly-owned subsidiary, formerly Springboard Technology Solutions, Inc., ActiveCore had an oral agreement which commenced January 1, 2002, with Springboard Technology
Solutions, Inc., a corporation owned by Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock, whereby ActiveCore was obligated to pay Springboard approximately $30,000 per month for rent, utilities, network infrastructure, equipment leases and all office administrative services. Messrs. MacDonald and Hamilton are officers and directors of ActiveCore. Messrs. Birch and Villella are officers of ActiveCore. Ms. Bullock was an officer of ActiveCore until her resignation in July, 2002. On July 1, 2002 ActiveCore acquired Springboard Technology Solutions and the monthly administrative charge was rescinded.

      On  September  17,  2001,  ActiveCore  Technologies  entered  into a stock purchase agreement with International Technology Marketing, Inc. whereby ActiveCore Technologies is obligated to issue 50 million shares of common stock to the shareholders of International Technology Marketing, who include Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock, the current and former members of our management team, in exchange for all of International Technology Marketing's common stock. In that transaction, ActiveCore Technologies, represented by its corporate counsel, Thomas Chown, the board members and executives in place at that time, none of which are part of current management or its board of directors, negotiated and entered into, on a arms length basis, an agreement with the five founders of International Technology Marketing Inc., a newly formed company, to gain the dedicated management services of the International Technology Marketing's founders for the benefit of ActiveCore Technologies. The founders of ITM were experienced finance, marketing, sales and information technologies. The method chosen for obtaining, in bulk, the services of the new management team was accomplished by the two companies entering into a stock purchase agreement whereby ActiveCore acquired the shares of ITM; however the shareholders of ITM were not to receive their shares until ActiveCore met certain revenue milestones. A resolution with regard to the acquisition of ITM and the obtaining of the services of the management team was included in a proxy statement sent to the registered shareholders of ActiveCore which was, at the properly constituted annual general meeting held on November 16, 2001, which was approved by a majority of shareholders.

      Concurrent with the approval of the acquisition of ITM, ActiveCore's shareholders voted to increase the number of authorized shares of ActiveCore which, in part, permitted the company to issue sufficient shares to pay out shares for the management services obtained through the stock purchase agreement between of ITM and ActiveCore, and, in part, to provide sufficient shares to acquire additional assets, entities and financing. The acquisition of ITM was satisfied by the issuance of 50,000,000 shares of ActiveCore to the five founding shareholders of ITM. The share issuances, given in exchange for ITM, are subject to performance milestones. In the third quarter ended September 30, 2002 the founders of ITM became eligible to receive 20,000,000 shares for meeting the first two milestones and these shares were recorded as stock-based compensation and valued on a market price basis on the close of business on September 30, 2002, at a cost of $3,800,000. On December 31, 2002, an additional 10,000,000 shares qualified for release. These shares were valued for accounting purposes at $0.17 per share or an aggregate of $1,700,000. These disbursements of shares were non-cash items. The Company accelerated the issuance of the final 20,000,000 shares, which were released from escrow and recorded as stock-based compensation on June 30, 2003, and were valued at $.027 per share for an aggregate of $540,000.

      On March 25, 2002, we issued the 50 million shares of common stock to be held by ActiveCore Technologies until the escrow agreement is executed to hold the shares. These shares were to be held pending satisfaction of certain performance related goals. As these goals are achieved, the shares will be disbursed from the escrow to the former shareholders of International Technology Marketing. The former shareholders are entitled to vote the shares held in escrow pending satisfaction of the performance goals. In the quarter ended September 30, 2002 the former shareholders of ITM became eligible to receive the first two tranches related to the revenue milestones. The issuance of the shares was accounted for by the recording an expense under salaries for $3,800,000 or 20,000,000 times the $0.19 cent share price as at September 30, 2002. On December 31, 2002, an additional 10,000,000 shares qualified for release. These shares were valued for accounting purposes at $0.17 per share. These disbursements were non-cash items.

      The performance goals are as follows:

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $500,000.

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $1,000,000.

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $2,000,000.

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $6,000,000.

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $16,200,000.

      In March 2000, ActiveCore, through an agreement with TPG Capital Corporation, which was operated by James Cassidy, a lawyer in Washington D.C., acquired Erebus Corporation for $200,000 in cash and 350,000 shares of ActiveCore valued at $500,000, the market value of ActiveCore's stock at the time of acquisition. This consideration was paid as a fee to TPG Capital, the sole shareholder of Erebus Corporation. The Erebus transaction was undertaken between Erebus, a non-active reporting entity, and ActiveCore Technology, in order for ActiveCore could become a reporting issuer with the SEC and thereby maintain its status as a listed company on the OTCBB. From an accounting standpoint the Erebus transaction was treated as a recapitalization (stock for stock transaction and no goodwill was recorded).

      TPG Capital was the sole shareholder of Erebus Inc., an inactive reporting shell company. The consulting agreement states that one year after the execution of the agreement ("reset date") the 350,000 common shares issued by ActiveCore Technologies to the former stockholder shall be increased or decreased based upon the average closing price of ActiveCore Technologies' stock 30 days prior to the reset date, so the value of the 350,000 shares was equal $500,000. The average closing price of the stock was $0.1487 per share. Based on the consulting agreement ActiveCore Technologies is obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee. ActiveCore Technologies does not believe that it will be legally obligated to issue the shares based on the reset date as the SEC had previously reached a settlement agreement with Mr. Cassidy and TPG Capital with regard certain practices related to vending reporting shells to nonreporting entities in order for the later to retain listing status on the OTC BB. See SEC Litigation release no. 17023/June 4, 2001.

      Since becoming a reporting entity ActiveCore Technologies has filed and maintained its reporting obligations to the SEC.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      ActiveCore (IVP) Technologies' common stock is traded on the Over-the-Counter Bulletin Board under the symbol "TALL". The following table sets forth, for the periods indicated, the high and low bid prices of a share of common stock for the last four years, as well as the first three quarters of 2004.

                                                       HIGH BID       LOW BID
                                                       --------       -------
            2000
            Quarter Ended March 31, 2000                 $3.69         $0.13
            Quarter Ended June 30, 2000                   1.41          0.56
            Quarter Ended September 30, 2000              0.91          0.57
            Quarter Ended December 31, 2000               0.67          0.14

            2001
            Quarter Ended March 31, 2001                 $0.22         $0.12
            Quarter Ended June 30, 2001                   0.14          0.05
            Quarter Ended September 30, 2001              0.17          0.04
            Quarter Ended December 31, 2001               0.09          0.03

            2002
            Quarter Ended March 31, 2002                 $0.11         $0.03
            Quarter Ended June 30, 2002                   0.32          0.08
            Quarter Ended September 30, 2002              0.27          0.13
            Quarter Ended December 31, 2002               0.20          0.14

            2003
            Quarter Ended March 31, 2003                 $0.19         $0.05
            Quarter Ended June 30, 2003                   0.07          0.02
            Quarter Ended September 30, 2003              0.04          0.02
            Quarter Ended December 31, 2003               0.03          0.02

            2004
            Quarter Ended March 31, 2004                $0.028       $0.0125
            Quarter Ended June 30, 2004                  $0.04        $0.012
            Quarter Ended September 30, 2004            $0.018       $0.0129


HOLDERS OF COMMON EQUITY

      As of October 18 2004, there were 367 registered holders of record for our common stock. We believe that there are a large number of unregistered holders maintaining accounts at various brokerage houses.

DIVIDENDS

      ActiveCore has never paid any dividends on its capital stock. The Company currently expects that it will retain future earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Any decision on the future payment of dividends will depend on our earnings and financial position at that time and such other factors as the Board of Directors deems relevant.

RECENT SALES OF UNREGISTERED SECURITIES

      On September 29, 2004, the board of directors authorized the issuance of 4,746,118 restricted common shares valued at $.015 to pay the International Brotherhood of Electrical Workers Local 105 for $70,191.77 for accrued interest on a $500,000 term loan which had been provided to the Company's subsidiary ActiveCore Technologies Limited. The Company also issued preferred shares in the amount of $500,000 which will be redeemable over the next four years.

      On September 8, 2004, the board of directors authorized the issuance of 8,333,333 Series A and 4,167,667 Series B preferred shares which have a purchase price of $0.03 and $0.06, respectively. Each preferred share is convertible into a common share at any time prior to five years from the date of issuance. With respect to the Series A shares, the Company may force conversion if the trading price of the Company's common shares exceeds $0.20 for 30 days. With regard to the Series B shares, the Company may force conversion if the trading price of the Company's common shares exceeds $0.40 for 30 days. The preferred shares will be paid a dividend at the rate of 10% per annum.

      On September 8, 2004, the board of directors authorized the issuance of 1,000,000 restricted common shares of stock to an employee which are subject to forfeiture over the next four quarters.

      On September 8, 2004, the board of directors authorized the issuance of 12,000,000 restricted common shares of stock to an unrelated party to perform consulting services including identifying and sourcing acquisition candidates. These shares are subject to forfeiture over the next year.

      On July 12, 2004, the board of directors authorized the issuance of 666,000 restricted common shares to purchase a limited source code license for certain software for a value of $10,000.

      On July 12, 2004, the board of directors authorized the issuance of 150,000 restricted common shares in consideration of a consulting contract for investment relations to an unrelated party.

      On July 31, 2004, the Company signed an irrevocable call agreement with a current employee to acquire 8,000,000 shares of Infolink in exchange for 16,000,000 restricted shares of the Company, which is callable at the option of the Company.

      On July 12, 2004, the board of directors authorized the sale of 4,000,000 restricted common shares of stock from treasury to unrelated parties in exchange for $60,000. The restricted share agreement grants the purchaser one warrant for each share at a purchase price of $0.018 to expire on November 30, 2005.

      On May 6, 2004, the Company acquired all the outstanding common stock of C Comm Network Corporation for consideration of 30,758,202 shares of the Company's restricted common stock valued at $461,962.

      On April 28, 2004, the Company's board of directors authorized the issuance of 46,666,666 shares of restricted common stock to two directors of the Company in satisfaction of debts owed to them amounting to $560,000. The shares were valued based on the closing bid price of the common stock on April 28, 2004.

      On April 28, 2004, the Company's board of directors authorized the issuance of 5,500,000 shares of restricted common stock, valued at $66,000 to certain new employees and consultants of the Company based on the closing bid price of the common stock on April 28, 2004.

      On January 26, 2004, the Company entered into a 12 month consulting contract with 1582579 Ontario Limited, an unrelated party, to assist in locating and negotiating several prospective merger candidates primarily to enable the creation of an outbound messaging and communications service to work with the Company's ActiveLink product as a data service bureau and enterprise portal interface. The Company issued 5,000,000 restricted shares to 1582579 Ontario Limited. These shares were valued at $0.023 per share, or an aggregate of $115,000 representing the market value on the date of the grant.

      On October 14, 2003 ActiveCore issued 3,000,000 shares to Danson Partners LLC in respect of sums owing to Wayne Danson for consulting fees during the period March 1, 2002 to February 28 2003. The shares have valued as at the date of issue.

      On September 30, 2003 ActiveCore issued 10,200,000 shares with respect to an investment transaction for financing that has not yet closed. If the financing does not close the shares will be rescinded.

      On September 30, 2003 ActiveCore entered into a contract with an independent advisor to consult with the company with regard to finance activities and general corporate development. The Company issued 1,000,000 shares. The shares were valued at $.029 per share, representing the closing bid price on the date of the board resolution.

      On September 30, 2003 ActiveCore issued shares with respect to the creation of a subsidiary in the United Kingdom. A total of 9,000,000 shares were issued and valued at $.029 per share, representing the closing bid price on the date of the board resolution.

      On September 30, 2003, ActiveCore issued 6,472,942 shares in connection with the acquisition of the data integration assets of SCI Healthcare Group. The shares were valued at $.0309, representing the closing price on September 18th, being the contracted determination date.

      On September 30, 2003, ActiveCore issued 300,000 shares to complete the purchase of the XML Connector source code from Karora Technologies Inc. The shares were valued at $.028 per share, representing the closing bid price on the date of the board resolution.

      On September 30, 2003, ActiveCore issued 150,000 shares as bonuses to employees for successful completion of certain technology. The shares were at $.028 per share, representing the closing bide price on the date of the board resolution.

      On August 5, 2003, ActiveCore announced that it had acquired the rights to build a cell phone game based on the "Zorro" character and trademark from Zorro Productions Inc. of California. A license agreement was entered into whereby ActiveCore shall pay no royalties on the first $50,000 of net sales and subsequently ActiveCore and the licensor shall share equally a royalty of 50% on net sales. There shall be no minimum royalty. The Company also entered into an agreement with an unrelated company to source additional "name brand" properties for cell phone game production and issued this unrelated company 2,000,000 shares of common stock as a consulting fee. These shares were issued on August 1, 2003 and were valued at $0.025 per share, representing the closing bid price on the date of the board resolution.

      On July 31, 2003, ActiveCore announced that its wholly owned subsidiary ActiveCore Technologies Limited had received the first installment of $500,000 of a planned $2,000,000 term loan offering. Under the terms of the agreement, the first installment will accrue a 12% interest rate per annum and is repayable over a five-year term with no payments required in the first 12 months - the payments will be amortized over the remaining 48 months of the term loan. The loan is convertible into common stock of ActiveCore at the rate of 4.5 shares for every 1 dollar of the loan balance due, excluding interest, remaining at the time of conversion. As additional consideration for the loan advance by the lender, ActiveCore issued 500,000 warrants on July 30, 2003 to the lender for the purchase of 500,000 shares of common stock at a purchase price of $0.0312 per share. The fair value assigned to the warrant amounted to $0 and was determined using the Black-Scholes option pricing model using the following assumptions: no dividend yield for all years; expected volatility of 9.3%; risk-free interest rate of 1.12%, and an expected life of 1 year. The warrants expire July 31, 2004.

      On July 14, 2003, ActiveCore entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, ActiveCore issued 4,000,000 shares of common stock to this consultant as compensation for services to be rendered. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      On July 10, 2003, ActiveCore entered into a Letter of Intent to acquire the source code for a software product known as XML/Connector for the health care vertical from an unrelated company which is a Colorado and Toronto based software development company. As part of the terms and conditions, ActiveCore will pay (CAD) $120,000 in cash in the form of a note payable. On August 1, 2003, ActiveCore issued 500,000 shares of common stock to the acquiree. These shares were valued at $.025 per share representing the closing bid price on the date of the board resolution.

      In July 2003, ActiveCore entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, ActiveCore issued 150,000 shares of common stock to this consultant. These shares were valued at $.033 per share, representing the closing market value on the date of grant.

      In July 2003, ActiveCore entered into employment agreements with two contractors related to cell phone game development and health care services. On August 1, 2003, each contractor was issued 500,000 shares of common stock as compensation in addition to ongoing salary costs. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      In July 2003, ActiveCore issued 1,562,700 restricted shares of common stock to an officer of ActiveCore in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of ActiveCore and accrued expenses. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      During the six month period ended June 30, 2003, ActiveCore issued 8,932,783 shares of common stock to the Investment Bankers for cash of $400,000 in connection with the Equity Line of Credit.

      On June 24, 2003, ActiveCore issued 17,804,976 shares of common stock to the Chairman and CEO of ActiveCore in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of ActiveCore and accrued salaries included in the amounts due to related parties. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 17,804,976 shares of common stock to a the President and director of ActiveCore in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of ActiveCore and accrued salaries included in the amounts due to related parties on the accompanying condensed consolidated balance sheets. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 1,250,000 shares of common stock to four employees of ActiveCore for payment of accrued compensation and bonuses. These shares were valued at $.025 per share, or an aggregate of $31,250 representing the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 3,000,000 shares of common stock to certain directors of ActiveCore for director services for the period from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $75,000 representing the market value on the date of grant. As of June 30, 2003, ActiveCore has deferred $75,000 included in total stockholders' deficiency as deferred compensation and licensing fee.

      On June 24, 2003, ActiveCore issued 300,000 shares of common stock to an unrelated consultant having a value of $7,500 for consulting services. These shares were valued based upon the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 2,000,000 shares of common stock to an unrelated party in connection with an agreement to provide investor relations services. These shares were valued at $.025 per share, or an aggregate of $50,000 representing the market value on the date of grant. As of June 30, 2003, ActiveCore has deferred approximately $33,000 included in deferred consulting expense.

      On June 24, 2003, ActiveCore issued 5,000,000 shares of common stock to an unrelated consultant as consideration for an agreement to provide consulting services from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $125,000 on the date of grant.

      On June 24, 2003, ActiveCore issued 50,000,000 shares of common stock to the former shareholders of Ignition Entertainment, Ltd. in accordance with the original May 28, 2002 purchase agreement. The acquisition was made pursuant to ActiveCore agreeing to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock convertible into 35,000,000 shares of common stock; collectively valued at $0.23898 per share for a total purchase price of $11,949,155. The issuance of these 50,000,000 shares of common stock relieved $11,949,155 in preferred and common stock to be issued as of April 1, 2003. (See discussion under divestiture of Ignition Entertainment Limited).

      On June 24, 2003, ActiveCore issued 5,180,000 shares of common stock to two unrelated parties to obtain financing for ActiveCore. Financing costs included in interest expense for the six months ended June 30, 2003 totaled $129,500 representing the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 500,000 shares of common stock that were released from escrow to an individual for services rendered from November 2002 to November 2003. The Board of Directors resolved that these shares are considered earned as of June 24, 2003. These shares were valued at $.025 per share, or an aggregate of $13,500 representing the market value on the date of grant.

      On February 18, 2003, ActiveCore issued 168,889 shares of common stock to Cornell Capital Partners for payment of penalties for not completing the SB-2 filing by the due date of July 2, 2002 per the terms of the Equity Line of Credit Agreement. These shares were valued at $0.13 per share or an aggregate of $21,956, representing the closing market value on the date of grant.

      On February 18, 2003, ActiveCore issued 114,408 share of common stock to a consultant for payment of $15,000 of consulting services accrued at December 31, 2002 as common stock to be issued. These shares were valued at $0.13 per share representing the closing market value on the date of grant.

      On December 31, 2002, the former shareholders of ITM earned 10,000,000 contingent shares having a value of $1,700,000. These shares were released out of escrow.

      On December 31, 2002, J. Stephen Smith, our independent director, earned 500,000 shares having a value of 85,000. These shares were released out of escrow.

      On September 30, 2002, the former shareholders of ITM earned 20,000,000 contingent shares having a value of $3,800,000. These shares were released out of escrow.

      On July 1, 2002, ActiveCore Technologies acquired all the outstanding shares of Springboard Technologies Solutions, Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. The shares were valued at $260 corresponding to the date that ActiveCore's Board of Directors approved the transaction.

      On June 28, 2002, ActiveCore Technologies issued 2,410,916 shares of common stock to an unrelated investor pursuant to the terms of our March 17, 2000 debt conversion agreement.

      On June 28, 2002, ActiveCore issued 23,370 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

      On May 28, 2002 ActiveCore acquired Ignition Entertainment Limited, a company incorporated in the United Kingdom. ActiveCore was to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock as payment to the principals of Ignition over a period of two years from the date of acquisition. Additionally, the management team of Ignition Entertainment Limited could earn up to 1,500,000 shares of preferred stock if certain revenue and net income goals were met at specific time periods. The shares were held in escrow to be disbursed according to the terms of the agreement.

      As a consequence of Ignition not achieving its performance goals in the ensuing 10 months of operation, ActiveCore negotiated the sale of the company, and, effective April 1, 2003, ActiveCore sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of ActiveCore's common stock. The transaction resulted in a gain of $2,396,009, which has been included in the condensed consolidated statements of operations for the three and six months ended June 30, 2003, as a gain on sale of discontinued operations.

      Upon execution of the sale agreement in June 2003, ActiveCore issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, ActiveCore converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved ActiveCore's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2003 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and will be distributed to the former owners. Immediately following the issuance of the 50,000,000 shares of ActiveCore's common stock, the former shareholders will return 11,000,000 shares of common stock to ActiveCore as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement.

      On May 1, 2002, ActiveCore agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to a factoring company. ActiveCore Technologies issued these shares on or about August 6, 2002.

      In April 2002, ActiveCore entered into an Equity Line of Credit Agreement with Cornell Capital Partners. ActiveCore Technologies paid Cornell a one-time fee equal to $340,000, payable in 3,032,000 shares of common stock. In addition, ActiveCore entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, ActiveCore Technologies paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. ActiveCore agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with consulting ActiveCore on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

      In April 2002, ActiveCore raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures were redeemed in February 2003.

      On April 26, 2002, ActiveCore issued 62,027 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

      On or about March 25, 2002, ActiveCore issued 100,000 shares of common stock to Barry Gross that was earned pursuant to a consulting contract signed in 2000. These shares were valued at $0.09 per share, or an aggregate of $9,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Brian MacDonald to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Peter Hamilton to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Kevin Birch to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 4,000,000 shares of common stock to Geno Villella to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 4,000,000 shares of common stock to Sherry Bullock to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, Ms. Bullock left employment with ActiveCore Technologies and has accepted a partial payment of 800,000 shares and the remainder of her performance based shares will be reallocated to the remaining members of International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 500,000 shares of common stock to John Maxwell in lieu of compensation for services performed in 2001 as President of ActiveCore. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 500,000 shares of common stock to John Trainor in lieu of compensation for services performed in 2001 as Secretary of ActiveCore. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 2,375,600 shares of common stock valued at $.05 per share to a consultant for the conversion of $118,780 of debts owed by the Company for services performed in 2001.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to an unrelated investor as conversion of a fee of $50,000 earned for introducing ActiveCore Technologies to International Technologies Marketing. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 50,000 shares of common stock to one of its external legal counsel for payment of interest on outstanding legal bills for the year 2001 - 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to J. Stephen Smith to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to Michael Sidrow to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. In June 2002, these shares were rescinded as a result of Mr. Sidrow's resignation from the board of directors.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to Robert King to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. In June 2002, these shares were rescinded as a result of Mr. King's resignation from the board of directors.

      On February 16, 2002, ActiveCore completed an interim financing agreement for a bridge loan of (pound)600,000 (U.S. $864,180) on an unsecured basis with the European based venture capital and merchant banking firm DcD Limited. The loan was due April 30, 2002 and accrues interest at a rate of 4% per year above the HSBC Bank base rate. Interest is payable monthly. On May 1, 2002, ActiveCore Technologies received written notice from the lender, DcD Limited, that it agreed to convert the loan into 4,000,000 shares of common stock at a conversion rate of approximately $0.19 per share.

      On or about August 17, 2001, ActiveCore issued 1,000,000 shares of common stock to Orchestral Corporation for extension of the licensing contract and to obtain market distribution to Switzerland. These shares were valued at $0.12 per share, or an aggregate of $120,000, on the date of issuance.

      On or about July 30, 2001, ActiveCore rescinded the issuance of 870,000 shares of common stock previously issued to consultants for services not performed.

      On or about April 26, 2001, ActiveCore issued 1,200,000 shares of common stock to a consultant for marketing and promotion consulting services. These shares were valued at $0.14 per share, or an aggregate of $168,000, on the date of issuance.

      On or about April 26, 2001, ActiveCore issued 1,000,000 shares of common stock to an individual for financial advisory services. These shares were valued at $0.14 per share, or an aggregate of $140,000, on the date of issuance.

      In March 2000, ActiveCore, through an agreement with TPG Capital Corporation, which was operated by James Cassidy, a lawyer in Washington D.C., acquired Erebus Corporation for $200,000 in cash and 350,000 shares of ActiveCore valued at $500,000, the market value of ActiveCore's stock at the time of acquisition. This consideration was paid as a fee to TPG Capital, the sole shareholder of Erebus Corporation. The Erebus transaction was undertaken between Erebus, a non-active reporting entity, and ActiveCore Technologies, in order for ActiveCore could become a reporting issuer with the SEC and thereby maintain its status as a listed company on the OTCBB. From an accounting standpoint the Erebus transaction was treated as a recapitalization (stock for stock transaction and no goodwill was recorded).

      TPG Capital was the sole shareholder of Erebus Inc., an inactive reporting shell company. The consulting agreement states that one year after the execution of the agreement ("reset date") the 350,000 common shares issued by ActiveCore's to the former stockholder shall be increased or decreased based upon the average closing price of ActiveCore's stock 30 days prior to the reset date, so the value of the 350,000 shares was equal $500,000. The average closing price of the stock is $0.1487 per share. Based on the consulting agreement ActiveCore was obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee. ActiveCore does not believe that it will be legally obligated to issue the shares based on the reset date as the SEC had previously reached a settlement agreement with Mr. Cassidy and TPG Capital with regard certain practices related to vending reporting shells to non-reporting entities in order for the later to retain listing status on the OTC BB. See SEC Litigation release no. 17023/June 4, 2001.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding ActiveCore Technologies so as to make an informed investment decision. More specifically, ActiveCore had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in ActiveCore's securities.

                            DESCRIPTION OF SECURITIES

GENERAL

      IVP Technology's authorized capital consists of 500,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share. At October 20, 2004 there were 483,998,053 outstanding shares of common stock and 8,333,333 outstanding shares of preferred stock. Set forth below is a summary description of certain provisions relating to IVP Technology's capital stock contained in its Articles of Incorporation and By-Laws and under the Nevada Revised Statutes. The summary is qualified in its entirety by reference to IVP Technology's Articles of Incorporation and By-Laws and the Nevada law.

COMMON STOCK

      Each  outstanding  share  of  common  stock  has one  vote on all  matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is IVP Technology's present intention to retain earnings, if any, for use in its business. The payments of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

      We issued 8,333,333 shares of series A preferred stock in connection with a preferred share financing completed on September 15, 2004 and authorized the creation of 4,167,667 Series B preferred shares to close December 1, 2004 with the same terms. The terms of these preferred shares are as follows: "Series A Convertible Preferred Stock", par value $0.001 per share (the "Series A Preferred Stock"). The number of authorized shares constituting the Series A
Preferred Stock is 8,333,333. The Series A Preferred Stock will have a liquidation preference in relation to the common shares outstanding. With respect to the payment of dividends and other non-liquidation distributions on the capital stock of the Company, the Series A Preferred Stock shall rank: (i) senior to the common stock of the Company, par value of $0.001 per share (the "Common Stock"), (ii) senior to each other class or series of stock of the Company that by its terms ranks junior to the Series A Preferred Stock, or makes no reference to rank, as to payment of dividends or non-liquidation distributions, whether such series and classes are now existing or are created in the future, (iii) on a parity with each other class or series of stock of the Company that by its terms ranks on parity with the Series A Preferred Stock as to payment of dividends or non-liquidation distributions, whether such series and classes are now existing or are created in the future, and (iv) junior to each other class or series of stock of the Company that by its terms ranks senior to the Series A Preferred Stock, whether such series and classes are now existing or are created in the future. Notwithstanding the foregoing, the Series A Preferred Stock shall rank pari passu with the Series B Preferred Stock that the Company intends to authorize and issue concurrently with the authorization and issuance of Series A Preferred Stock. The Board of Directors is authorized, within the limitations and restrictions prescribed by law or stated in the Articles of Incorporation, and by filing a certificate pursuant to applicable law of the State of Nevada, to provide for the issuance of preferred stock in series and (i) to establish from time to time the number of shares to be included in each series; (ii) to fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing and alteration of the dividend rights, dividend rate, conversion rights, conversion rates, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock; and (iii) to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status, which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

WARRANTS

      IVP Technology has outstanding warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. These warrants expire on the fifth anniversary of issuance, April 2007, and were issued in connection with the Equity Line of Credit. In addition there are warrants to purchase an additional 595,919 shares of common stock at the price of 0.018 prior to November 30, 2005 and a warrant to purchase an additional 3,404,081 shares of common stock at the price of 0.018 prior to November 30, 2005. These warrants were issued in connection with a private sale of securities in July 2004.

EQUITY LINE OF CREDIT

      In April 2002, and subsequently amended as to amount in May 2002, our Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, our Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 92% of the lowest closing bid price of the common stock on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will be paid a fee of 3% of each advance under the Equity Line of Credit as a fee. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise our Company in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 100,000 shares of our common stock. The registration statement was declared effective on February 14, 2003. We do not believe that the Line of Credit will be renewed upon its expiry.

OPTIONS

      Our Company has no outstanding options.

TRANSFER AGENT

      The Transfer Agent for the common stock is Pacific Stock Transfer Company located at P.O. Box 93385, Las Vegas, Nevada 89193-3385.

LIMITATION OF LIABILITY: INDEMNIFICATION

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of ActiveCore to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of ActiveCore. In addition, the liability of our officers and directors for breaches of their fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of IVP Technologies pursuant to the foregoing, or otherwise, ActiveCore Technologies has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of ActiveCore Technologies that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with ActiveCore Technologies' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.

                                     EXPERTS

      The consolidated financial statements as of and for the years ended December 31, 2003 and 2002 included in the Prospectus have been audited by Weinberg & Company, P.A., independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding ActiveCore's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Burton, Bartlett & Glogovac, Reno, Nevada, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              FINANCIAL INFORMATION

                           IVP TECHNOLOGY CORPORATION
                      D.B.A. ACTIVECORE TECHNOLOGIES, INC.
                                AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS

Page        F-2          Condensed consolidated balance sheets as of June 30, 2004 (unaudited) and December 31, 2003

                         Condensed Consolidated Statements Of Operations for the three and six months ended June 30, 2004
Page        F-3          and 2003 (unaudited)

                         Condensed Consolidated Statement Of Stockholders' Equity (deficiency) for the six months ended
Page        F-4          June 30, 2004 (unaudited)

                         Condensed Consolidated Statements Of Cash Flows for the six months ended June 30, 2004 and 2003
Pages       F 5-6        (unaudited)

Pages       F 7-18       Notes to Condensed Consolidated Financial Statements as of June 30, 2004 (unaudited)

Page        F-19         Independent Auditors' Report

Page        F-20         Consolidated Balance Sheets as of December 31, 2003 and 2002

Page        F-21         Consolidated Statements Of Operations for the years ended December 31, 2003 and 2002

                         Consolidated Statements Of Changes In Stockholders' Deficiency for the years ended December 31,
Page        F 22         2003 and 2002

Pages       F 23-24      Consolidated Statements Of Cash Flows for the years ended December 31, 2003 and 2002

Pages       F 25-45      Notes to Consolidated Financial Statements as of December 31, 2003 and 2002

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                  JUNE 30, 2004     DECEMBER 31, 2003
                                                                                   (UNAUDITED)          (AUDITED)
                                                                                   ------------        ------------
CURRENT ASSETS
  Cash                                                                             $     38,205        $         --
  Accounts receivable, net                                                              955,256             128,601
  Other receivables                                                                       1,743             189,120
  Prepaid expenses and other current assets                                             150,545              31,500
                                                                                   ------------        ------------
    TOTAL CURRENT ASSETS                                                              1,145,749             349,221
                                                                                   ------------        ------------

PROPERTY AND EQUIPMENT, NET                                                             132,098              43,726
                                                                                   ------------        ------------

OTHER ASSETS
  License agreements - software, net                                                    106,220             106,062
  Note receivable                                                                       749,400                  --
  Customer list, net                                                                    206,250             252,080
  Investments at cost                                                                   250,000             250,000
  Deferred consulting expense                                                            74,832             123,119
  Goodwill                                                                            1,576,884             100,000
  Net assets from discontinued operations                                                    --              16,335
                                                                                   ------------        ------------
    Total Other Assets                                                                2,963,586             847,596
                                                                                   ------------        ------------

  TOTAL ASSETS                                                                     $  4,241,433        $  1,240,543
                                                                                   ============        ============

                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Bank overdraft                                                                   $    355,807        $         --
  Accounts payable                                                                      766,094             666,348
  Accrued liabilities                                                                   369,364             249,685
  Taxes payable                                                                         566,855             301,378
  Leases payable, current portion                                                        10,984               7,652
  Notes payable, current portion                                                        275,762             557,299
  Common stock to be issued                                                              18,000              18,000
  Due to related parties                                                                     --             117,874
  Other current liabilities                                                              26,375               7,729
                                                                                   ------------        ------------
    TOTAL CURRENT LIABILITIES                                                         2,389,241           1,925,965
                                                                                   ------------        ------------

LONG-TERM LIABILITIES

  Note payable, long-term portion                                                       395,218             447,917
  Lease payable, long-term                                                                8,137               2,464
                                                                                   ------------        ------------
    TOTAL LONG-TERM LIABILITIES                                                         403,355             450,381
                                                                                   ------------        ------------

TOTAL LIABILITIES                                                                     2,792,596           2,376,346
                                                                                   ------------        ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Preferred stock, $0.001 par value, 50,000,000 shares authorized, none
    issued and outstanding                                                                   --                  --
  Common stock, $0.001 par value, 500,000,000 authorized and 443,534,552 and
    286,207,000 shares issued and outstanding as of June 30, 2004 and
    December 31, 2003, respectively                                                     443,534             286,207
  Common stock to be issued (17,272,726 shares)                                              --             380,000
  Additional paid-in capital                                                         38,321,140          36,382,766
  Accumulated deficit                                                               (37,125,039)        (37,094,546)
  Less:  treasury stock (11,000,000 shares)                                                  --            (770,000)
  Accumulated other comprehensive loss                                                 (102,442)           (158,586)
  Less:  deferred equity line commitment fees                                           (64,380)           (112,668)
  Less:  deferred compensation                                                          (23,976)            (48,976)
                                                                                   ------------        ------------
  TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                             1,448,837          (1,135,803)
                                                                                   ------------        ------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                           $  4,241,433        $  1,240,543
                                                                                   ============        ============

  See accompanying notes to these Condensed Consolidated Financials Statements

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                    FOR THE THREE        FOR THE THREE         FOR THE SIX         FOR THE SIX
                                                    MONTHS ENDED         MONTHS ENDED         MONTHS ENDED         MONTHS ENDED
                                                      JUNE 30,             JUNE 30,             JUNE 30,             JUNE 30,
                                                        2004                 2003                 2004                 2003
                                                    -------------        -------------        -------------        -------------
REVENUE

Net Sales                                           $   1,105,532        $      82,300        $   1,300,027        $     231,009
                                                    -------------        -------------        -------------        -------------

COST OF SALES
  Product costs                                           310,080                   --              311,131              100,931
  Distribution and other costs including
    amortization of license                                52,516               93,207               87,476              186,189
                                                    -------------        -------------        -------------        -------------
    Total Cost of Sales                                   362,596               93,207              398,607              287,120
                                                    -------------        -------------        -------------        -------------

GROSS PROFIT (LOSS)                                       742,936              (10,907)             901,420              (56,111)
                                                    -------------        -------------        -------------        -------------

OPERATING EXPENSES
  Salaries and wages                                      183,074              157,573              646,174              235,974
  Stock based compensation                                 56,618              656,922              115,006              656,922
  Consulting fees                                          83,572               45,256              161,964               93,930
  Legal and accounting                                    137,358               57,996              163,455              153,834
  General and administrative                              218,885              198,470              377,216              392,515
  Financial advisory fees                                     380                   --                7,630               30,708
  Amortization and depreciation                             8,651               10,353                6,684               18,722
                                                    -------------        -------------        -------------        -------------
    TOTAL OPERATING EXPENSES                              688,538            1,126,570            1,478,129            1,582,605
                                                    -------------        -------------        -------------        -------------

INCOME (LOSS) FROM OPERATIONS                              54,398           (1,137,477)            (576,709)          (1,638,716)
                                                    -------------        -------------        -------------        -------------

OTHER INCOME (EXPENSE)
  Gain on early extinguishment of debt                         --                   --                2,000                   --
  Interest income                                          22,481                1,354               29,976                6,497
  Interest expense                                        (37,344)            (148,778)             (70,576)            (227,130)
  Foreign exchange gain (loss)                            (15,667)               1,006              (17,931)              14,074
                                                    -------------        -------------        -------------        -------------
    TOTAL OTHER INCOME (EXPENSE)                          (30,530)            (146,418)             (56,531)            (206,559)
                                                    -------------        -------------        -------------        -------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                   23,868           (1,283,895)            (633,240)          (1,845,275)
                                                    -------------        -------------        -------------        -------------

DISCONTINUED OPERATIONS (SEE NOTE 2):
  Income (Loss) from Discontinued Operations                1,983                   --             (128,586)            (733,123)
  Gain on Sale of Discontinued Operations                      --            2,396,009              731,333            2,396,009
                                                    -------------        -------------        -------------        -------------
  INCOME (LOSS) FROM DISCONTINUED                           1,983            2,396,009              602,747            1,662,886
    OPERATIONS, NET
                                                    -------------        -------------        -------------        -------------

NET INCOME (LOSS)                                   $      25,851        $   1,112,114        $     (30,493)       $    (182,389)
                                                    =============        =============        =============        =============

INCOME (LOSS) PER COMMON SHARE FROM
  CONTINUING OPERATIONS - BASIC AND DILUTED                  0.00                (0.01)               (0.00)               (0.02)
                                                    -------------        -------------        -------------        -------------

INCOME (LOSS) PER COMMON SHARE FROM
  DISCONTINUED OPERATIONS - BASIC AND DILUTED                0.00                 0.02                 0.00                 0.02
                                                    -------------        -------------        -------------        -------------

NET INCOME (LOSS) PER COMMON SHARE - BASIC
  AND DILUTED                                                0.00                 0.01                (0.00)               (0.00)
                                                    -------------        -------------        -------------        -------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                     383,426,147          115,200,027          353,891,944          107,531,237
                                                    =============        =============        =============        =============

  See accompanying notes to these Condensed Consolidated Financials Statements

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004
                                   (UNAUDITED)

                                                                                           COMMON      COMMON STOCK
                                                          PREFERRED         COMMON          STOCK      TO BE ISSUED
                                    PREFERRED SHARES    STOCK AMOUNT        SHARES         AMOUNT         SHARES         AMOUNT
                                    ---------------     ------------      -----------     --------     -----------      --------
Balance, December 31, 2003                                                 286,207,703     $286,207      17,272,726      $380,000
Stock issued for services                                                    6,000,000        6,000
Stock Issued for compensation                                               10,300,000       10,300
Stock issued for stockholder debt                                           66,036,267       66,037    (17,272,726)     (380,000)
Stock Issued for debt repayment                                             37,672,137       37,673
Stock issued for payment of
   accrued liability                                                         2,000,000        2,000
Stock Issued for acquisition                                                46,318,445       46,318
Cancellation of treasury stock                                            (11,000,000)     (11,000)
Deferred cost recognized
Net loss for period
Cumulative translation adjustment
Comprehensive Income
                                      -------------     ------------       -----------     --------      ----------      --------

BALANCE, JUNE 30, 2004                           --     $         --       443,534,552     $443,534              --      $     --
                                      -------------     ------------       ===========     ========      ==========      ========

                                      ADDITIONAL                                          OTHER       EQUITY LINE
                                       PAID-IN        ACCUMULATED                     COMPREHENSIVE   COMMITMENT
                                       CAPITAL          DEFICIT      TREASURY STOCK   INCOME (LOSS)       FEES
                                       -------        -----------    --------------   -------------   -----------
Balance, December 31, 2003            $ 36,382,766    $(37,094,546)       $(770,000)     $(158,586)      $(112,668)
Stock issued for services                  126,000
Stock Issued for compensation              185,700
Stock issued for stockholder debt          924,288
Stock Issued for debt repayment            620,495
Stock issued for payment of
   accrued liability                        46,000
Stock Issued for acquisition               794,891
Cancellation of treasury stock           (759,000)                          770,000
Deferred cost recognized                                                                                    48,288
Net loss for period                                        (30,493)
Cumulative translation adjustment                                                            56,144
Comprehensive Income
                                      ------------    ------------        ---------      ---------       ---------

BALANCE, JUNE 30, 2004                $ 38,321,140    $(37,125,039)       $      --      $(102,442)       $(64,380)
                                      ============    ============        =========      =========       =========

                                         DEFERRED
                                       COMPENSATION      TOTAL
                                       ------------    ----------
Balance, December 31, 2003               $(48,976)   $(1,135,803)
Stock issued for services                                 132,000
Stock Issued for compensation                             196,000
Stock issued for stockholder debt                         610,325
Stock Issued for debt repayment                           658,168
Stock issued for payment of
   accrued liability                                       48,000
Stock Issued for acquisition                              841,209
Cancellation of treasury stock                                  -
Deferred cost recognized                    25,000         73,288
Net loss for period                                      (30,493)
Cumulative translation adjustment                          56,144
                                                       -----------

Comprehensive Income                                       25,651
                                         --------      ----------

BALANCE, JUNE 30, 2004                   $(23,976)     $1,448,837
                                         ========      ==========

  See accompanying notes to these Condensed Consolidated Financials Statements

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                            For The Six        For The Six
                                                                        Months Ended June     Months Ended
                                                                            30, 2004          June 30, 2003
                                                                           -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 $   (30,493)       $  (182,389)
    Adjustments to reconcile net loss to net cash used in operating activities:
    Gain on sale of discontinued operations                                   (731,333)        (2,396,009)
    Depreciation                                                                 6,684             18,722
    Amortization of customer list                                               45,830                 --
    Amortization of licensing agreements and software kits                        (158)           178,402
    Amortization of deferred consulting and commitment fees                     48,288            113,323
    Amortization of consulting agreements                                       29,000                 --
    Impairment of deferred tax asset                                                --             71,816
    Stock issued for commitment fees and penalties                                  --             22,800
    Stock issued for compensation                                                   --            618,880
    Stock issued for financing costs                                                --            129,500
    Stock issued bonuses                                                       176,000                 --
    Stock issued for services                                                  120,000             12,500
  Changes in operating assets and liabilities, net of effects of
    discontinued operations:                                                        --                 --
    (Increase) in accounts receivable                                         (756,840)           (26,908)
    Decrease (increase) in prepaid expenses and other current assets            96,332           (112,233)
    Increase  in accounts payable                                              (73,161)            54,721
    Increase (decrease) in accrued liabilities                                  52,418            (78,310)
    Increase in taxes payable                                                  125,803             73,221
    Increase in due to related parties                                         423,198                 --
    Increase (decrease) in other current liabilities                            18,647           (131,232)
    Decrease in deferred consulting fees                                        48,287                 --
    (Decrease) in accrued interest                                                  --             (3,065)
    Net effect of discontinued operations                                           --            193,504
                                                                           -----------        -----------
      Net Cash Used In Operating Activities                                   (255,176)        (1,442,757)
                                                                           -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets                                                    (48,518)           (35,853)
                                                                           -----------        -----------
      Net Cash Used In Investing Activities                                    (48,518)           (35,853)
                                                                           -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of notes payable                                                   (17,500)          (690,000)
  Proceeds from notes payable                                                  310,000          1,125,000
  Proceeds from related parties                                                     --            532,070
  Proceeds from issuance of common stock                                            --            525,000
  Payment on leases                                                             (6,745)            43,534
                                                                           -----------        -----------
      Net Cash Provided By Financing Activities                                285,755          1,535,604
                                                                           -----------        -----------

  See accompanying notes to these Condensed Consolidated Financials Statements

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (UNAUDITED)

                                                                                  For The Six          For The Six
                                                                               Months Ended June      Months Ended
                                                                                    30, 2004         June 30, 2003
                                                                                  ------------       ------------
EFFECT OF FOREIGN EXCHANGE RATES                                                        56,144           (119,402)
                                                                                  ------------       ------------

NET INCREASE (DECREASE) IN CASH                                                         38,205            (62,408)

CASH - BEGINNING OF PERIOD                                                                  --             63,162
                                                                                  ------------       ------------

CASH - END OF PERIOD                                                              $     38,205       $        754
                                                                                  ============       ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                                    --             36,945
                                                                                  ============       ============
  Cash paid for taxes                                                             $         --       $         --
                                                                                  ============       ============


SUPPLEMENTAL DISCLOSURE OF NON-CASH-INVESTING AND FINANCING ACTIVITIES
  Equipment purchased under capital leases                                        $         --       $     33,095
                                                                                  ------------       ------------
  Common stock issued to satisfy common stock to be issued                        $    380,000       $         --
                                                                                  ------------       ------------
  Common stock issued for acquisitions                                                 841,209                 --
                                                                                  ------------       ------------
  Common and preferred stock issued for the acquisition of Ignition
    Entertainment Ltd.                                                            $         --       $ 11,949,156
                                                                                  ------------       ------------
  Common stock issued for deferred consulting expenses                            $         --       $    250,000
                                                                                  ------------       ------------
  Common stock issued for payment of accrued liabilities                          $     48,000       $     31,250
                                                                                  ------------       ------------
  Common stock issued for payment of debt and accrued interest thereon            $    658,168       $         --
                                                                                  ------------       ------------
  Common stock issued for payment of amounts due to related parties                    610,325            824,869
                                                                                  ------------       ------------
  Common stock issued for payment of common stock to be issued for services       $         --       $     15,000
                                                                                  ------------       ------------
  Treasury stock rescinded                                                        $    770,000       $         --
                                                                                  ------------       ------------
  Note receivable for sale of SilverBirch Studios Division                        $    749,000       $         --
                                                                                  ------------       ------------

  See accompanying notes to these Condensed Consolidated Financials Statements

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2004
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) ORGANIZATION

The Condensed Consolidated Financial Statements of IVP Technology Corporation (d.b.a. ActiveCore Technologies, Inc.) and subsidiaries (the "Company") include the accounts of the parent, IVP Technology Corporation, incorporated in the State of Nevada on February 11, 1994, and its subsidiaries: ActiveCore Technologies Ltd. (formerly Springboard Technology Solutions Inc.) and C Comm Network Corporation, both Canadian companies, ActiveCore Technologies UK Limited and Twincentric Limited, both UK companies, Erebus Corporation and ActiveCore Exml Canada Ltd., both inactive companies. The Company was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to conduct business in Ontario, Canada.

During 2003, the Company operated two divisions: enterprise and consumer. The enterprise division develops, markets, licenses, installs and services data solutions. The consumer market group developed and published interactive software games designed for video consoles, mobile phones, other handheld devices and websites. At the end of February of 2004, the Company sold certain assets and personnel related to the mobile games business to a privately held Canadian company founded by the Company's former Chief Technology Officer. In the period ended June 30, 2003, there were no activities related to the mobile phone game group in the consumer division (See Note 2). The consumer division also distributed games developed by third parties. Until the end of March of 2003, the Company also produced video games for personal computers and various console gaming platforms.

The Company incorporated a subsidiary unit in the United Kingdom on January 15, 2004, for the purpose of marketing various enterprise software products of the Company, as well as certain third party developments for which the Company has entered into licensing agreements. The subsidiary operates as ActiveCore Technologies UK Limited and sells enterprise software throughout the European market.

(B) PRINCIPLES OF CONSOLIDATION

The Condensed Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. The Condensed Consolidated Financial Statements also include the accounts of the Company's former subsidiary, Ignition Entertainment Limited from January 1, 2003 through March 31, 2003 (See
Note 2). All significant inter-company transactions and balances have been eliminated in consolidation.

(C) RECLASSIFICATIONS

Certain reclassifications have been made to previously reported amounts to conform to the current year's presentation.

(D) FOREIGN CURRENCY TRANSACTIONS

Assets and liabilities of foreign subsidiaries, whose functional currency is the local currency, are translated at year-end exchange rates. Capital accounts are re-measured into U.S. dollars at the acquisition date rates. Income and expense items are translated at the average rates of exchange prevailing during the year. The adjustments resulting from translating the financial statements of such foreign subsidiaries are recorded as a component of accumulated other comprehensive income (loss) in stockholders' equity (deficiency). Foreign currency transaction gains or losses are reported in results of operations.

                           IVP TECHNOLOGY CORPORATION
         D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)


(E) USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts could differ significantly from these estimates.

(F) FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company's financial instruments, including cash, receivables, bank debt, accounts payable, accrued liabilities, taxes payable and other current liabilities approximate fair value because of their short maturities. The carrying amount of the Company's debt approximates fair value because the interest rates of the lines of credit are based on floating rates identified by reference to market rates. The carrying amounts of the Company's loans and notes payable and capital lease obligations approximate the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations.

(G) INCOME (LOSS) PER COMMON SHARE

Basic income or loss per common share is based on net income or loss divided by the weighted average number of common shares outstanding. Common stock equivalents were not included in the calculation of diluted loss per share as their effect would be anti-dilutive for the six months ended June 30, 2004 and 2003 and for the three months ended June 30, 2003. Common stock equivalents were not included in the calculation of diluted income per share for the three months ended June 30, 2004 since the exercise price of all common stock equivalents were greater than the average stock price for the period.

(H) INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Condensed Consolidated Financial Statements as of June 30, 2004 and for the six months ended June 30, 2004 and 2003 are unaudited. In the opinion of management, such Condensed Consolidated Financial Statements include all adjustments (consisting only of normal recurring accruals) necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. The consolidated results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for the full year. The condensed consolidated balance sheet information as of December 31, 2003 was derived from the audited consolidated financial statements included in the Company's Annual Report Form 10-KSB. The interim Condensed Consolidated Financial Statements should be read in conjunction with that report.

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)

(I) GOING CONCERN

The accompanying Condensed Consolidated Financial Statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a net loss of $30,493 and a negative cash flow from operations of $255,176 for the six months ended June 30, 2004, and has a working capital deficiency of $1,243,492 at June 30, 2004 which raises doubt about its ability to continue as a going concern. The Condensed Consolidated Financial Statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plan to continue operations is to raise additional debt or equity capital until such time as the Company is able to generate sufficient operating revenues through its new acquisitions.

In view of these matters, realization of certain of the assets in the accompanying Condensed Consolidated Financial Statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

(J) RECENT ACCOUNTING PRONOUNCEMENTS

In March of 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate. The Company has not yet completed its evaluation of SAB 105, but does not anticipate a material impact on the financial statements.

NOTE 2 - DISCONTINUED OPERATIONS

On May 28, 2002, the Company acquired 100% of the stock of Ignition Entertainment Ltd., a UK corporation, which specialized in the design, development, licensing, publishing and distribution of personal computer, mobile devices and game console software and accessories. The Company agreed to issue 15,000,000 shares of unregistered common stock and 3,500,000 of unregistered preferred stock convertible into 35,000,000 shares of common stock, collectively valued at $0.23898 per share, for a total purchase price of $11,949,156. These shares were held in escrow until disbursed in accordance with the terms of the escrow agreement. The acquisition was accounted for by the purchase method of accounting.

Effective April 1, 2003, the Company sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of the Company's common stock originally issued to and held by the former shareholders and the assumption of certain liabilities pertaining to Ignition.

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)

Upon execution of the sale agreement in June of 2003, the Company issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, the Company converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved the Company's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2002 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and were subsequently distributed to the former owners in 2004. Following the issuance of the 50,000,000 shares of the Company's common stock, the former shareholders returned 11,000,000 shares of common stock to the Company as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement. The 11,000,000 shares were cancelled in February of 2004, and are presented in the accompanying condensed consolidated balance sheet as treasury stock at December 31, 2003.

In connection with the sale agreement, the Company retained rights to certain intellectual property and received a source code licensing agreement for certain interactive software games developed by Ignition Entertainment Ltd. The Company also received an agreement to distribute the interactive software games on a worldwide basis for a period of three years, renewable annually thereafter if such titles are converted to mobile games. The Company undertook to pay Ignition Entertainment Ltd. a royalty fee of 30% of all gross revenues, less direct costs, from the sale, distribution or marketing of those game titles if any are distributed by its mobile games division. As of June 30, 2004 and December 31, 2003, the Company did not assign any value to the acquired intellectual property and or to the distribution agreement. This agreement has been assigned to SilverBirch Studios Inc. as part of the sale of assets of the Games Division.

Following is a summary of net liabilities and results of operations of Ignition Entertainment Ltd. for the period from January 1, 2003 through June 30, 2003.


                                                          For the Period
                                                              From
                                                         January 1, 2003
                                                             Through
                                                           June 30, 2003
                                                           -----------

Revenues, net                                              $ 1,087,906
  Cost of sales                                                960,501
                                                           -----------
  Gross profit                                                 127,405
  Operating expenses                                           815,985
                                                           -----------
    Loss from discontinued operations                         (688,580)
  Other expense                                                (44,543)
                                                           -----------
    Net loss from discontinued operations                  $  (733,123)
                                                           ===========


Effective February 29, 2004, the Company entered into an agreement to sell certain assets and liabilities of the Company's cellular phone game and ring tone development group, SilverBirch Studios, and the web portals Recessgames.com, Bladeofzorro.com and Silverbirchstudios.com (collectively, the "Games Division") to SilverBirch Studios, Inc. The execution date of the agreement was June 9, 2004.

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)

The purchase price consisted of the following: (a) a promissory note in the amount of $749,400 ($1,000,000 CDN) payable in 10 installments of $100,000 CDN per month commencing March 31, 2005. The note bears interest at 12% per annum, to be paid on a monthly basis commencing on March 31, 2004. The note is collateralized by a general security agreement; (b) the Company will maintain a 5% equity interest in SilverBirch Studios Inc., with participation rights to maintain that 5% ownership rate. The Company determined that the value of the 5% interest is $0; (c) a royalty agreement with a 4-year term commencing on March 1, 2004. SilverBirch will pay the Company a royalty equal to 2% of the gross revenues of SilverBirch, payable on a quarterly basis during the term. The total royalty payments will be capped at a maximum of $1,300,000 CDN. The Company did not receive any royalties for the three months ended March 31, 2004; (d) a non-exclusive grant of the right to use any games that were in the process of being created by the games division up until the effective date of the sales agreement for use in the Company's direct marketing and advertising operations on the basis of a royalty equal to normal commercial terms less 10%.

The transaction resulted in a gain of $731,333, which has been included in the condensed consolidated statement of operations for the six months ended June 30, 2004 as a gain on sale of discontinued operations.

Following is a summary of net assets and results of operations of the Games Division as of December 31, 2003 and for the period from January 1, 2004 through February 29, 2004.

                                                             As of
                                                        December 31, 2003
                                                      --------------------
        Property and Equipment, net                               $16,335
                                                      --------------------
        Total Assets of Discontinued                              $16,335
        Operations
                                                      ====================


                                                      For the Period From
                                                        January 1, 2004
                                                        through February
                                                            29, 2004
                                                     ---------------------
         Salary and Wages                                        $130,569
                                                     ---------------------
         Net Loss From Discontinued Operations                   $130,569
                                                     =====================


As of June 30, 2004, the Company did not have any net assets from discontinued operations and had a loss from discontinued operations of $128,586 for six months then ended

NOTE 3 - OTHER RECEIVABLES

Other receivables, of $189,120 at December 31, 2003, primarily represented advances made to unrelated parties in order to satisfy debts of Ignition Entertainment Ltd. These receivables were collected in full in the first quarter of 2004. Also included in other receivables was $26,611 at December 31, 2003 for an advance made to ePocket, Inc. This advance was repaid in full in February of 2004.

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)


NOTE 4 - ACQUISITION OF C COMM NETWORK CORPORATION

On May 6, 2004, the Company acquired all the outstanding common stock of C Comm Network Corporation ("C Comm"), a privately held Canadian Corporation, for 30,758,202 shares of the Company's restricted common stock valued at $461,962. The total purchase price of $491,962 also includes $30,000 of other acquisition costs. The number of shares was determined based on the weighted average share price of the Company's common shares for the two trading days before and after the day the Company entered into the terms of the acquisition agreement. The Company accounted for this acquisition using the purchase method of accounting in accordance with the provisions of Statements of Financial Accounting Standards ("SFAS") No. 141, and accordingly, C Comm's operating results have been included in the Company's consolidated statement of operations from acquisition date through June 30, 2004. The Company acquired net tangible liabilities of $9,823. The excess of the consideration given over the fair value of net assets acquired has been recorded as goodwill of $501,785. The Company will account for the purchased goodwill in accordance with the provisions of SFAS 142. The amount of the consideration paid for the shares of C Comm was determined based on a multiple of revenues earned by C Comm for the two fiscal years ended September 30, 2002 and September 30, 2003, plus revenues earned for the six months ended March 31, 2004. During the next year until June 30, 2005, the C Comm shareholders will probably be entitled to an additional allotment of the Company's shares. The amount of this additional allotment of shares will be based a percentage of the amount of revenues generated by C Comm over and above its current sales and the common shares to be allocated to fulfill this achievement bonus will be valued as at the closing value of each quarter in which the increased revenue percentage is earned. C Comm is a corporate message broadcasting service which employs communication media such as facsimile, voice, and e-mail to deliver messages to various organizations' customers. The Company has commenced marketing C Comm's services under the product name "ActiveCast".

The purchase price allocation recorded for the acquisition of C Comm is as follows:

Accounts receivable                                                     $ 17,000
Capital assets                                                             6,000
                                                                        --------
Total assets                                                              23,000
                                                                        --------

Bank debt                                                                 13,000
Accrued liabilities                                                        8,000
Taxes payable                                                             12,000
                                                                        --------
Total liabilities assumed                                                 33,000
                                                                        --------

Excess of liabilities assumed over assets acquired                        10,000

Purchase price                                                           462,000
Acquisition - fees and expenses                                           30,000
                                                                        --------
Goodwill                                                                $502,000
                                                                        ========

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)

The following unaudited pro forma consolidated results of operations are presented as if the acquisition of C Comm had been made at the beginning of the 2004 period presented:


                                                  Six Months Ended
                                                    June 30, 2004
                                               ----------------------

Net sales                                       $          1,446,406
Net income                                      $              2,672
Basic and diluted income per share              $               0.00


NOTE 5 - ACQUISITION OF TWINCENTIC LIMITED

On June 21, 2004, the Company acquired all the outstanding common stock of Twincentric Limited, a UK Corporation ("Twincentric"), for 15,560,243 shares of the Company's restricted common stock valued at $379,247. The acquisition price also included $50,000 of acquisition expense. The Company accounted for this acquisition using the purchase method of accounting in accordance with the provisions of SFAS 141. The excess of the consideration given over the fair value of net assets acquired has been recorded as goodwill of $974,195. The Company will account for the purchased goodwill in accordance with the provisions of SFAS 142. The amount of the consideration paid for the shares of Twincentric was determined based on arm's-length negotiation with the shareholders of Twincentric and based on the weighted average share price of the Company's common shares for the two trading days before and after the day the Company entered into the agreement. During the next year until June 30, 2005, the shareholders of Twincentric will probably be entitled to an additional allotment of the Company's shares. The amount of this additional allotment of shares of the Company's stock will be based on a percentage of the amount of revenues generated by Twincentric over and above its current sales level and the common shares to be allocated to fulfill this achievement bonus will be valued as at the closing value of each quarter in which the increased revenue percentage is earned. Twincentric is a data integration and migration software and services company primarily in the AS 400 and Bull Computer markets. The Company intends to maintain the Twincentric name for marketing purposes in Europe.

The purchase price allocation recorded for the acquisition of Twincentric Limited is as follows:

Accounts receivable                                                     $ 22,000
Other receivables and prepayments                                         31,000
Capital assets                                                            26,000
                                                                        --------
Total assets                                                              79,000
                                                                        --------

Bank debt                                                                208,000
Accounts payable                                                          58,000
Taxes payable                                                            128,000
Other payables                                                           230,000
                                                                        --------
Total liabilities assumed                                                624,000
                                                                        --------

Excess of liabilities assumed over assets acquired                       545,000
Purchase price                                                            79,000
Acquisition - related fees and expenses                                   50,000
                                                                        --------
Goodwill                                                                $974,000
                                                                        ========

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)


The following unaudited pro forma consolidated results of operations are presented as if the acquisition of Twincentric had been made at the beginning of the 2004 period presented:

                                              Six Months Ended
                                               June 30, 2004
                                              ----------------

       Net sales                               $    1,458,698
       Net loss                                $    (201,577)
       Basic and diluted loss per share        $       (0.00)


NOTE 6 - OTHER ACQUISITIONS

On September 20, 2003, the Company issued 6,472,492 shares of common stock in connection with the acquisition of the data integration division of SCI
Healthcare Group. The shares were valued based on the closing price of the Company's common stock on September 18th, the contracted determination date, which represented $200,000. Additional consideration of $175,000 was given in the form of a promissory note. There is a further provision to allow for the increase or reduction of a percentage of the issued shares if certain gross revenue targets are not met after one year from the acquisition date. The shares are being held in trust by the seller's counsel. The Company allocated the purchase price between goodwill ($100,000) and customer list ($275,000). The customer list is being amortized over a term of three years based on the tenure and cancelability of existing contracts. Amortization for the six months ended June 30, 2004 was $45,830.

The following unaudited pro forma consolidated results of operations are presented as if the acquisition of the data integration division of SCI Healthcare Group had been made at the beginning of 2003:

                                                          Six Months Ended
                                                            June 30, 2003
                                                          ----------------
            Net sales                                       $    573,074
            Net loss                                        $  (201,579)
            Basic and diluted loss per share                $     (0.00)


NOTE 7 - DUE FROM RELATED PARTIES

The balance due from related parties of $59,286 has been included in prepaid expense and other current assets in the accompanying condensed consolidated balance sheet at June 30, 2004. This amount represents a prepayment by the Company for officers' salaries and expenses. This balance is short-term in nature and will be expensed in the third and fourth quarter of 2004.

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)


NOTE 8 - COMMITMENTS AND CONTINGENCIES

(A) ActiveCore Technologies Limited, the Canadian subsidiary, has a liability to the Canada Customs and Revenue Agency ("CCRA") for un-remitted payroll taxes, in the approximate amount of $305,000, which is comprised of $222,000 for current payroll taxes, and $83,000 from a December 31, 2002 CCRA audit assessment whereby several contract employees were deemed to be eligible for statutory pension and unemployment premiums not previously recorded. The Company has accrued these liabilities together with appropriate interest and penalties. This liability is included in taxes payable in the current liabilities section of the accompanying condensed consolidated balance sheets at June 30, 2004 and December 31, 2003. An aggressive collection effort by the CCRA could have a significant negative effect on the Company's operations.

(B) On January 13, 2002, the Company canceled its "Power Audit" software distribution agreement with the licensor. In January of 2003, the licensor commenced a proceeding in Ontario, Canada against the Company which was placed into abeyance and then revived in August of 2003 alleging that the Company had infringed upon the copyright that the licensor maintained, and further that the Company had breached the distribution contract. The licensor has claimed punitive and exemplary damages of Canadian $4,000,000 and $1,000,000, respectively. The Company has retained legal counsel to defend itself on the basis that there is no merit to the case and even if there was merit, the time frame in which to bring an action in the contract has expired.

Compulsory mediation has occurred in the case and no settlement was offered or agreement arrived at during the mediation phase. The next step would normally be "examination for discovery" then on to a trial. The Company has not yet determined if it will counter sue for the return of all proceeds paid to the licensor during the period of time between 1999 and 2001. It is the Company's view that the case filed by the licensor is frivolous and in any event is now in a state of legal limbo and if restarted no negative outcome would be experienced. No allocation for any contingent liability has been made in the Company's Condensed Consolidated Financial Statements for the punitive and exemplary damages; however, it has maintained in it current accounts payables approximately $226,000 as owing to the licensor. In January of 2003, the Company also committed to issue to the licensor, 100,000 shares of freely tradable common stock. The shares were valued by the Company at $0.18 per share based on the closing market price of the common stock at the commitment date. The total value of $18,000 is included in current liabilities in the accompanying condensed consolidated balance sheets at June 30, 2004 and June 30, 2003.

(C) On March 17, 2000, the Company entered into a consulting agreement with the former stockholder of an inactive reporting shell company that the Company acquired. The consulting agreement provides that one year after the execution of the agreement, ("Reset Date"), the 350,000 common shares issued by the Company to the former stockholder shall be increased or decreased based upon the average closing price of the Company's stock 30 days prior to the Reset Date, so the value of the 350,000 shares will equal $500,000. The average closing price of the stock was $0.1487 per share. The Company is obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee. In March of 2004, the consultant filed a claim in the Superior Court of the District of Columbia against the Company seeking, among other things, the reset shares. The Company has engaged legal counsel to vigorously defend itself against the claim. On May 3, 2004, the Company responded to the Complaint by filling a motion to compel arbitration. The Superior Court granted the Company's motion by order dated May 27, 2004. The consultant filed a Demand for Arbitration with the American Arbitration Association on or about June 9, 2004. To date the Company through its solicitors and the consultant are negotiating the terms of the arbitration. The Company believes the consultant is not entitled to the reset shares due to the SEC and regulatory problems relating to the acquisition of the shell company and as such has not provided any accruals for this matter in the accompanying consolidated financial statements.

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)


(D) During July of 2004, the Company was named as a co-defendant in a motion brought by a Canadian based company that competes with ActiveCore alleging that ActiveCore had misappropriated property of this company and amongst other things unfairly competes against this company. To date no action has been commenced by the plaintiff to pursue the motion and the Company believes that the motion will be dropped following resolution of an action of minority shareholders against the Company which is expected within the next several months.

(E) During all of 2003, the Company's principal executive office was located at 2275 Lakeshore Blvd. West, Suite 401, Toronto, Ontario, Canada at a cost of approximately $3,500 per month. Commencing in July of 2003, the Company subleased additional premises in Suite 402 in the same building doubling its rental space to approximately 5,500 square feet at a cost of an additional $3,500 per month. Commencing May 1, 2004, the Company moved its premises to 156 Front Street West, Suite 210, Toronto, Ontario, M5J 2L6 where it leases approximately 6,550 sq ft of office space for five years at a rental cost, including operating expenses and taxes, of approximately $126,000 per annum.

NOTE 9 - NOTES PAYABLE

On June 14, 2004, the Company obtained a loan of $60,000 under the terms of the Equity Line of Credit with Cornell Capital Partners, L.P. The balance due on this loan at June 30, 2004 was $15,000 and the amount is included in notes payable, current portion. Subsequent to June 30, 2004, the loan has been repaid in full. During the six months ended June 30, 2004, the Company obtained an additional $250,000 under the Equity Line of Credit with Cornell Capital Partners. As of June 30, 2004, these loans have been fully repaid. The Company also repaid the $226,911 which was payable under the Equity Line of Credit with Cornell Capital Partners at December 31, 2003.

NOTE 10 - STOCKHOLDER'S EQUITY

During the six months ended June 30, 2004, the Company issued 37,672,137 shares of common stock to Cornell Capital Partners having a fair market value of $658,168 in connection with the Equity Line of Credit Agreement. Of the amount, $226,911 was applied against the original $1,000,000 promissory note payable and $389,989 was used to repay three separate notes that were issued in January of 2004 under the Equity Line of Credit with Cornell Capital Partners. Also, $47,268 was applied against interest due on the original $1,000,000 promissory note payable.

Pursuant to an agreement reached between a long-term debt holder and the Company, the board of directors approved the issuance of 3,559,520 restricted shares of common stock aggregating $88,988 for the settlement of the principal and accrued interest through February 23, 2004. The shares were valued at $0.025 per share based on the closing market price of the common stock on the settlement date. During the six months ended June 30, 2004, the Company issued 10,300,000 restricted shares to various employees as performance related bonuses or signing inducements. The values assigned to the common stock ranged from $0.012 to $0.028 per share or an aggregate of $185,700, representing the closing market value of the Company's common stock on the dates of issue. During the six months ended June 30, 2004, the Company issued 66,036,267 restricted shares of common stock to two directors and an officer of the Company in lieu of cash to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries included in the amounts due to related parties in the accompanying condensed consolidated balance sheets. The values assigned to the common stock ranged from $0.012 to $0.024 per share, or an aggregate of $990,325 representing the market value on the dates of grant. At December 31, 2003, $380,000 of this amount was included in the equity section of the condensed consolidated balance sheet as common stock to be issued.

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)


Pursuant to an agreement reached between a creditor and the Company, the board of directors approved the issuance of 2,000,000 restricted shares of common stock aggregating $48,000 for settlement of a $50,000 liability. These shares were issued on February 20, 2004 and were valued at $0.024 per share based on the closing market price of the common stock on the issuance date.

Also, see Note 11(B) for additional stock transactions.

NOTE 11 - AGREEMENTS

(A) DYNAPORTAL

On February 9, 2004, BiznizWeb, Inc. (d.b.a. DynaPortal Software Company) and the Company entered into a mutual non-exclusive dealer agreement for sales of each other's products and a mutual understanding to develop ActiveLink connectors to all of DynaPortal's modules. Under terms of the agreement, both companies are working to create connectors between the Company's ActiveLink product and DynaPortal functions. Once complete, the Company believes that the joint development will provide both companies with the ability to offer powerful portal solutions which should be able to compete with companies offering much more expensive products.

This agreement will remain in effect for two years. The Company paid Dynaportal $3,740 for an initial license to use the Activelink product in its DynaPortal demonstration site.

(B) CONSULTING AGREEMENTS

On January 26, 2004, the Company entered into a consulting agreement with an unrelated company to assist in locating and negotiating several prospective merger candidates primarily to enable the creation of an outbound messaging and communications service to work with the Company's ActiveLink product as a data service bureau and enterprise portal interface. On February 20, 2004, the Company issued 5,000,000 restricted shares to the consultant. These shares were valued at $0.024 per share, or an aggregate of $120,000 representing the closing bid price at the date of issue.

NOTE 12 - SUBSEQUENT EVENTS

On July 12, 2004, the board of directors authorized the sale of 4,000,000 restricted shares of common stock to unrelated parties in exchange for $60,000. The restricted share agreement grants the purchaser one warrant for each share at a purchase price of $0.018 to expire on November 30, 2005. The shares have not yet been issued.

Also on July 12, 2004, the board of directors authorized the issuance of 666,000 restricted shares of common stock for the purchase of a limited source code licence for certain software for a value of $10,000. The shares have not yet been issued.

Also on July 12, 2004, the board of directors authorized the issuance of 16,000,000 restricted shares for a substantial minority interest in Infolink Technologies Limited. On July 31, 2004, the Company signed an irrevocable share call agreement with a current employee to acquire 8,000,000 shares of Infolink in exchange for 16,000,000 restricted shares of IVP which is callable at the option of the Company. The shares have not yet been issued.

Also on July 12, 2004, the board of directors authorized the issuance of 150,000 restricted common shares to an unrelated party in consideration of a one-year consulting contract for investor relations services. The shares have not yet been issued.

                           IVP TECHNOLOGY CORPORATION
              D.B.A. ACTIVECORE TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF JUNE 30, 2004 (CONTINUED)
                                   (UNAUDITED)


On September 8, 2004, the board of directors authorized the issuance of 8,333,333 Series A and 4,167,667 Series B preferred shares which have a purchase price of $0.03 and $0.06, respectively. Each preferred share is convertible into a common share at any time prior to five years from the date of issuance. With respect to the Series A shares, the Company may force conversion if the trading price of the Company's common shares exceeds $0.20 for 30 days. With regard to the Series B shares, the Company may force conversion if the trading price of the Company's common shares exceeds $0.40 for 30 days. The preferred shares will be paid a dividend at the rate of 10% per annum.

Also on September 8, 2004, the board of directors authorized the issuance of 1,000,000 restricted common shares of stock to an employee. These shares are subject to forfeiture over the next year.

Also on September 8, 2004, the board of directors authorized the issuance of 12,000,000 restricted common shares of stock to unrelated party to perform consulting activities, including identifying and sourcing acquisition candidates. These shares are subject to forfeiture over the next year.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and shareholders of:
IVP Technology Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheets of IVP Technology Corporation and Subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' deficiency, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IVP Technology Corporation and Subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations, and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 18 to the consolidated financial statements, the Company has a net loss of $1,845,984 and a negative cash flow from operations of $2,296,836 for the year ended December 31, 2003, and has a working capital deficiency of $1,583,976 and a stockholders' deficiency of $1,135,803 at December 31, 2003. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 19, 2004

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                                                                       2003                2002
                                                                                    ------------        ------------
CURRENT ASSETS
Cash                                                                                $         --        $     63,162
Accounts receivable, net of allowance for doubtful accounts of $43,970 at
December 31, 2003 and 2002                                                               128,601              17,165
Other receivables                                                                        189,120                  --
Prepaid expenses and other current assets                                                 31,500              34,610
                                                                                    ------------        ------------
     Total Current Assets                                                                349,221             114,937
                                                                                    ------------        ------------

FURNITURE AND EQUIPMENT, NET                                                              75,888              93,558
                                                                                    ------------        ------------

OTHER ASSETS

License agreement, net of accumulated amortization of $9,642 and $356,806 at
December 31, 2003 and 2002, respectively                                                 106,062             356,806
Customer list, net of amortization of $22,917                                            252,080                  --
Investment at cost                                                                       250,000                  --
Deferred consulting expense                                                              123,119                  --
Goodwill                                                                                 100,000                  --
Other assets                                                                                  --              71,816
                                                                                    ------------        ------------
     Total Other Assets                                                                  831,261             428,622
                                                                                    ------------        ------------

TOTAL ASSETS                                                                        $  1,256,370        $    637,117
                                                                                    ============        ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Accounts payable                                                                    $    666,348             657,403
Accrued liabilities                                                                      249,685             184,653
Taxes payable                                                                            301,378              82,150
Leases payable, current portion                                                           14,884                  --
Notes payable, current portion                                                           557,299             104,020
Common stock to be issued                                                                 18,000           3,617,746
Due to related parties                                                                   117,874             369,226
Other current liabilities                                                                  7,729             134,088
Convertible preferred stock to be issued, short-term                                          --           4,779,662
Net liabilities of discontinued operations                                                    --           1,432,505
                                                                                    ------------        ------------
     Total Current Liabilities                                                         1,933,197          11,361,453
                                                                                    ------------        ------------

LONG-TERM LIABILITIES
Notes payable, long-term portion                                                         447,917                  --
Convertible debenture and notes payable                                                       --             150,000
Leases payable, long-term                                                                 11,059              25,570
Convertible preferred stock to be issued, long-term                                           --           3,584,747
                                                                                    ------------        ------------
     Total Long-Term Liabilities                                                         458,976           3,760,317
                                                                                    ------------        ------------

TOTAL LIABILITIES                                                                      2,392,173          15,121,770
                                                                                    ------------        ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY

Preferred stock, $.001 par value, 50,000,000 shares authorized, none issued
and outstanding                                                                               --                  --
Common stock, $0.001 par value, 500,000,000 shares authorized, 286,207,703 issued in 2003, 275,207,703 outstanding in 2003, and 99,449,261 shares issued
and outstanding at December 31, 2002,                                                    286,207              99,449
Common stock to be issued                                                                380,000                  --
Additional paid-in capital                                                            36,382,766          20,870,864
Accumulated deficit                                                                  (37,094,546)        (35,248,562)
Less:  treasury stock (11,000,000 shares)                                               (770,000)                 --
Accumulated other comprehensive income (loss)                                           (158,586)             15,908
Less:  deferred equity line commitment fees                                             (112,668)           (222,312)
Less:  deferred compensation                                                             (48,976)                 --
                                                                                    ------------        ------------
     Total Stockholders' Deficiency                                                   (1,135,803)        (14,484,653)
                                                                                    ------------        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                      $  1,256,370        $    637,117
                                                                                    ============        ============

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                     2003                 2002
                                                                                -------------        -------------
REVENUES, NET                                                                   $     612,953        $     314,063
                                                                                -------------        -------------

COST OF SALES
Product costs                                                                         141,172               68,115
Amortization of licensing agreements and other distribution costs                     395,407            1,610,701
                                                                                -------------        -------------
Total Cost of Sales                                                                   536,579            1,678,816
                                                                                -------------        -------------

GROSS PROFIT (LOSS)                                                                    76,374           (1,364,753)
                                                                                -------------        -------------

OPERATING EXPENSES
Salaries and wages                                                                  1,014,787              221,141
Stock-based compensation                                                              824,654            5,500,000
Consulting fees                                                                       191,131              688,235
Legal and accounting                                                                  375,162              420,781
Management fees                                                                            --               53,040
General and administrative                                                            872,327              378,599
Financial advisory fees                                                                67,864              166,275
Research and development                                                                4,717              110,112
Depreciation                                                                           47,322               16,875
Acquisition costs                                                                     117,211                   --

Impairment of goodwill and intangible assets                                               --              409,688
                                                                                -------------        -------------
Total Operating Expenses                                                            3,515,175           7, 964,746
                                                                                -------------        -------------

LOSS FROM OPERATIONS                                                               (3,438,801)          (9,329,499)
                                                                                -------------        -------------

OTHER INCOME (EXPENSE)
Gain on early extinguishment of debt                                                   21,034            1,021,238
Interest income                                                                         6,497                8,344
Interest expense                                                                     (150,478)             (98,414)
Foreign exchange gain (loss)                                                           85,643              (83,295)
                                                                                -------------        -------------
Total Other Income (Expense)                                                          (37,304)             847,873
                                                                                -------------        -------------

LOSS FROM CONTINUING OPERATIONS                                                    (3,476,105)          (8,481,626)

DISCONTINUED OPERATIONS:
Impairment of goodwill and intangible assets from discontinued operations                  --          (10,658,090)
Loss from discontinued operations                                                    (765,888)          (2,173,574)
Gain on sale of discontinued operations                                             2,396,009                   --
                                                                                -------------        -------------
Gain (Loss) from Discontinued Operations, Net                                       1,630,121          (12,831,664)
                                                                                -------------        -------------

NET LOSS                                                                        $  (1,845,984)       $ (21,313,290)
                                                                                =============        =============

LOSS PER COMMON SHARE FROM CONTINUING
 OPERATIONS - BASIC AND DILUTED                                                 $       (0.02)       $       (0.13)
                                                                                =============        =============

GAIN (LOSS) PER COMMON SHARE FROM DISCONTINUED
 OPERATIONS - BASIC                                                             $        0.01        $       (0.19)
                                                                                =============        =============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                   $       (0.01)       $       (0.32)
                                                                                =============        =============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED                 190,536,415           66,013,725
                                                                                =============        =============

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                       Preferred Stock            Common Stock          Common stock to be Issued

                                                     Shares      Amount       Shares        Amount        Shares          Amount
                                               -------------------------------------------------------------------------------------
Balance, December 31, 2001                                                  48,752,848   $  48,753      1,000,000         $  50,000

Stock issued for services                                                   11,151,497      11,151     (1,000,000)          (50,000)
and settlements

Stock issued for commitment fees                                             3,132,000       3,132

Stock Issued for management                                                 30,000,000      30,000
compensation

Stock Issued for debt                                                        6,410,916       6,411

Stock issued for Springboard                                                     2,000           2
acquisition

Warrants issued for
commitment fees

Deferred cost recognized

Beneficial conversion feature of
convertible debt

Net loss for period

Cumulative translation adjustment


Comprehensive Loss
                                               -------------------------------------------------------------------------------------

Balance, December 31, 2002                                 -         -      99,449,261      99,449              -                 -

Stock issued for services                                                   26,813,298      26,813

Stock Issued for management

compensation                                                                20,000,000      20,000

Stock issued and to be issued for
shareholder debt                                                            37,172,652      37,173     17,272,726           380,000

Stock Issued to repay line of credit debt                                   29,000,000      29,000

Stock Issued for investment                                                 10,000,000      10,000

Stock issued for asset acquisitions                                          7,272,492       7,272

Stock issued for acquisition costs                                           3,500,000       3,500

Stock issued for settlement                                                  3,000,000       3,000

Stock issued to former shareholders
of Ignition Entertainment Ltd.                     3,500,000     3,500      15,000,000      15,000

Conversion of preferred stock
to common stock                                   (3,500,000)   (3,500)     35,000,000      35,000

Stock received from the sale of
Ignition Entertainment Ltd.

Deferred cost recognized

Net loss for period

Cumulative translation adjustment


Comprehensive Loss
                                               -------------------------------------------------------------------------------------

Balance, December 31, 2003                                 -   $     -     286,207,703   $ 286,207     17,272,726         $ 380,000
                                               =====================================================================================


                                                 Additional                                             Other
                                                  Paid-in          Accumulated        Treasury      Comprehensive
                                                  Capital            deficit            Stock       Income(Loss)
                                               --------------------------------------------------------------------
Balance, December 31, 2001                      $ 13,314,354     $ (13,935,272)

Stock issued for services                            691,629
and settlements

Stock issued for commitment fees                     346,868

Stock Issued for management                        5,470,000
compensation

Stock Issued for debt                                977,361

Stock issued for Springboard                             258
acquisition

Warrants issued for                                    6,107
commitment fees

Deferred cost recognized

Beneficial conversion feature of                      64,287
convertible debt

Net loss for period                                                (21,313,290)

Cumulative translation adjustment                                                                       15,908


Comprehensive Loss
                                               --------------------------------------------------------------------

Balance, December 31, 2002                        20,870,864       (35,248,562)              -          15,908

Stock issued for services                            689,887

Stock Issued for management

compensation                                         520,000

Stock issued and to be issued for
shareholder debt                                     892,143

Stock Issued to repay line of credit debt            869,088

Stock Issued for investment                          240,000

Stock issued for asset acquisitions                  213,628

Stock issued for acquisition costs                    98,000

Stock issued for settlement                           90,000

Stock issued to former shareholders
of Ignition Entertainment Ltd.                    11,930,656

Conversion of preferred stock
to common stock                                      (31,500)

Stock received from the sale of
Ignition Entertainment Ltd.                                                           (770,000)

Deferred cost recognized

Net loss for period                                                 (1,845,984)

Cumulative translation adjustment                                                                     (174,494)


Comprehensive Loss
                                               --------------------------------------------------------------------

Balance, December 31, 2003                      $ 36,382,766     $ (37,094,546)     $ (770,000)     $ (158,586)
                                               ====================================================================

                                                 Deferred
                                                Equity Line
                                                 Commitment        Deferred
                                                    Fees         Compensation         Total
                                              -----------------------------------------------
Balance, December 31, 2001                      $ (340,000)                     $   (862,165)

Stock issued for services                                                            652,780
and settlements

Stock issued for commitment fees                  (350,000)                                -

Stock Issued for management                                                        5,500,000
compensation

Stock Issued for debt                                                                983,772

Stock issued for Springboard                                                             260
acquisition

Warrants issued for                                 (6,107)                                -
commitment fees

Deferred cost recognized                           473,795                           473,795

Beneficial conversion feature of                                                      64,287
convertible debt

Net loss for period                                                              (21,313,290)

Cumulative translation adjustment                                                     15,908

                                                                             ----------------
Comprehensive Loss                                                               (21,297,382)
                                              -----------------------------------------------

Balance, December 31, 2002                        (222,312)                -     (14,484,653)

Stock issued for services                                            (48,976)        667,724

Stock Issued for management

compensation                                                                         540,000

Stock issued and to be issued for
shareholder debt                                                                   1,309,316

Stock Issued to repay line of credit debt                                            898,088

Stock Issued for investment                                                          250,000

Stock issued for asset acquisitions                                                  220,900

Stock issued for acquisition costs                                                   101,500

Stock issued for settlement                                                           93,000

Stock issued to former shareholders
of Ignition Entertainment Ltd.                                                    11,949,156

Conversion of preferred stock
to common stock                                                                            -

Stock received from the sale of
Ignition Entertainment Ltd.                                                         (770,000)

Deferred cost recognized                           109,644                           109,644

Net loss for period                                                               (1,845,984)

Cumulative translation adjustment                                                   (174,494)

                                                                             ----------------
Comprehensive Loss                                                                (2,020,478)
                                              -----------------------------------------------

Balance, December 31, 2003                      $ (112,668)        $ (48,976)   $ (1,135,803)
                                              ===============================================

           See Accompanying Notes to Consolidated Financial Statements

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                           2003                 2002
                                                                                       ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                               $ (1,845,984)       $(21,313,290)
Adjustments to reconcile net loss to net
  cash used in operating activities:
Depreciation                                                                                 47,322              16,875
Gain on sale of discontinued operations                                                  (2,396,009)                 --
Amortization of licensing agreements and software kits                                      366,448           1,610,695
Amortization of consulting agreements and commitment fees                                   321,499             131,250
Amortization of customer list                                                                22,917                  --
Interest expense on beneficial conversion                                                        --              64,286
Gain on extinguishment of debts                                                                  --          (1,021,238)
Stock to be issued for settlement of licensing agreement                                         --              18,000
Bad debts (recovery) expense                                                                     --              (3,000)
Impairment of goodwill and intangible assets                                                     --          11,086,863
Impairment of deferred tax asset                                                             71,816                  --
Warrants issued for commitment fees                                                              --               2,545
Stock issued for commitment fees and penalties                                               22,800                  --
Stock issued for financing costs                                                            129,500                  --
Stock issued for compensation                                                               582,501           5,500,000
Stock issued for services                                                                    62,500             667,780
Stock issued for legal settlement                                                            20,149                  --
Stock issued for acquisition costs                                                          101,500                  --

Changes in operating assets and liabilities,  net of effects of acquisitions and discontinued operations:
Decrease (increase) in receivables                                                         (300,556)            803,145
Decrease in inventory                                                                            --              56,689
Decrease in prepaid expenses and other current assets                                         3,110             145,040
Decrease in other assets                                                                         --               3,620
Increase (decrease) in accounts payable                                                     142,247            (136,770)
Increase (decrease) in accrued liabilities                                                  (17,837)              6,094
Increase (decrease) in taxes payable                                                        219,228             (29,185)
Increase (decrease) in other current liabilities                                           (126,360)             97,365
Decrease in accrued interest                                                                 82,869               3,906
Net liabilities of discontinued operations                                                  193,504           1,432,505
                                                                                       ------------        ------------
     Net Cash (Used In) Operating Activities                                             (2,296,836)           (856,825)
                                                                                       ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from acquisition                                                                   --           1,168,628
Cash paid for licensing agreement                                                            24,999            (713,612)
Disposal of furniture and equipment                                                              --             330,347
Purchases of furniture and equipment                                                         (5,774)                 --
Purchase of software rights                                                                 (94,803)                 --
Purchases of software development kits                                                           --             (45,367)
                                                                                       ------------        ------------
     Net Cash (Used In) Provided By Investing Activities                                    (75,578)            739,996
                                                                                       ------------        ------------

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable                                                              (49,859)            (40,000)
Repayment of convertible debentures                                                    (150,000)                 --
Repayment of loan factors                                                                    --            (297,174)
Repayment of related parties                                                                 --            (482,013)
Proceeds from notes payable                                                           1,649,146             861,015
Proceeds from convertible debentures                                                         --             150,000
Proceeds from related parties                                                         1,057,964                  --
Payment on leases                                                                       (23,505)            (27,979)
                                                                                   ------------        ------------
     Net Cash Provided By Financing Activities                                        2,483,746             163,849
                                                                                   ------------        ------------

EFFECT OF FOREIGN EXCHANGE RATES                                                       (174,494)             15,909
                                                                                   ------------        ------------

NET (DECREASE) INCREASE IN CASH                                                         (63,162)             62,929

CASH - BEGINNING OF YEAR                                                                 63,162                 232
                                                                                   ------------        ------------

CASH - END OF YEAR                                                                 $         --        $     63,161
                                                                                   ============        ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest                                                             $     54,354        $         --
                                                                                   ============        ============
Cash paid for taxes                                                                $         --        $         --
                                                                                   ============        ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchased under capital leases                                           $     23,878        $      9,480
                                                                                   ============        ============
Acquisition of Ignition Entertainment Ltd. for common and preferred stock to       $         --        $ 11,949,155
be issued
                                                                                   ============        ============
Common stock preferred stock issued to satisfy common and preferred stock to
be issued for the acquisition of Ignition                                          $ 11,949,156        $         --
                                                                                   ============        ============
Common stock issued for payment of accounts payable                                $     72,851                  --
                                                                                   ============        ============
Common stock to be issued for payment of amounts due to related parties            $    380,000                  --
                                                                                   ============        ============
Acquisition of Springboard Technology Solutions, Inc. for common stock to be
issued and debt assumed                                                            $         --        $    409,688
                                                                                   ============        ============
Revaluation of the TIG licensing agreement                                         $         --        $  2,695,364
                                                                                   ============        ============
Stock issued for payment of debt and accrued interest thereon                      $         --        $    223,772
                                                                                   ============        ============
Stock issued for payment of debt held with factors                                 $         --        $    760,000
                                                                                   ============        ============
Common stock issued to acquire other income producing assets                       $    220,900        $         --
                                                                                   ============        ============
Common stock issued for deferred consulting expenses                               $    383,950        $         --
                                                                                   ============        ============
Common stock issued for payment of accrued bonuses                                 $     60,450        $         --
                                                                                   ============        ============
Common stock issued for payment of debt and accrued interest thereon               $    898,089        $         --
                                                                                   ============        ============
Common stock issued for payment of amounts due to related parties                  $    929,316        $         --
                                                                                   ============        ============
Common stock issued for payment of common stock to be issued for services          $     15,000        $         --
                                                                                   ============        ============
Common stock issued for investment                                                 $    250,000        $         --
                                                                                   ============        ============

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) ORGANIZATION

The consolidated financial statements of IVP Technology Corporation, d.b.a. ActiveCore Technologies, Inc. and subsidiaries (the "Company") include the accounts of the parent, IVP Technology Corporation, incorporated in the State of Nevada on February 11, 1994, and its subsidiaries: ActiveCore Technologies Ltd., (formerly Springboard Technology Solutions Inc.), a Canadian company, Erebus Corporation, an inactive company, and ActiveCore Exml Canada Ltd., an inactive company. The Company was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to carry on business in Ontario, Canada.

During 2003, the Company operated two divisions: enterprise and consumer. The enterprise division develops, markets, licenses, installs and services data solutions. The consumer market group develops and publishes interactive software games designed for mobile phones, other handheld devices and web-sites. The consumer unit also distributes games developed by third parties. In 2002, the Company also produced video games for personal computers and various console gaming platforms (See Note 2 - Discontinued Operations).

(B) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The consolidated financial statements also include the accounts of the Company's former subsidiary, Ignition Entertainment Limited from the time of acquisition (May 28, 2002) through the time of disposal (April 1, 2003) (See Note 2). All significant inter-company transactions and balances have been eliminated in consolidation.

(C) BASIS OF PRESENTATION

The consolidated financial statements are expressed in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

(D) RECLASSIFICATIONS

Certain reclassifications have been made to previously reported amounts to conform to the current year's presentation.

(E) FOREIGN CURRENCY TRANSACTIONS

Assets and liabilities of foreign subsidiaries, whose functional currency is the local currency, are translated at year-end exchange rates. Capital accounts are re-measured into U.S. dollars at the acquisition date rates. Income and expense items are translated at the average rates of exchange prevailing during the year. The adjustments resulting from translating the financial statements of such foreign subsidiaries are recorded as a component of accumulated other comprehensive income (loss) in stockholders' deficiency. Foreign currency transaction gains or losses are reported in results of operations.

(F) COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) represents the change in net assets of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income (loss) of the Company includes net income adjusted for the change in foreign currency translation adjustments.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


(G) USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts could differ significantly from these estimates.

(H) FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, taxes payable and other current laibilties approximate fair value because of their short maturities. The carrying amount of the Company's lines of credit approximates fair value because the interest rates of the lines of credit are based on floating rates identified by reference to market rates. The carrying amounts of the Company's loans and notes payable and capital lease obligations approximate the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations.

(I) FURNITURE AND EQUIPMENT

Office equipment, furniture and fixtures are depreciated using the straight-line method over their estimated lives ranging from five to seven years. Computer equipment and software are depreciated using the straight-line method over three years. The cost of additions and betterments are capitalized, and repairs and maintenance costs are charged to operations in the periods incurred. When depreciable assets are retired or sold, the cost and related allowances for depreciation are removed from the accounts and the gain or loss is recognized.

(J) LONG-LIVED ASSETS

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This pronouncement supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and long-Lived Assets to be Disposed of and was required to be adopted on January 1, 2002. SFAS No. 144 retained the fundamental provisions of SFAS No. 121 as it related to assets to be held and used and assets to be sold. SFAS No. 144 requires impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related assets are adjusted to their estimated fair value. Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is other than a forced or liquidation sale.

The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as availability of suitable financing to find acquisitions and development activities. The realization of the Company's revenue producing assets is dependent upon future uncertain events and conditions, and accordingly, the actual timing and amounts realized by the Company may be materially different from their estimated value.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


(K) GOODWILL AND OTHER INTANGIBLES

In accordance with SFAS No. 141, the Company allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. The fair value assigned to intangible assets acquired is based on valuations prepared by independent third party appraisal firms using estimates and assumptions provided by management. In accordance with SFAS No. 142, goodwill and purchased intangibles with indefinite lives acquired after June 30, 2001 are not amortized but are reviewed periodically for impairment. The Company recognized an impairment of goodwill and intangible assets of $11,086,863 for the year ended December 31, 2002. Of the total, $19,085 is included in loss from discontinued operations in the accompanying consolidated statement of operations for 2002.

Other intangibles are recorded at cost and are amortized on a straight-line basis over their respective useful lives.

(L) RESEARCH AND DEVELOPMENT COSTS

Expenditures relating to the development of new products and processes, including significant improvements to existing products, are expensed as incurred. Included in salaries and wages are $191,947 and $ - 0 - of research and development costs paid to employees for software development for the years ended December 31, 2003 and 2003, respectively.

(M) INCOME TAXES

Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(N) STOCK-BASED COMPENSATION

The Company accounts for employee stock option plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB 25, no compensation expense is recorded when the terms of the award are fixed and the exercise price of the employee stock option equals or exceeds the fair value of the underlying stock on the date of grant. The
Company adopted the disclosure-only provisions of No. 123, "Accounting for Stock-Based Compensation".

(O) LOSS PER COMMON SHARE

Basic loss per common share is based on net loss divided by the weighted average number of common shares outstanding. Common stock equivalents were not included in the calculation of diluted loss per share as their effect would be anti-dilutive.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


(P) BUSINESS SEGMENTS

The  Company  applies  Statement  of  Financial  Accounting  Standards  No.  131
"Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

Management has determined that it is not practicable to provide geographic segment disclosures for revenues and long-lived assets because the Company sells its products to a large variety of locations in the Americas and Europe, and in many instances, these products are then resold through distributors.

(Q) REVENUE RECOGNITION

      RISK AND UNCERTAINTIES

A significant portion of all of the Company's net sales are derived from software publishing and distribution activities, which are subject to increasing competition, rapid technological change and evolving consumer preferences, often resulting in the frequent introduction of new products and short product lifecycles. Accordingly, the Company's profitability and growth prospects depend upon its ability to continually acquire, develop and market new, commercially successful software products and obtain adequate financing. If the Company is unable to continue to acquire, develop and market commercially successful software products, its operating results and financial condition could be materially adversely affected in the near future.

      REVENUE RECOGNITION

Distribution revenue is derived from the sale of third-party interactive software titles, accessories and hardware. Distribution revenue amounted to $103,051and $196,949 for the years ended December 31, 2003 and 2002.

Revenues from services and commercial software sold under licenses were $509,902 and $117,114 for the years ended December 31, 2003 and 2002 respectively.

The Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2 "Software Revenue Recognition", as amended by SOP 98-9 "Modification of SOP 97-2 Software Revenue Recognition with respect to Certain Transactions." SOP 97-2 provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence ("VSOE") of fair value in multiple element arrangements, such as maintenance agreements sold in conjunction with software packages. The Company's software transactions generally include only one element, the interactive software game or commercial software under license. The Company recognizes revenue when the price is fixed and determinable; there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement and determination that collection is probable. Accordingly, revenue is recognized when the license or title and all risks of loss are transferred to the customer, which is generally upon receipt by customer. The Company's payment arrangements with its customers provide primarily 60 day terms and, to a limited extent with certain customers, 30 or 90 day terms. The Company does not have any multi-element arrangements that would require it to establish VSOE for each element, nor does the Company have any sales activity that requires the contract method of accounting.

The Company's distribution arrangements with customers generally do not give customers the right to return products. However, the Company at its discretion may accept product returns for stock balancing or defective products. In addition, the Company sometimes negotiates accommodations to customers, including price discounts, credits and product returns, when demand for specific products falls below expectations. The Company's publishing arrangements generally do not require the Company to accept product returns and provide price protection. The Company establishes a reserve for future returns and other allowances based primarily on its return policies, price protection policies and historical return rates. The Company may not have a reliable basis to estimate returns and price protection for certain customers or it may be unable to determine that collection of the receivable is probable. In such circumstances, the Company defers the revenues at the time of the sale and recognizes them when collection of the related receivable becomes probable or cash is received.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


(R) CONSIDERATION GIVEN TO CUSTOMERS OR RESELLERS

In November 2001, the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force (EITF) reached a consensus on EITF Issue 01-09, Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products, which is a codification of EITF 00-14, 00-22 and 00-25. This EITF presumes that consideration from a vendor to a customer or reseller of the vendor's products to be a reduction of the selling prices of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement and could lead to negative revenue under certain circumstances. Revenue reduction is required unless consideration relates to a separate identifiable benefit and the benefit's fair value can be established. The Company has adopted EITF 01-09 effective January 1, 2002. The adoption of the new standard did not have a material impact on the consolidated financial statements. There was no effect on prior period financial statements as a result of adopting this statement.

(S) RECENT ACCOUNTING PRONOUNCEMENTS

In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue 00-21, addressing how to account for arrangements that involve the delivery or performance of multiple products, services, and /or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a stand-alone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered items is probable. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The final consensus is applicable to agreements entered into in fiscal periods beginning after June 15, 2003.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involve instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this SFAS is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this SFAS are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This SFAS is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" "Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51", "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through another interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses. Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In June 2003, the FASB issued an Exposure Draft for proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such, is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS
140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obliged a transferor of financial assets, its affiliates, or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

The adoption of these recent pronouncements will not have a material effect on the Company's consolidated financial position or results of operations.

NOTE 2. IGNITION ENTERTAINMENT LIMITED/DISCONTINUED OPERATIONS

On May 28, 2002, the Company acquired 100% of the stock of Ignition, a UK corporation, which specialized in the design, development, licensing, publishing and distribution of personal computer, mobile devices and game console software and accessories. The Company agreed to issue 15,000,000 shares of unregistered common stock and 3,500,000 of unregistered preferred stock convertible into 35,000,000 shares of common stock, collectively valued at $0.23898 per share, for a total purchase price of $11,949,156. These shares were held in escrow until disbursed in accordance with the terms of the escrow agreement. The acquisition was accounted for by the purchase method of accounting. The Company acquired net tangible assets of $1,291,061. The excess of the consideration given over the fair value of net assets acquired was recorded as goodwill of $10,658,095. The unregistered common and convertible preferred stock are presented as liabilities in the accompanying consolidated balance sheet at December 31, 2002.

In the fourth quarter of 2002, the Company recorded an impairment loss relating to the entire amount of the goodwill based upon the Company's estimate of the undiscounted future net cash flows. The impairment loss is included in loss from discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 2002.

Effective April 1, 2003, the Company sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of the Company's common stock originally issued to and held by the former shareholders. The transaction resulted in a gain of $2,396,009, which has been included in the accompanying consolidated statement of operations for the year ended December 31, 2003 as a gain on sale of discontinued operations.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


Upon execution of the sale agreement in June 2003, the Company issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, the Company converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved the Company's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2002 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and were subsequently distributed to the former owners in 2004. Following the issuance of the 50,000,000 shares of the Company's common stock, the former shareholders returned 11,000,000 shares of common stock to the Company as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement. The 11,000,000 shares are presented in the accompanying consolidated balance sheet as treasury stock. The shares were subsequently canceled on February 24, 2004.

In connection with the sale agreement, the Company retained rights to certain intellectual property and received a source code licensing agreement for certain interactive software games developed by Ignition Entertainment Ltd. The Company also received an agreement to distribute the interactive software games on a worldwide basis for a period of three years, renewable annually thereafter. The Company will pay Ignition Entertainment Ltd. a royalty fee of 30% of all gross revenues, less direct costs, from the sale, distribution or marketing of those game titles. As of December 31, 2003, the Company did not assign any value to the acquired intellectual property and or to the distribution agreement due to the uncertainty of obtaining financing to fund the conversion of acquired intellectual property into saleable products.

Following is a summary of net liabilities and results of operations of Ignition Entertainment Ltd. as of April 1, 2003 and December 31, 2002 and for the period from January 1, 2003 through April 1, 2003 and for the year ended December 31, 2002.

                                                        As of      As of December 31,
                                                    April 1, 2003        2002
                                                     ----------       ----------
Cash                                                 $      160       $  213,924
Accounts receivable, net                                212,741          149,676
Inventory                                                78,955          383,738
Prepaid expenses                                        113,044           99,488
Property, plant and equipment, net                      417,727          442,674
Other assets                                             24,963               --
                                                     ----------       ----------
    Total Assets                                        847,590        1,289,500
                                                     ----------       ----------

Accounts payable                                      1,044,294        1,182,423
Accrued liabilities                                     134,058          240,833
Due to factor                                           211,249           94,746
Taxes payable                                           436,513          338,520
Translation adjustment                                   93,790           64,887
Notes payable                                           129,366           80,220
Due to related parties                                  424,329          720,376
                                                     ----------       ----------
    Total Liabilities                                 2,473,599        2,722,005
                                                     ----------       ----------

    Net Liabilities of Discontinued Operations       $1,626,009       $1,432,505
                                                     ==========       ==========

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

                                                      For the Period
                                                          From             For the Period
                                                     January 1, 2003     From May 28, 2002
                                                     Through April 1,    Through December
                                                          2003               31, 2002
                                                       -----------          -----------
       Revenues, net                                   $ 1,087,906          $ 2,896,532
       Cost of sales                                       960,501            2,984,309
                                                       -----------          -----------
        Gross profit                                       127,405              (87,777)
        Operating expenses                                 815,985            2,073,303
                                                       -----------          -----------
         Loss from discontinued operations                (688,580)          (2,161,080)
        Other expense                                      (77,308)             (12,494)
                                                       -----------          -----------
           Net loss from discontinued operations       $  (765,888)         $(2,173,574)
                                                       ===========          ===========


NOTE 3. ACQUISITION OF ACTIVECORE TECHNOLOGIES LTD.

On July 1, 2002, the Company acquired all the outstanding shares of ActiveCore Technologies Limited (formerly Springboard Technology Solutions Inc.) for consideration of 2,000 common shares on the basis of a one for one exchange. The value of the common stock issued was $260 or $.13 per share based on the value of the Company's common stock on the date that the Board approved the transaction. ActiveCore Technologies Limited was owned by some of the Company's officers and directors at the time of acquisition. ActiveCore Technologies Limited is a data solutions company that provides network solutions, web and software development and data interface services. This acquisition was accounted for by the purchase method of accounting in accordance with the provisions of SFAS 141 and, accordingly, the operating results have been included in the Company's consolidated results of operations from the date of acquisition. As a result of the ActiveCore Technologies Limited acquisition, the Company recorded goodwill in the amount of $409,688.

In the fourth quarter of 2002, the Company recorded an impairment loss of the entire amount of the goodwill based on the undiscounted future net cash flows.

NOTE 4. ACCOUNTS RECEIVABLE

The components of accounts receivable, net, as of December 31, 2003 and 2002 consist of:


                                                      2003               2002
                                                    ---------         ---------
Trade receivables                                   $ 172,571         $  61,135
Allowance for doubtful accounts                       (43,970)          (43,970)
                                                    ---------         ---------

  Accounts receivable, net                          $ 128,601         $  17,165
                                                    =========         =========

Trade receivables consists primary of vendor receivables for enterprise software and information technology services sold.

NOTE 5. OTHER RECEIVABLES

Other receivables, of $162,509, primarily represent advances made to unrelated parties in order to satisfy debts of Ignition Entertainment Ltd. These receivables were collected in full in the first quarter of 2004. Also included in other receivables is $26,611 for an advance made to ePocket, Inc (See Note
7). This advance was repaid in full in February 2004.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


NOTE 6. FURNITURE AND EQUIPMENT

As of December 31, 2003 and 2002, furniture and equipment consist of:


                                                        2003             2002
                                                     ---------        ---------
Computer equipment                                   $ 151,183        $  91,505
Office equipment and furniture                          25,453           22,828
Computer software                                       37,546           13,546
Software development kits                                   --           45,367
                                                     ---------        ---------
                                                       214,182          173,246
Less accumulated depreciation and amortization        (138,294)         (79,688)
                                                     ---------        ---------

Furniture and Equipment, net                         $  75,888        $  93,558
                                                     =========        =========


Depreciation expense for the years ended December 31, 2003 and 2002 amounted to $47,322 and $16,875, respectively.


NOTE 7. INVESTMENT

On June 26, 2003, the Company purchased 300,000 common shares, equal to approximately 5% of the then issued share capital of ePocket, Inc. for 10,000,000 shares of the Company's common stock or the equivalent of $300,000 Canadian dollars ("CAD"). The shares are expected to be sold in the open market. If the sale of these shares does not generate the amount of funds required ($300,000 CAD), the Company will be required to fund the difference. If the sales of the shares exceed the minimum required amount, the Company may increase its interest in or have any remaining unsold shares returned for cancellation or recession. The shares were valued at $0.025 per share or an aggregate of $250,000, representing the market value at the date of grant. The investment in ePocket, Inc. is valued at cost in the accompanying consolidated balance sheet. Approximately 1,000,000 shares have been sold in the open market as of December 31, 2003 for proceeds of approximately $30,000.

NOTE 8. OTHER ACQUISITIONS

On September 20, 2003 the Company issued 6,472,492 shares of common stock in connection with the acquisition of the data integration division of SCI
Healthcare Group. The shares were valued based on the closing price of the Company's common stock on September 18th, the contracted determination date, which represented $200,000. An additional consideration, of $175,000, was given in the form of a promissory note. There is a further provision to allow for the increase or reduction of a percentage of the issued shares if certain gross revenue targets are not met after one year from the acquisition date. The shares are being held in trust by the seller's counsel. The Company allocated the purchase price between goodwill ($100,000) and customer list ($275,000). The customer list is being amortized over a term of three years based on the tenure and cancelability of existing contracts. Amortization for the year ended December 31, 2003 was $22,917. Also see Note 9 for the terms of the promissory note.

The following unaudited pro forma consolidated results of operations are presented as if the acquisition of the data integration division of SCI Healthcare Group had been made at the beginning of 2003 and 2002:


                                            Year Ended             Year Ended
                                           December 31,           December 31,
                                               2003                   2002
                                           ------------           ------------
Net sales                                  $  1,057,656           $  1,059,316
Net loss                                   $  1,890,527           $ 21,305,367
Basic and diluted loss per share           $      (0.01)          $      (0.33)

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


On July 22, 2003, the Company acquired the source code license for a software product known as XML/Connector for the healthcare industry, from an unrelated company. As part of the acquisition, the Company paid (CAD) $120,000 in the form of a note payable, and on August 1, 2003, issued 500,000 shares of common stock to the seller. These shares were valued at $.025 per share, or an aggregate of $12,500, representing the market value on the date of grant. At December 31, 2003, the balance on the promissory note was $29,288. On August 19, 2003, the Company acquired the intellectual property rights of the XML/Connector. As a result, the seller ceased to develop the product and transferred all existing customer contracts to the Company. As part of the acquisition, the Company paid
(CAD) $10,000 in cash at closing and on September 30, 2003 issued 300,000 shares of common stock to the seller. These shares were valued at $.028 per share or an aggregate of $8,400, representing the market value on the date of grant. The combined values of the XML/Connector purchase total $115,703 and are included in license agreements on the accompanying consolidated balance sheet at December 31, 2003. Amortization expense for the year ended December 31, 2003 was $9,642.

NOTE 9. NOTES PAYABLE

Notes payable consists of the following:

                                                                          December 31,      December 31,
                                                                              2003             2002
                                                                          ------------      ------------
$1,000,000 note payable to Cornell Capital Partners, LP, (1)              $  226,911       $       --

Note payable to IBEW Local Union 105, five-year term, no principal
 payments until August 2004, bearing interest at 12% (2)                     500,000               --

Note payable to SCI Healthcare Group, unsecured (3)                          175,000               --

Note payable to Berra Holdings, payable on demand, bearing interest
 at 6%, unsecured (4)                                                         74,020           89,020

Note payable to Karora Technologies, Inc., unsecured (5)                      29,285               --

Note payable to Cornell Capital Partners, LP bearing interest at 8%(6)            --           15,000
                                                                          ----------       ----------
                                                                           1,005,216          104,020
Less: current portion                                                        557,299          104,020
                                                                          ----------       ----------

Notes Payable - Long Term Portion                                         $  447,917       $       --
                                                                          ==========       ==========

(1) In February 2003 under an equity line of credit (See Note 16(D)), the Company received $970,000 proceeds from the issuance of a $1 million promissory note, net of a 3% fee of $30,000, which yields an effective interest rate of approximately 12%. The promissory note was non-interest bearing and was to be paid in full within 95 days. The note was not fully paid when due, and the outstanding principal balance owed was payable with interest at the rate of 24% or the highest rate permitted by law, if lower. The Company accrued $48,434 at December 31, 2003, which is included in accrued expenses in the accompanying consolidated balance sheets. This note was paid in full in the first quarter of 2004.

(2)   On July  31,  2003,  the  Company's  wholly  owned  subsidiary  ActiveCore
      Technologies Limited, received a $500,000 term loan from an electrical workers union in Toronto, Canada. Under the terms of the agreement, the first installment accrues 12% interest and is repayable over a five-year term with no payments required in the first 12 months, and payments will be amortized over the remaining 48 months of the loan. The loan is convertible into common stock of the Company at the rate of 4.5 shares for every 1 dollar of the loan balance, excluding interest, remaining at the time of conversion. As additional consideration for the loan, the Company issued warrants to the lender for the purchase of 500,000 shares of common stock at a purchase price of $0.0312 per share. The fair value assigned to the warrants amounted to $0. The Company estimated the fair value of the warrant at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for this grant; no dividend yield for all years; expected volatility of 9.3%; risk-free interest rate of 1.12%, and an expected life of 1 year. The warrants expire July 31, 2004. The loan is collateralized by substantially all of the assets of the Company.

(3) The promissory note relating to the acquisition of SCI Healthcare Group (also see Note 8) bears interest at 10% and is payable in ten monthly installments commencing April 30, 2004.

(4) On July 30, 2001, the Company entered into a two-year note with another unrelated lender to borrow up to 187,500 at 6% interest. The note is collateralized by 2,500,000 shares of common stock, held in the name of an unrelated party. Accrued interest of $14,311 is due to this lender as of December 31, 2003. In the first quarter of Fiscal 2004, the Company at the request of the lender converted this debt into shares of the Company's common stock.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


(5) As part of the terms and conditions of the acquisition of XML/Connector (See Note 8), part of the consideration paid was in the form of a promissory note for (CAD) $120,000. The terms of the note stated that this note would be paid in full by the Company no later than September 30, 2003. The note contained a default provision that allowed for interest on the unpaid balance to accrue at 10% until paid in full. In 2004, the note was repaid in full.

(6) On December 1, 2002, the Company entered into a 6-month note with Cornell Capital Partners, LP to borrow $15,000 at 8% interest. As of December 31, 2002, the unpaid principal balance and accrued interest due on this note was $15,000 and $100, respectively. During February 2003, the Company repaid this note and accrued interest thereon in connection with the equity line of credit agreement.


Future maturities of short and long-term notes payable as of December 31, 2003 are as follows:

                     Years Ending
                     ------------
                         2004                            $      557,299
                         2005                                   125,000
                         2006                                   125,000
                         2007                                   125,000
                         2008                                    72,917
                                                          ---------------
                                                         $    1,005,216
                                                          ===============


NOTE 10. DUE TO RELATED PARTIES

The Company's officers and directors have loaned various amounts to the Company and its subsidiaries to meet operating cash flow requirements. The amounts due to related parties are non-interest bearing and have no specific repayment terms. During 2003, officers and directors converted certain amounts due to them into shares of common stock of the Company based on the closing market price of the Company's common stock on the conversion dates. During 2003, $1,309,316 of due to related parties was converted into 54,445,378 shares of the Company's common stock. The balances due them were $117,874 and $369,226 as of December 31, 2003 and 2002, respectively, and are classified as current liabilities in the accompanying consolidated balance sheet.

NOTE 11. CONVERTIBLE DEBENTURES

In April 2002, the Company raised $150,000 of gross proceeds from the issuance of convertible debentures to the Cornell Capital Partners, LP. These debentures accrued interest at 5% and mature two years from the issuance date. The debentures were convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, the Company had the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. The Company had the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, the Company was to issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that were redeemed. In February 2003, the Company repaid the convertible debenture with proceeds from the issuance of the $1 million promissory note (See Note 9). At that time, a warrant was issued to purchase 15,000 shares of common stock at $0.50 per share exercise price. The fair value assigned to the warrant amounted to $0 which was determined by using the Black-Scholes option pricing model. This warrant expired on April 3, 2004.

The convertible debentures contained a beneficial conversion feature computed at its intrinsic value that was the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt was convertible, multiplied by the number of shares into which the debt was convertible at the commitment date. Since the beneficial conversion feature was to be settled by issuing equity, the amount attributed to the beneficial conversion feature, or $64,286, was recorded as an interest expense and a component of equity on the issuance date.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


NOTE 12 COMMITMENTS AND CONTINGENCIES

A. Activecore Technologies Limited, the Canadian subsidiary has a liability to the Canada Customs and Revenue Agency ("CCRA") for unremitted payroll taxes, in the approximate amount of $241,000, which is comprised of $158,000 for current payroll taxes, and $83,000 from a December 31, 2002 CCRA audit assessment whereby several contract employees were deemed to be eligible for statutory pension and unemployment premiums not previously recorded. The Company has accrued these liabilities together with appropriate interest and penalties. This liability is included in taxes payable in the current liabilities section of the accompanying consolidated balance sheet as of December 31, 2003. An aggressive collection effort by the CCRA could have a significant negative effect on the Company's operations.

B. On January 13, 2002, the Company canceled its "Power Audit" software distribution agreement with the licensor. In January 2003, the licensor commenced a proceeding in Ontario, Canada against the Company which was placed into abeyance and then revived in August 2003 alleging that the Company had infringed upon the copyright that the licensor maintained, and further that the Company had breached the distribution contract. The licensor has claimed punitive and exemplary damages of Canadian $4,000,000 and $1,000,000, respectively. The Company has retained legal counsel to defend itself on the basis that there is no merit to the case and even if there was merit, the time frame in which to bring an action in the contract has expired.

Compulsory mediation has occurred in the case and no settlement was offered or agreement arrived at during the mediation phase. The next step would normally be "examination for discovery" then on to a trial. The Company has not yet determined if it will counter sue for the return of all proceeds paid to the licensor during the period of time between 1999 and 2001. It is the Company's view that the case filed by the licensor is frivolous and in any event is now in a state of legal limbo and if restarted no negative outcome would be experienced. No allocation for any continent liability has been made in the Company's consolidated financial statements for the punitive and exemplary damages however, it has maintained in it current accounts payables approximately $226,000 as owing to the licensor. In January 2003, the Company also committed to issue to the licensor, 100,000 shares of freely tradable common stock. The shares were valued by the Company at $.18 per share based on the closing market price of the common stock at the commitment date. The total value of $18,000 is included in current liabilities in the accompanying consolidated balance sheet at December 31, 2003.

C. On March 17, 2000, the Company entered into a consulting agreement with the former stockholder of an inactive reporting shell company that the Company acquired. The consulting agreement provides that one year after the execution of the agreement, ("reset date"), the 350,000 common shares issued by the Company to the former stockholder shall be increased or decreased based upon the average closing price of the Company's stock 30 days prior to the reset date, so the value of the 350,000 shares will equal $500,000. The average closing price of the stock was $0.1487 per share. The Company is obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee.

In March 2004, the consultant filed a claim in the Superior Court of the District of Columbia against the Company seeking, among other things, the reset shares. The Company has engaged legal counsel to vigorously defend itself against the claim. The Company believes the consultant is not entitled to the reset shares due to the SEC and regulatory problems relating to the acquisition of the shell company and as such has not provided any accruals for this matter in the accompanying consolidated financial statements.

NOTE 13 STOCKHOLDERS' DEFICIENCY

      2003

The Company issued 26,813,298 restricted shares of common stock during 2003 for consulting (See Note 16(E)), investor relations, financing and employment services valued at $716,700. The value of the shares was determined based on the closing market price of the Company's common stock on the dates the Company was contractually committed to issue the shares. The values assigned to the common stock ranged from $0.025 to $0.13 per share. The expense is being recognized over the terms of the agreements resulting in $667,724 of expense for the year ending December 31, 2003 and $48,976 of deferred cost at December 31, 2003.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


The Company issued 37,172,652 restricted shares of common stock to the Chairman, CEO and a director of the Company in lieu of cash to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries. These shares were valued at $0.025 per share, or an aggregate of $929,316, representing the closing market price on the dates of the board resolutions granting these shares.

On December 26, 2003, the board approved the issuance of 17,272,726 shares to two directors and an officer of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries. At December 31, 2003 the Company has included the value of the shares amounting to $380,000 in common stock to be issued in the equity section of the consolidated balance sheet. These shares were issued on January 2, 2004.

On June 26, 2003, the Company issued 50,000,000 restricted shares of common stock to the former shareholders of Ignition Entertainment, Ltd. in accordance with the original May 28, 2002 purchase agreement. The acquisition was made pursuant to the Company agreeing to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock convertible into 35,000,000 shares of common stock; collectively valued at $0.23898 per share for a total purchase price of $11,949,156. The issuance of these 50,000,000 shares of common stock relieved $11,949,155 in preferred and common stock to be issued as of April 1, 2003. (See
Note 2, Discontinued Operations for details on the acceleration of the issuance of these shares and the sale agreement of Ignition Entertainment Ltd.)

In 2003, the Company issued 29,000,000 shares of common stock to Cornell Capital Partners, LP having a fair value of $898,089 in connection with the equity line of credit (See Notes 9 and 16(D)). Of the amount, $773,089 was applied against the original $1 million promissory note payable and $125,000 was used to repay a separate note that was issued in April of 2003 under the equity line of credit.

On June 26, 2003, the Company purchased 5% of the then issued share capital of ePocket, Inc. for 10,000,000 shares of common stock valued at $250,000. (See
Note 7).

On September 30, 2003, the Company issued 3,500,000 shares to Neil Fishenden in exchange for acquiring the name E-Communities UK Limited and the assignment of the distribution agreement between EXML Limited and E-Communities UK Limited. The shares were valued at $0.029 per share, or an aggregate of $101,500, representing the closing bid price on the date of the board resolution. The Company has expensed the $101,500 as acquisition costs in accompanying December 31, 2003 consolidated financial statements due to the uncertainty of the future net cash flows to be generated from this acquisition.

On October 15, 2003 the company issued 3,000,000 shares to Danson Partners LLC, in full settlement of cash and share obligations. The shares were valued at $0.031 per share, or an aggregate of $93,000, representing the market value on the date of the grant. This share issuance satisfies the $72,851 liability included in accounts payable on the consolidated balance sheet at December 31, 2002 plus 1,000,000 shares due Danson Partners, LLC for previous services rendered.

On September 30, 2003, the Company issued 6,472,492 restricted shares in connection with the acquisition of certain assets of the data integration unit of SCI Healthcare Group. The shares were valued as at the closing price on September 18, 2003 being the contracted determination date, which represented $200,000.

On August 1, 2003, the Company issued 500,000 restricted shares of common stock in connection with the acquisition of the XML/Connector source code license. The shares were valued at $.025 per share representing the market value on the date of grant (See Note 8).

On September 30, 2003, the Company issued 300,000 restricted shares of common stock in connection with the acquisition of the intellectual property rights of the XML/Connector. The shares were valued at $.028 per share representing the market value on the date of grant (See Note 8).

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


      2002

In 2002, the Company issued 50,000,000 restricted shares of common stock to various officers and directors of the Company in accordance with the stock purchase agreement with International Technology Marketing ("ITM"). All shares were held in safekeeping pending the completion of an escrow agreement. As of December 31, 2002, 30,000,000 shares were earned and were released from escrow. The Company has accelerated the issuance of the final 20,000,000 shares from escrow. These 20,000,000 shares were released from escrow as stock-based compensation on June 30, 2003 and were valued at $.027, or an aggregate of $540,000 on the date of sale.

On March 25, 2002, the Company issued 500,000 shares of common stock to an individual in lieu of compensation for services performed in 2001 as President of the Company. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of grant.

On March 25, 2002, the Company issued 500,000 shares of common stock to an individual in lieu of compensation for services performed in 2001 as Secretary of the Company. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of grant.

On March 25, 2002, the Company issued 2,375,600 shares of common stock valued at $.05 per share to an independent consultant for the conversion of $118,780 of debts owed by the corporation for services performed in 2001.

On March 25, 2002, the Company issued 1,000,000 shares of common stock to an unrelated investor as conversion of a fee of $50,000 earned for introducing the Company to ITM. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of grant.

On March 25, 2002, the Company issued 50,000 shares of common stock to one of its external legal counsel for payment of interest on outstanding legal bills for the year 2001 and 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of grant.

On March 25, 2002, the Company issued 1,000,000 shares of common stock to an individual to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. As of December 31, 2002, 500,000 shares were deemed earned at the December 31, 2002 closing price of $.17 per share to account for the director's fee of $85,000.

On March 25, 2002, the Company issued 1,000,000 shares of common stock to an individual to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of his resignation from the board of directors.

On March 25, 2002, the Company issued 1,000,000 shares of common stock to an individual to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of his resignation from the board of directors.

On April 26, 2002, the Company issued 62,027 shares of common stock to an unrelated consultant having a value of $5,000 for consulting services rendered.

On April 26, 2002 and June 28, 2002, the Company issued 3,032,000 shares of restricted common stock to Cornell Capital Partners, LP, having a value of $330,000 as a one-time commitment fee.

On April 26, 2002 and June 28, 2002, the Company issued 1,040,000 shares of restricted common stock to an unrelated consultant, having a value of $125,000 for financial consulting services rendered.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


In May 2002, the Company issued 5,000,000 shares of common stock in relation to an agreement entered into with an unrelated consultant for marketing and advisory services connected with product marketing in the European Economic Community and North America. These shares were registered on a Form S-8 filed on May 3, 2002. These shares were valued at $.05 per share, or an aggregate of $250,000, on the date that the Company entered into the agreement.

On May 1, 2002, the Company agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to a factor. The Company issued these shares on or about August 6, 2002. On June 28, 2002, the Company issued 2,410,916 shares of common stock to an unrelated investor pursuant to the terms of our March 17, 2000 debt conversion agreement.

On June 28,  2002,  the  Company  issued  23,370  shares of  common  stock to an independent consultant having a value of $5,000 for consulting services rendered. The Company has also accrued $15,000 (83,038 shares) of common stock to be issued for consulting services rendered which has been included the shareholders equity and operating expenses portions of the accompanying consolidated balance sheet as of December 31, 2002.

On June 28, 2002, the Company issued 100,000 shares of restricted common stock to an unrelated broker-dealer having a value of $20,000 for placement agent fees.

On August 6, 2002, the Company issued 2,000 shares of restricted common stock to certain officers and directors having a total value of $260, for the acquisition of Springboard.

NOTE 14. PREFERRED STOCK

The Company has authorized 50,000,000 shares of its Series A Preferred Stock, with a par value of $0.001. As of December 31, 2003 and 2002, there were no shares of the Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is convertible into ten shares of Common Stock at the option of the holder. The Series A Preferred Stock votes on equal per share basis with the Common Stock, and is eligible to receive equivalent dividends to the shares of Common Stock. In the event of a liquidation of the Company, the Series A Preferred Stock has a liquidation preference over the holders of the Company's common stock.

NOTE 15. STOCK BASED COMPENSATION

(A) STOCK OPTIONS AND WARRANTS

As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee option plans. Under APB 25, compensation expenses are recognized at the time of option grant if the exercise price of the Company's employee stock option is below the fair market value of the underlying common stock on the date of the grant.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


The Company's Board of Directors has granted non-qualified stock options and warrants to investors of the Company. The following is a summary of activity under these stock option plans for the years ended December 31, 2003 and 2002.

                                                                               Non-Employee             Weighted
                                                           Employee             Options and              Average
                                                            Options              Warrants            Exercise Price
                                                        ----------------     ------------------      ----------------
      Options outstanding at December 31, 2002                    -                   365,000     $             .29
         Granted                                                  -                   515,000     $             .05
         Exercised                                                -                      -        $             -
         Cancelled                                                -                      -        $             -
                                                        ----------------     ------------------      ----------------

      Options outstanding at December 31, 2003                    -                   880,000     $             .14
                                                        ================     ==================      ================


The weighted average fair value of the grants was $0 and $.02 for the years ended December 31, 2003 and 2002, respectively. The weighted average remaining life of the warrants granted through December 31, 2003 was 1/2 year. As of December 31, 2003, all warrants were fully vested and exercisable.

(B) PRO FORMA STOCK-BASED COMPENSATION DISCLOSURES

The Company applies APB Opinion 25 and related interpretations in accounting for its stock options granted to employees. The Company has not granted any options to employees during the years ended December 31, 2003 and 2002, thus no pro forma amounts are presented.

NOTE 16. AGREEMENTS

(A) LICENSING AGREEMENT

On December 28, 2001, the Company entered into a two-year licensing agreement to distribute software used primarily by the insurance industry, which agreement included a non-exclusive right to sell such software to clients in the United States, Mexico, Canada, and their overseas territories. The cost of such agreement was $3,620,268 and was amortized over the two-year period of the agreement. Through September 30, 2002, the Company paid $713,612 in connection with the license. On September 30, 2002, the Company renegotiated the terms of the license agreement whereby the licensor agreed to extinguish the remaining amount due under the agreement, or $2,906,656 in exchange for the return of the license and distribution rights to the Classifier(TM) software product to the financial services sector while retaining the rights to distribute the product to other sectors. The Company was also granted a non-exclusive distributorship for the I-Bos(TM) software product. As a result, the Company recorded a gain on the early extinguishment of debt in the amount of $924,904. This gain is reported as other income in the accompanying consolidated statement of operations for 2002.

Amortization expense for the years ended December 31, 2003 and 2002 was $356,806 and $1,261,873 respectively, and is included in cost of goods sold. Since the license expired during 2003, the Company wrote off the asset and corresponding accumulated amortization at December 31, 2003.

(B) MARKETING AGREEMENT

On January 18, 2002, the Company entered into a one-year marketing agreement with an unrelated consultant to provide product marketing and advisory services to the Company in the European Economic Community and North America territories. The Company issued 5,000,000 shares to the consultant on March 25, 2002 which were registered in a Form S-8 filed on May 3, 2002. The shares were valued at $.05 per share corresponding to the date that the Company entered into the agreement with the consultant. The Company accounted for the cost of the marketing agreement by recording an expense for the entire cost, in the amount of $250,000, in accordance with the provisions of SFAS 123 "Accounting for Stock-Based Compensation". The expense is included in consulting fees in the consolidated statement of operations.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


(C) STOCK PURCHASE/MANAGEMENT AGREEMENT

On September 17, 2001, the Company entered into a stock purchase agreement to acquire 100% of the outstanding stock of ITM. In connection with the agreement, the Company was to issue 50,000,000 shares to the former shareholders, which will be held in escrow subject to the Company reaching certain sales milestones. The agreement calls for the Company to compensate the former shareholders of ITM in their efforts to meet the sales milestones.

The revenue milestones to be reached after the closing are as follows:

      o Upon achieving revenues of $500,000 the escrow agent will release 10,000,000 shares.

      o Upon achieving an additional $500,000 of revenues the escrow agent will release another 10,000,000 shares.

      o Upon achieving $2,000,000 in cumulative revenues the escrow agent will release another 10,000,000 shares.

      o Upon achieving $6,000,000 in cumulative revenues the escrow agent will release another 10,000,000 shares.

      o     Upon  reaching   $16,200,000   in  cumulative   revenues  the  final
            10,000,000 shares will be released.

Pending execution of the escrow agreement, the Company was holding these shares for the benefit of the former shareholders of ITM. The former shareholders of ITM include the Company's current management group. The Company has not recorded any amounts associated with the acquisition of ITM, which had minimal assets and/or liabilities on the date of acquisition. For accounting purposes, the Company has not treated the acquisition as an acquisition under the principles of APB 16, but has instead treated the acquisition as an assumption of contingent management contracts for services to be rendered by the former ITM shareholders to the Company. The contingent shares were to be issued and released out of escrow to the former principal owners of ITM upon the attainment of certain performance goals as described above. In return, the former principal owners will perform management and marketing services to the Company. Upon attainment of each performance milestone, the Company will record the issuance of stock as compensation expense in the period earned based on current market prices as of the date of grant.

During the quarters ended September 30, 2002 and December 31, 2002, the former ITM shareholders became eligible to receive 20,000,000 and 10,000,000 shares, respectively, out of escrow. The Company recorded stock-based compensation expense of $5,500,000 for the year ended December 31, 2002 and credited shareholders equity for the value of the contingent stock earned. The Company valued the shares at $.19 and $.17 per share based on the closing price of the stock at September 30, 2002 and December 31, 2002, respectively, the dates that the shares are deemed earned.

In the quarter ended June 30, 2003, the Board of Directors elected to release the remaining 20,000,000 shares from escrow. The Company recorded stock-based compensation expense of $540,000, with the shares being valued at $.027 per share, the closing bid price at June 30, 2003.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


(D) EQUITY LINE OF CREDIT AGREEMENT

In April 2002, the Company entered into an equity line of credit agreement with Cornell Capital Partners, LP. Under this agreement, the Company may issue and sell to Cornell Capital Partners, LP. common stock for a total purchase price of up to $10 million. Subject to certain conditions, the Company will be entitled to commence drawing down on the equity line of credit when the common stock to be issued under the equity line of credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate monthly maximum advance amount of $425,000 in any thirty-day period. In no event shall the number of shares issuable to Cornell Capital Partners, LP. which causes them to own in excess of 9.9% of the then outstanding shares of the Company's common stock. The Company paid the Cornell Capital Partners, LP a one-time fee equal to $330,000, payable in 3,032,000 shares of common stock. Cornell Capital Partners, LP. is entitled to retain 3.0% of each advance. In addition, the Company entered into a placement agent agreement with a placement agent firm, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.20 per share, or an aggregate of $20,000, on the date of issuance. The Company agreed to pay an unrelated consultant, a one-time fee of $200,000 for its work in connection with consulting the company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

The termination date of this agreement is the earliest of: (1) Cornell Capital Partners, LP. makes payment of advances of $10,000,000, (2) any stop order or suspension of the effectiveness of the registration statement for an aggregate of fifty (50) trading days or (3) the Company shall at any time fail materially to comply with the requirements of the agreement and such failure is not cured within thirty (30) days after receipt of written notice from the Cornell Capital Partners, LP. or (4) the date occurring twenty-four (24) months after the effective date. Pursuant to the terms of the equity line of credit agreement, the Company is required to file with the SEC a registration statement covering the shares to be acquired by. Cornell Capital Partners, LP. The 24-month term commences the effective date of the registration statement. During February 2003, the Company completed its registration statement in connection with the equity line of credit agreement.

To induce Cornell Capital Partners, LP. to execute and deliver the equity line of credit agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws. During the commitment period, the Company shall not, without the prior written consent of Cornell Capital Partners, LP, issue or sell (i) any common stock without consideration or for a consideration per share less than the bid price on the date of issuance or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock without consideration or for a consideration per share less than the bid price on the date of issuance, provided, however, that Cornell Capital Partners, LP. is given ten (10) days prior written notice and nothing in this section shall prohibit the issuance of shares of common stock pursuant to existing contracts or commitments, upon exercise of currently outstanding options or convertible securities, or in connection with any acquisition. On the date hereof, the Company shall obtain from each officer and director a lock-up agreement, as defined below, in the form annexed hereto as Schedule 2.6 (b) agreeing to only sell in compliance with the volume limitation of Rule 144.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


On each advance date in the Company shall pay to Cornell Capital Partners, LP., directly from the gross proceeds held in escrow, an amount equal to three percent (3%) of the amount of each advance as a commitment fee. The Company has paid Cornell Capital Partners, LP. a one-time commitment fee in the amount of 3,032,000 shares of common stock and warrants to purchase 265,000 shares of common stock of which a warrant to purchase 15,000 shares has an exercise price of $0.50 per share and a warrant to purchase 250,000 shares has an exercise price of $0.099 per share. These warrants vest immediately upon issuance. The value of the one-time commitment fee related to the issuance of common stock totaled approximately $350,000, which was computed based upon the market prices of the Company's common stock on the applicable issuance dates. The warrants issued in connection with the equity line of credit agreement for commitment fees were valued on the date of grant using the Black-Scholes option-pricing model which computed a value of $6,107. The commitment fees will be expensed ratably over the life of the equity line of credit agreement and are included in stockholders' deficiency in the accompanying consolidated balance sheet as of December 31, 2003. The Company has recognized commitment fees of approximately $133,795, which have been included in general and administrative expenses on the consolidated statement of operations for the years ended December 31, 2003 and 2002, respectively.

(E) CONSULTING AGREEMENTS

      o On September 30, 2003, the Company entered into a contract with an unrelated party to consult with the Company with regard to finance activities and general corporate development in particular with regard to provision of a planned 2,000,000 term debt financing. The Company issued 1,000,000 shares of common stock, which were valued at $.029 per share, representing the market value on the date of grant.

      o On July 14, 2003, the Company entered into a consulting agreement with an unrelated individual to provide services through June 2004 in the field of medical data integration. On August 1, 2003, the Company issued 4,000,000 shares of common stock to this consultant as compensation for services to be rendered. These shares were valued at $.025 per share, representing the market value on the date of grant.

      o On June 18, 2003, the Company entered into a consulting agreement with a European based investor relations consultant to provide services through June 2004. On August 1, 2003, the Company issued 150,000 shares of common stock to this consultant. These shares were valued at $.033 per share, representing the closing market value on the date of grant.

      o On June 3, 2003 the Company entered into a consulting agreement with an unrelated party to perform consulting services in the field of entertainment software distribution and on June 26, 2003, the Company issued 5,000,000 shares of common stock as consideration for consulting services from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $125,000, representing the market value on the date of grant.

      o On May 6, 2003 the Company entered into a consulting agreement with an unrelated party to perform investor relations services at the rate of $7,000 per month. In addition, on June 26, 2003, the Company issued 2,000,000 shares of common stock to this unrelated party in connection with the agreement. These shares were valued at $.025 per share, or an aggregate of $50,000 representing the market value on the date of grant.

      o On July 14, 2003, the Company entered into an agreement with an unrelated party to source additional "name brand" properties for cell phone game production and issued this unrelated company 2,000,000 shares of common stock as a consulting fee. These shares were issued on August 1, 2003 and were valued at $0.025 per share, representing the market value on the date of grant.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


(F) FACILITIES

The Company has no long term facility leases at December 31, 2003. Rent expense for the years ended December 31, 2003 and 2002 totaled approximately $65,878 and $21,787, respectively.

NOTE 17. INCOME TAXES

No provision for Federal and state income taxes has been recorded as the Company has net operating loss carryforwards to offset any net income for the year ended December 31, 2003. As of December 31, 2003, the Company had approximately $25,500,000 of net operating loss carryforwards for Federal income tax reporting purposes available to offset future taxable income. Such carryforwards begin to expire in 2019. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses and capital losses carried forward may be impaired or limited in certain circumstances. Events, which may cause limitations in the amount of net operating losses that the Company may utilize in any one year, include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Deferred tax assets as of December 31, 2003 and 2002 consisting primarily of the tax effect of net operating loss carryforwards and amortization of intangibles, amounted to approximately $12,237,000 and $11,791,000, respectively. Other deferred tax assets and liabilities are not significant. The Company has provided a full valuation allowance on the deferred tax assets as of December 31, 2003 and 2002 to reduce such deferred tax assets to zero, as it is management's belief that realization of such amounts is not considered more likely than not.

NOTE 18. GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company has a net loss of $1,845,984 and a negative cash flow from operations of $2,296,836, for the year ended December 31, 2003, and has a working capital deficiency of $1,583,976 and a stockholders' deficiency of $1,135,803 at December 31, 2003 which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plan to continue operations is to raise additional debt or equity capital until such time as the Company is able to generate sufficient operating revenues through its new acquisitions.

In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

NOTE 19. SUBSEQUENT EVENTS

The Company incorporated a subsidiary unit in the United Kingdom on January 15, 2004, for the purpose of marketing various enterprise software products of ActiveCore, as well as certain third party developments for which the Company has entered into licensing agreements. The subsidiary will operate as ActiveCore Technologies UK Limited and will sell XML based enterprise software, as well as eXML's Expense World, and BizNiz Web's DynaPortal applications throughout the European market.

On January 2, 2004 the Company issued 1,000,000 shares as a signing bonus to a key manager of the newly established UK subsidiary's EXML sales and marketing operation. The shares were valued at $.027 per share or an aggregate of $27,000 representing the closing bid price on December 26, 2003, the date of the board resolution.

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002


In the first quarter of 2004, the Company issued 4,800,000 shares to various employees as performance related bonuses or signing inducements. The values assigned to the common stock ranged from $0.18 to $0.028 per share, or an aggregate of $115,000, representing the closing market value of the Company's common stock on the dates of issue.

On January 26, 2004 the Company entered into a consulting agreement with an unrelated company to provide services through January 2005. On February 20, 2004, the Company issued 5,000,000 shares to this consultant as compensation to this consultant for services to be rendered. The shares were issued at $.024 per share, or an aggregate of $120,000, representing the closing bid price at the date of issue.

On February 20, 2004 the Company issued 2,000,000 shares in settlement of outstanding services of $48,000. The shares were issued at $.024 per share, being the closing bid price at the date of issue.

Pursuant to an agreement reached between a long term debt holder and the Company, the board approved the issuance of 3,559,520 shares of common stock aggregating $88,988 for settlement of principal and interest accrued through February 23, 2004. The shares were valued at $.025 per share.

On February 25, 2004, the Company entered into a binding letter of intent and agreement to sell to SilverBirch Studios Limited (1607590 Ontario Limited) certain assets and liabilities of the Company's cellular phone game and ring tone development group, SilverBirch Studios, and the web portal Recessgames.com (collectively known as the "Games Division"). Consideration for the purchase consists of; A) $1,000,000 CAD by promissory note, payable in 10 installments of $100,000 CAD commencing March 31, 2005, with interest at 12%, to be paid monthly starting on March 31, 2004, and, as security, a convertible debenture in favor of the Company for $1,000,000 CAD, with the Company retaining the right to convert the debt to equity in SilverBirch shares after the first anniversary of the debenture. B) The Company will maintain an initial 5% equity interest in SilverBirch, with participation rights to maintain that 5% ownership stake, and
C) SilverBirch will pay a 2% royalty to the Company on gross revenues until February 2008, capped at $1,000,000.

On February 29, 2004, Mr. Kevin Birch resigned as an employee, officer and director of the Company. On March 11, 2004, the Company issued 2,096,875 to Mr. Birch in order to satisfy shareholder debt of $50,325. The shares were valued at $.024 per share.

In the first quarter of 2004, the Company obtained additional loans of $250,000 under the equity line of credit with Cornell Capital Partners, LP. Through April 2004, $145,000 has been repaid.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT IVP TECHNOLOGIES CORPORATION EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                             -----------------------

This prospectus does not constitute an offer to sell, or a                             ----------------------
solicitation of an offer to buy any securities:
                                                                                             PROSPECTUS

     [_] except the common stock offered by this prospectus;
                                                                                        ---------------------
     [_] in any jurisdiction in which the offer or
         solicitation is not authorized;

     [_] in any jurisdiction where the dealer or other                           296,108,300 SHARES OF COMMON STOCK
         salesperson is not qualified to make the offer or
         solicitation;

     [_] to any person to whom it is unlawful to make the                            IVP TECHNOLOGY CORPORATION
         offer or solicitation; or                                               D.B.A.ACTIVECORE TECHNOLOGIES, INC.

     [_] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

                                                                                        ______________, 2003

     [_] there have been no changes in the affairs of IVP
         Technologies Corporation after the date of this prospectus; or

     [_] the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of ActiveCore Technologies to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of IVP Technologies. In addition, the liability of our officers and directors for breaches of their fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of IVP Technologies pursuant to the foregoing, or otherwise, IVP Technologies has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. IVP Technologies will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee       $      494.31
Printing and Engraving Expenses                           $    1,000.00
Accounting Fees and Expenses                              $    1,000.00
Legal Fees and Expenses                                   $    7,000.00
Miscellaneous                                             $      505.69

TOTAL                                                     $   10,000.00


RECENT SALES OF UNREGISTERED SECURITIES

      On September 29, 2004, the board of directors authorized the issuance of 4,746,118 restricted common shares valued at $.015 to pay the International Brotherhood of Electrical Workers Local 105 for $70,191.77 for accrued interest on a $500,000 term loan which had been provided to the Company's subsidiary ActiveCore Technologies Limited. The Company also issued preferred shares in the amount of $500,000 which will be redeemable over the next four years.

      On September 8, 2004, the board of directors authorized the issuance of 8,333,333 Series A and 4,167,667 Series B preferred shares which have a purchase price of $0.03 and $0.06, respectively. Each preferred share is convertible into a common share at any time prior to five years from the date of issuance. With respect to the Series A shares, the Company may force conversion if the trading price of the Company's common shares exceeds $0.20 for 30 days. With regard to the Series B shares, the Company may force conversion if the trading price of the Company's common shares exceeds $0.40 for 30 days. The preferred shares will be paid a dividend at the rate of 10% per annum.

      On September 8, 2004, the board of directors authorized the issuance of 1,000,000 restricted common shares of stock to an employee. These shares are subject to forfeiture over the next year.

      On September 8, 2004, the board of directors authorized the issuance of 12,000,000 restricted common shares of stock to unrelated party to perform consulting activities, including identifying and sourcing acquisition candidates. These shares are subject to forfeiture over the next year.

      On July 12, 2004, the board of directors authorized the sale of 4,000,000 restricted shares of common stock to unrelated parties in exchange for $60,000. The restricted share agreement grants the purchaser one warrant for each share at a purchase price of $0.018 to expire on November 30, 2005.

      On July 12, 2004, the board of directors authorized the issuance of 666,000 restricted shares of common stock for the purchase of a limited source code licence for certain software for a value of $10,000.

      On July 12, 2004, the board of directors authorized the issuance of 150,000 restricted common shares to an unrelated party in consideration of a one-year consulting contract for investor relations services.

      On July 31, 2004, the Company signed an irrevocable share call agreement with a current employee to acquire 8,000,000 shares of Infolink in exchange for 16,000,000 restricted shares of IVP which is callable at the option of the Company.

      On May 6, 2004 the Company acquired all the outstanding common stock of C Comm Network Corporation for consideration of 30,758,202 shares of the Company's common stock valued at $461,962 in the form of restricted shares.

      On April 28, 2004, the Company's Board of Directors authorized the issuance of 46,666,666 shares of restricted common stock to two directors of the company in satisfaction of debts owed to them amounting to $560,000. The shares were valued based on the closing bid price of the common stock on April 28, 2004.

      On April 28, 2004 the Company's Board of Directors authorized the issuance of 5,500,000 shares of restricted common stock, valued at $66,000 to certain new employees and consultants of the company based on the closing bid price of the common stock on April 28, 2004.

      On January 26, 2004, the Company entered into a 12 month consulting contract with 1582579 Ontario Limited, an unrelated party, to assist in locating and negotiating several prospective merger candidates primarily to enable the creation of an outbound messaging and communications service to work with the Company's ActiveLink product as a data service bureau and enterprise portal interface. The Company issued 5,000,000 restricted shares to 1582579 Ontario Limited. These shares were valued at $.023 per share, or an aggregate of $115,000 representing the market value on the date of the grant.

      On December 26, 2003, the board approved the issue of 17,272,726 restricted shares to the Chairman and CEO, the President and another manager in liquidation of the corporation's indebtedness to those individuals in respect of loans to the Company. The shares were issued on January 2, 2004, and have been accrued at December 31, 2003 as Shares to be Issued in the sum of $380,000. The shares were valued at .022 per share, representing the lowest bid price on the three trading days immediately preceding the board meeting.

      On October 14, 2003 ActiveCore issued 3,000,000 shares to Danson Partners LLC in respect of sums owing to Wayne Danson for consulting fees during the period March 1, 2002 to February 28 2003. The shares have valued as at the date of issue.

      On September 30, 2003 ActiveCore issued 10,200,000 shares with respect to an investment transaction financing that has not yet closed. If the financing does not close, the shares will be rescinded.

      On September 30, 2003 ActiveCore entered into a contract with an independent advisor to consult with the company with regard to finance activities and general corporate development. The Company issued 1,000,000 shares. The shares were valued at $.029 cents per share, representing the closing bid price on the date o f the board resolution.

      On September 30, 2003 ActiveCore issued shares with respect to the creation of a subsidiary in the United Kingdom. A total of 9,000,000 shares were issued and valued a $.029 per share, representing the closing bid price on the date of the board resolution.

      On September 30, 2003 ActiveCore issued 6,472,492 shares in connection with the acquisition of the data integration assets of SCI Healthcare Group. The shares were valued at $.0309, representing the closing price on September 18th, being the contracted determination date.

      On September 30, 2003 ActiveCore issued 300,000 shares to complete the purchase of the XML Connector source code from Karora Technologies Inc. The shares were valued as $.028, representing the closing bid price on the date of the board resolution.

      On September 30, 2003 ActiveCore issued 150,000 shares as bonuses to employees for successful completion of certain Technologies. The shares were valued at $.028, representing the closing bid price on the date of the board resolution.

      On August 5, 2003, ActiveCore announced that it had acquired the rights to build a cell phone game based on the "Zorro" character and trademark from Zorro Productions Inc. of California. A license agreement was entered into whereby ActiveCore shall pay no royalties on the first $50,000 of net sales and subsequently ActiveCore and the licensor shall share equally a royalty of 50% on net sales. There shall be no minimum royalty. The Company also entered into an agreement with an unrelated company to source additional "name brand" properties for cell phone game production and issued this unrelated company 2,000,000 shares of common stock as a consulting fee. These shares were issued on August 1, 2003 and were valued at $0.033 per share, representing the closing bid price on the date of the board resolution.

      On July 31, 2003, ActiveCore announced that its wholly owned subsidiary ActiveCore Technologies Limited had received the first installment of $500,000 of a planned $2,000,000 term loan offering. Under the terms of the agreement, the first installment will accrue a 12% interest rate per annum and is repayable over a five-year term with no payments required in the first 12 months - the payments will be amortized over the remaining 48 months of the term loan. The loan is convertible into common stock of ActiveCore at the rate of 4.5 shares for every 1 dollar of the loan balance due, excluding interest, remaining at the time of conversion. As additional consideration for the loan advance by the lender, ActiveCore issued 500,000 warrants on July 30, 2003 to the lender for the purchase of 500,000 shares of common stock at a purchase price of $0.0312 per share. The fair value assigned to the warrant amounted to $0 and was determined using the Black-Scholes option pricing model using the following assumptions: no dividend yield for all years; expected volatility of 9.3%; risk-free interest rate of 1.12%, and an expected life of 1 year. The warrants expire July 31, 2004.

      On July 14, 2003, ActiveCore entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, ActiveCore issued 4,000,000 shares of common stock to this consultant as compensation for services to be rendered. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      On July 10, 2003, ActiveCore entered into a Letter of Intent to acquire the source code for a software product known as XML/Connector for the health care vertical from an unrelated company which is a Colorado and Toronto based software development company. As part of the terms and conditions, ActiveCore will pay (CAD) $120,000 in cash in the form of a note payable. On August 1, 2003, ActiveCore issued 500,000 shares of common stock to the acquiree. These shares were valued at $.25 per share representing the closing bid price on the date of the board resolution.

      In July 2003, ActiveCore entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, ActiveCore issued 150,000 shares of common stock to this consultant. These shares were valued at $.033 per share, representing the closing bid price on the date of the board resolution.

      In July 2003, ActiveCore entered into employment agreements with two contractors related to cell phone game development and health care services. On August 1, 2003, each contractor was issued 500,000 shares of common stock as compensation in addition to ongoing salary costs. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      In July 2003, ActiveCore issued 1,562,700 restricted shares of common stock to an officer of ActiveCore in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of ActiveCore and accrued expenses. These shares were valued at $.033 per share, representing the closing bid price on the date of the board resolution.

      During the six month period ended June 30, 2003, ActiveCore issued 8,932,783 shares of common stock to Cornell Capital Partners for cash of $400,000 in connection with the Equity Line of Credit.

      On June 24, 2003, ActiveCore issued 17,804,976 shares of common stock to the Chairman and CEO of ActiveCore in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of ActiveCore and accrued salaries included in the amounts due to related parties. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 17,804,976 shares of common stock to a the President and director of ActiveCore in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of ActiveCore and accrued salaries included in the amounts due to related parties on the accompanying condensed consolidated balance sheets. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 1,250,000 shares of common stock to four employees of ActiveCore for payment of accrued compensation and bonuses. These shares were valued at $.025 per share, or an aggregate of $31,250 representing the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 3,000,000 shares of common stock to certain directors of ActiveCore for director services for the period from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $75,000 representing the market value on the date of grant. As of June 30, 2003, ActiveCore has deferred $75,000 included in total stockholders' deficiency as deferred compensation and licensing fee.

      On June 24, 2003, ActiveCore issued 300,000 shares of common stock to an unrelated consultant having a value of $7,500 for consulting services. These shares were valued based upon the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 2,000,000 shares of common stock to an unrelated party in connection with an agreement to provide investor relations services. These shares were valued at $.025 per share, or an aggregate of $50,000 representing the market value on the date of grant. As of June 30, 2003, ActiveCore has deferred approximately $33,000 included in deferred consulting expense.

      On June 24, 2003, ActiveCore issued 5,000,000 shares of common stock to an unrelated consultant as consideration for an agreement to provide consulting services from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $125,000 on the date of grant.

      On June 24, 2003, ActiveCore issued 50,000,000 shares of common stock to the former shareholders of Ignition Entertainment, Ltd. in accordance with the original May 28, 2002 purchase agreement. The acquisition was made pursuant to ActiveCore agreeing to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock convertible into 35,000,000 shares of common stock; collectively valued at $0.23898 per share for a total purchase price of $11,949,155. The issuance of these 50,000,000 shares of common stock relieved $11,949,155 in preferred and common stock to be issued as of April 1, 2003. (See discussion under divestiture of Ignition Entertainment Limited).

      On June 24, 2003, ActiveCore issued 5,180,000 shares of common stock to two unrelated parties to obtain financing for ActiveCore. Financing costs included in interest expense for the six months ended June 30, 2003 totaled $129,500 representing the market value on the date of grant.

      On June 24, 2003, ActiveCore issued 500,000 shares of common stock that were released from escrow to an individual for services rendered from November 2002 to November 2003. The Board of Directors resolved that these shares are considered earned as of June 24, 2003. These shares were valued at $.025 per share, or an aggregate of $13,500 representing the market value on the date of grant.

      On February 18, 2003, ActiveCore issued 168,889 shares of common stock to the Investment Banker for payment of penalties for not completing the SB-2 filing by the due date of July 2, 2002 per the terms of the Equity Line of Credit Agreement. These shares were valued at $0.13 per share or an aggregate of $21,956, representing the closing market value on the date of grant.

      On February 18, 2003, ActiveCore issued 114,408 share of common stock to a consultant for payment of $15,000 of consulting services accrued at December 31, 2002 as common stock to be issued. These shares were valued at $0.13 per share representing the closing market value on the date of grant.

      On December 31, 2002, the former shareholders of ITM earned 10,000,000 contingent shares having a value of $1,700,000. These shares were released out of escrow.

      On December 31, 2002, J. Stephen Smith, our independent director, earned 500,000 shares having a value of 85,000. These shares were released out of escrow.

      On September 30, 2002, the former shareholders of ITM earned 20,000,000 contingent shares having a value of $3,800,000. These shares were released out of escrow.

      On July 1, 2002, ActiveCore Technologies acquired all the outstanding shares of Springboard Technologies Solutions, Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. The shares were valued at $260 corresponding to the date that ActiveCore's Board of Directors approved the transaction.

      On June 28, 2002, ActiveCore Technologies issued 2,410,916 shares of common stock to an unrelated investor pursuant to the terms of our March 17, 2000 debt conversion agreement.

      On June 28, 2002, ActiveCore issued 23,370 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

      On May 28, 2002 ActiveCore acquired Ignition Entertainment Limited, a company incorporated in the United Kingdom. ActiveCore was to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock as payment to the principals of Ignition over a period of two years from the date of acquisition. Additionally, the management team of Ignition Entertainment Limited could earn up to 1,500,000 shares of preferred stock if certain revenue and net income goals were met at specific time periods. The shares were held in escrow to be disbursed according to the terms of the agreement.

      As a consequence of Ignition not achieving its performance goals in the ensuing 10 months of operation, ActiveCore negotiated the sale of the company, and, effective April 1, 2003, ActiveCore sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of ActiveCore's common stock. The transaction resulted in a gain of $2,396,009, which has been included in the condensed consolidated statements of operations for the three and six months ended June 30, 2003, as a gain on sale of discontinued operations.

      Upon execution of the sale agreement in June 2003, ActiveCore issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, ActiveCore converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved ActiveCore's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2003 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and will be distributed to the former owners. Immediately following the issuance of the 50,000,000 shares of ActiveCore's common stock, the former shareholders will return 11,000,000 shares of common stock to ActiveCore as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement.

      On May 1, 2002, ActiveCore agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to a factoring company. ActiveCore issued these shares on or about August 6, 2002.

      In April 2002, ActiveCore entered into an Equity Line of Credit Agreement with Cornell Capital Partners. In addition, ActiveCore Technologies entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, ActiveCore paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. ActiveCore Technologies agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with consulting ActiveCore on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

      In April 2002, ActiveCore raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures were redeemed in February 2003.

      On April 26, 2002, ActiveCore issued 62,027 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

      On or about March 25, 2002, ActiveCore issued 100,000 shares of common stock to Barry Gross that was earned pursuant to a consulting contract signed in 2000. These shares were valued at $0.09 per share, or an aggregate of $9,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Brian MacDonald to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Peter Hamilton to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Kevin Birch to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 4,000,000 shares of common stock to Geno Villella to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 4,000,000 shares of common stock to Sherry Bullock to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, Ms. Bullock left employment with ActiveCore Technologies and has accepted a partial payment of 800,000 shares and the remainder of her performance based shares will be reallocated to the remaining members of International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 500,000 shares of common stock to John Maxwell in lieu of compensation for services performed in 2001 as President of ActiveCore. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 500,000 shares of common stock to John Trainor in lieu of compensation for services performed in 2001 as Secretary of ActiveCore. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 2,375,600 shares of common stock valued at $.05 per share to a consultant for the conversion of $118,780 of debts owed by the Company for services performed in 2001.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to an unrelated investor as conversion of a fee of $50,000 earned for introducing ActiveCore Technologies to International Technologies Marketing. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 50,000 shares of common stock to one of its external legal counsel for payment of interest on outstanding legal bills for the year 2001 - 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to J. Stephen Smith to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to Michael Sidrow to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. In June 2002, these shares were rescinded as a result of Mr. Sidrow's resignation from the board of directors.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to Robert King to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. In June 2002, these shares were rescinded as a result of Mr. King's resignation from the board of directors.

      On February 16, 2002, ActiveCore completed an interim financing agreement for a bridge loan of (pound)600,000 (U.S. $864,180) on an unsecured basis with the European based venture capital and merchant banking firm DcD Limited. The loan was due April 30, 2002 and accrues interest at a rate of 4% per year above the HSBC Bank base rate. Interest is payable monthly. On May 1, 2002, ActiveCore received written notice from the lender, DcD Limited that it agreed to convert the loan into 4,000,000 shares of common stock at a conversion rate of approximately $0.19 per share.

      On or about August 17, 2001, ActiveCore issued 1,000,000 shares of common stock to Orchestral Corporation for extension of the licensing contract and to obtain market distribution to Switzerland. These shares were valued at $0.12 per share, or an aggregate of $120,000, on the date of issuance.

      On or about July 30, 2001, ActiveCore rescinded the issuance of 870,000 shares of common stock previously issued to consultants for services not performed.

      On or about April 26, 2001, ActiveCore issued 1,200,000 shares of common stock to a consultant for marketing and promotion consulting services. These shares were valued at $0.14 per share, or an aggregate of $168,000, on the date of issuance.

      On or about April 26, 2001, ActiveCore issued 1,000,000 shares of common stock to an individual for financial advisory services. These shares were valued at $0.14 per share, or an aggregate of $140,000, on the date of issuance.

      In March 2000, ActiveCore, through an agreement with TPG Capital Corporation, which was operated by James Cassidy, a lawyer in Washington D.C., acquired Erebus Corporation for $200,000 in cash and 350,000 shares of ActiveCore valued at $500,000, the market value of ActiveCore's stock at the time of acquisition. This consideration was paid as a fee to TPG Capital, the sole shareholder of Erebus Corporation. The Erebus transaction was undertaken between Erebus, a non-active reporting entity, and ActiveCore Technologies, in order for ActiveCore could become a reporting issuer with the SEC and thereby maintain its status as a listed company on the OTCBB. From an accounting standpoint the Erebus transaction was treated as a recapitalization (stock for stock transaction and no goodwill was recorded).

      TPG Capital was the sole shareholder of Erebus Inc., an inactive reporting shell company. The consulting agreement states that one year after the execution of the agreement ("reset date") the 350,000 common shares issued by ActiveCore to the former stockholder shall be increased or decreased based upon the average closing price of ActiveCore's stock 30 days prior to the reset date, so the value of the 350,000 shares was equal $500,000. The average closing price of the stock was $0.1487 per share. Based on the consulting agreement ActiveCore was obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee. ActiveCore does not believe that it will be legally obligated to issue the shares based on the reset date as the SEC had previously reached a settlement agreement with Mr. Cassidy and TPG Capital with regard certain practices related to vending reporting shells to non-reporting entities in order for the later to retain listing status on the OTC BB. See SEC Litigation release no. 17023/June 4, 2001.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding ActiveCore Technologies so as to make an informed investment decision. More specifically, ActiveCore had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in ActiveCore's securities.

EXHIBITS

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------
2.1                   Agreement and Plan of Reorganization dated March 21,     Incorporated by reference to Exhibit 4.1 to
                      2000 between IVP Technology Corporation and Erebus       IVP Technology's Form 8-K filed on April 19,
                      Corporation                                              2000

3.1                   Certificate of Amendment of Articles of Incorporation    Incorporated by reference to Exhibit 3.1 to
                                                                               IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

3.2                   Bylaws                                                   Incorporated by reference to Exhibit 3.2 to
                                                                               IVP Technology's Amendment No. 2 to the Form
                                                                               SB-2 filed on November 14, 2002

3.3                   Certificate of Amendment of Articles of Incorporation    Incorporated by reference to Exhibit 3.3 to
                                                                               IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

4.4                   Description of Securities                                Incorporated by reference to Exhibit 4.4 to
                                                                               IVP Technology's Form S-8 filed on July 23,
                                                                               2001

5.1                   Opinion re: Legality                                     Provided by Amendment

10.4                  Second Amending Agreement to Software Distribution       Incorporated by reference to Exhibit 10.4 to
                      Agreement dated as of May 31, 2000 between the           IVP Technology's Form 10-QSB filed on
                      Registrant and Orchestral Corporation                    September 24, 2000

10.5                  Service Bureau Arrangement Agreement dated September     Incorporated by reference to Exhibit 10.5 to
                      28, 2000 between the Registrant and E-RESPONSES.COM      IVP Technology's Form 10-QSB filed on November
                                                                               14, 2000

10.6                  Stock Purchase Agreement dated September 17, 2001        Incorporated by reference to Exhibit 10.6 to
                      among the Registrant, International Technology           IVP Technology's Form 10-KSB filed on
                      Marketing, Inc., Brian MacDonald, Peter Hamilton,        April 15, 2002
                      Kevin Birch, Sherry Bullock, and Geno Villella

10.7                  Agreement dated May 15, 2000 between the Registrant      Incorporated by reference to Exhibit 10.7 to
                      and Rainbow Investments International Limited            IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.8                  Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.8 to
                      International Technology Marketing, Inc. and Brian J.    IVP Technology's Form 10-KSB filed on
                      MacDonald                                                April 15, 2002

10.9                  Agreement dated February 12, 2002 between the            Incorporated by reference to Exhibit 10.9 to
                      Registrant and SmartFOCUS Limited                        IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.10                 Warrant Agreement dated May 15, 2000 between the         Incorporated by reference to Exhibit 10.10 to
                      Registrant and Rainbow Investments International         IVP Technology's Form 10-KSB filed on
                      Limited                                                  April 15, 2002

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------
10.11                 Convertible Promissory Note dated May 2000 between the   Incorporated by reference to Exhibit 10.11 to
                      Registrant and Rainbow Investments International         IVP Technology's Form 10-KSB filed on
                      Limited                                                  April 15, 2002

10.12                 Software Distribution Agreement dated December 28,       Incorporated by reference to Exhibit 10.12 to
                      2001 between the Registrant and TIG Acquisition          IVP Technology's Form 10-KSB filed on
                      Corporation                                              April 15, 2002

10.13                 Loan Agreement dated January 16, 2002 between the        Incorporated by reference to Exhibit 10.13 to
                      Registrant and DCD Holdings Limited                      IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.14                 Agreement for the Provision of Marketing Services        Incorporated by reference to Exhibit 10.1 to
                      dated May 3, 2002 between the Registrant and Vanessa     IVP Technology's Form S-8 filed with the SEC
                      Land                                                     on May 3, 2002

10.15                 Reserved

10.16                 Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.16 to
                      International Technology Marketing, Inc. and Geno        IVP Technology's Form 10-KSB filed on
                      Villella                                                 April 15, 2002

10.17                 Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.17 to
                      International Technology Marketing, Inc. and Kevin       IVP Technology's Form 10-KSB filed on
                      Birch                                                    April 15, 2002

10.18                 Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.18 to
                      International Technology Marketing, Inc. and Peter J.    IVP Technology's Form 10-KSB filed on
                      Hamilton                                                 April 15, 2002

10.19                 Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.19 to
                      International Technology Marketing, Inc. and Sherry      IVP Technology's Form 10-KSB filed on
                      Bullock                                                  April 15, 2002

10.20                 Loan and Security Agreement dated July 30, 2001 among    Incorporated by reference to Exhibit 10.20 to
                      the Registrant, Clarino Investments International        IVP Technology's Form 10-KSB filed on
                      Ltd., and Berra Holdings Ltd.                            April 15, 2002

10.21                 Consulting and Advisory Extension Agreement dated        Incorporated by reference to the Exhibit to
                      February 14, 2001 between the Registrant and Barry       IVP Technology's Form 10-QSB filed on May 21,
                      Gross D/B/A Gross Capital Associates                     2001

10.22                 Letter Agreement dated June 28, 2001, between the        Incorporated by reference to Exhibit 4.1 to
                      Registrant and Andris Gravitis                           IVP Technology's Form S-8 filed on July 23,
                                                                               2001

10.23                 Letter Agreement dated June 28, 2001, between the        Incorporated by reference to Exhibit 4.2 to
                      Registrant and Thomas Chown                              IVP Technology's Form S-8 filed on July 23,
                                                                               2001

10.24                 Letter Agreement dated May 30, 2001, between the         Incorporated by reference to Exhibit 4.3 to
                      Registrant and Ruffa & Ruffa, P.C. for Modification of   IVP Technology's Form S-8 filed on July 23,
                      Retainer Agreement                                       2001

10.25                 Consulting Agreement dated September 1, 2000 between     Incorporated by reference to Exhibit 13.1 to
                      the Registrant and Barry Gross d/b/a Gross Capital       IVP Technology's Form 10-KSB filed on July 5,
                      Associates                                               2001

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------
10.26                 Consulting and Advisory Agreement dated September 25,    Incorporated by reference to Exhibit 13.2 to
                      2000 between the Registrant and Koplan Consulting        IVP Technology's Form 10-KSB filed on July 5,
                      Corporation                                              2001

10.27                 Warrant Agreement dated April 3, 2002 between the        Incorporated by reference to Exhibit 10.27 to
                      Registrant and Cornell Capital Partners LP               IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.28                 Equity Line of Credit Agreement dated April 3, 2002      Incorporated by reference to Exhibit 10.28 to
                      between the Registrant and Cornell Capital Partners LP   IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.29                 Registration Rights Agreement dated April 3, 2002        Incorporated  by reference to Exhibit 10.29 to
                      between the Registrant and Cornell Capital Partners, LP  IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.30                 Escrow Agreement dated April 3, 2002 among the           Incorporated by reference to Exhibit 10.30 to
                      Registrant, Cornell Capital Partners, LP, Butler         IVP Technology's Form 10-KSB filed on
                      Gonzalez, and First Union National Bank                  April 15, 2002

10.31                 Securities Purchase Agreement dated April 3, 2002        Incorporated by reference to Exhibit 10.31 to
                      among the Registrant and the Buyers                      IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.32                 Escrow Agreement dated April 3, 2002 among the           Incorporated by reference to Exhibit 10.32 to
                      Registrant, the Buyers, and First Union National Bank    IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.33                 Debenture Agreement Dated April 3, 2002 between the      Incorporated by reference to Exhibit 10.33 to
                      Registrant and Cornell Capital Partners LP               IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.34                 Investor Registration Rights Agreement dated April 3,    Incorporated by reference to Exhibit 10.34 to
                      2002 between the Registrant and the Investors            IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.35                 Placement Agent Agreement dated April 3, 2002 among      Incorporated by reference to Exhibit 10.35 to
                      the Registrant, Westrock Advisors, Inc. and Cornell      IVP Technology's Form 10-KSB filed on
                      Capital Partners LP                                      April 15, 2002

10.36                 Letter Agreement dated February 20, 2002 between the     Incorporated by reference to Exhibit 10.36 to
                      Registrant and Buford Industries Inc.                    IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.37                 Letter Confirmation Agreement dated July 21, 2001        Incorporated by reference to Exhibit 10.37 to
                      between the Registrant and Buford Industries Inc.        IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.38                 Consulting Agreement dated March 1, 2002 between the     Incorporated by reference to Exhibit 10.38 to
                      Registrant and Danson Partners LLC                       IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.39                 Term Sheet between the Registrant and Cornell Capital    Incorporated by reference to Exhibit 10.39 to
                      Partners, LP Increasing the Commitment under the         IVP Technology's Form SB-2 filed on May 15,
                      Equity Line of Credit to $10 million                     2002

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------
10.40                 Consulting Agreement dated February 12, 2002 between     Incorporated by reference to Exhibit 10.40 to
                      the Registrant and Danson Partners LLC                   IVP Technology's Form SB-2 filed on May 15,
                                                                               2002

10.41                 Escrow Agreement dated as of May 15, 2002 among the      Incorporated by reference to Exhibit 10.41 to
                      Registrant, Brian MacDonald, Peter Hamilton, Kevin       IVP Technology's Form SB-2 filed on May 15,
                      Birch, Sherry Bullock, and Gino Villella                 2002

10.42                 Termination letter dated June 13, 2002 between the       Incorporated by reference to Exhibit 10.42 to
                      Registrant and Orchestral Corporation                    IVP Technology's Form 10-QSB filed on August
                                                                               19, 2002

10.43                 Acquisition Agreement dated as of May 28, 2002           Incorporated by reference to Exhibit 10.43 to
                      regarding the purchase of Ignition Entertainment         IVP Technology's Form 10-QSB filed on August
                                                                               19, 2002

10.44                 Consulting  Agreement  dated as of June 1,  2002         Incorporated by reference to Exhibit 10.44 to
                      Ignition Entertainment Limited and Montpelier Limited    IVP Technology's Form 10-QSB filed on August
                                                                               19, 2002

10.45                 Amendment to Equity Line of Credit Agreement dated May   Incorporated by reference to Exhibit 10.45 to
                      2002 between IVP Technology and Cornell Capital          IVP Technology's Amendment No. 2 to the Form
                      Partners                                                 SB-2 filed on November 14, 2002

10.46                 Letter of Credit Facility dated as of April 10, 2002     Incorporated by reference to Exhibit 10.46 to
                      between Revelate Limited and Ignition Entertainment      IVP Technology's Amendment No. 2 to the Form
                      Limited                                                  SB-2 filed on November 14, 2002

10.47                 Debenture dated as of June 14, 2002 between Revelate     Incorporated by reference to Exhibit 10.47 to
                      Limited and Ignition Entertainment Limited               IVP Technology's Amendment No. 2 to the Form
                                                                               SB-2 filed on November 14, 2002

10.48                 Standard Conditions for Purchase of Debts dated May      Incorporated by reference to Exhibit 10.48 to
                      23, 2002 between DCD Factors PLC and Ignition            IVP Technology's Amendment No. 2 to the Form
                      Entertainment Limited                                    SB-2 filed on November 14, 2002

10.49                 All Assets Debenture dated as of May 23, 2002 between    Incorporated by reference to Exhibit 10.49 to
                      DCD Factors PLC and Ignition Entertainment Limited       IVP Technology's Amendment No. 2 to the Form
                                                                               SB-2 filed on November 14, 2002

10.50                 Memorandum of Agreement dated as of July 1, 2002         Incorporated by reference to Exhibit 10.50 to
                      between Springboard Technology Solutions Inc. and IVP    IVP Technology's Amendment No. 2 to the Form
                      Technology                                               SB-2 filed on November 14, 2002

10.51                 Heads of Agreement dated as of December 28, 2001 and     Incorporated by reference to Exhibit 10.51 to
                      amended on September 30, 2002 between TiG Acquisition    IVP Technology's Amendment No. 2 to the Form
                      Corporation and IVP Technology                           SB-2 filed on November 14, 2002

10.52                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.1 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and Mount Sinai Hospital     on April 1, 2003
                      entered into March 11, 2003 (Contract No. MDI02008)

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------
10.53                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.2 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and Mount Sinai Hospital     on April 1, 2003
                      entered into March 11, 2003 (Contract No. MDI02009)

10.54                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.3 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and Rouge Valley Health      on April 1, 2003
                      System entered into September 12, 2002 (Contract No.
                      MDI02003)

10.55                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.4 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and Rouge Valley Health      on April 1, 2003
                      System entered into September 12, 2002 (Contract No.
                      MDI02004)

10.56                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.5 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and York Central Hospital    on April 1, 2003
                      entered into September 13, 2002 (Contract No. MDI02006)

10.57                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.6 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and York Central Hospital    on April 1, 2003
                      entered into September 13, 2002 (Contract No. MDI02007)

10.58                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.7 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and St. Joseph's Medical     on April 1, 2003
                      Centre entered into March 18, 2003 (Contract No.
                      MDI03001)

10.59                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.8 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and St. Joseph's Medical     on April 1, 2003
                      Centre entered into March 18, 2003 (Contract No.
                      MDI03002-Expires March 31, 2004)

10.60                 MDI Solutions Services Agreement (Interface              Incorporated by reference to Exhibit 10.9 to
                      Development Retainer Services) between Medical Data      IVP Technology's Form 8-K filed with the SEC
                      Integration Solutions group and St. Joseph's Medical     on April 1, 2003
                      Centre entered into March 18, 2003 (Contract No.
                      MDI03002-Expires June 11, 2004)

10.61                 Ignition Agreement                                       Incorporated by reference to Exhibit 3.3 to
                                                                               IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.62                 Developer and Distribution Agreement dated as of         Incorporated by reference to Exhibit 10.1 to
                      February 10, 2003 between ActiveCore and Tira            ActiveCore's Form 8-K filed with the SEC on
                      Wireless, Inc.                                           February 27, 2003.

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------
10.63                 Letter of Intent dated as of July 10, 2003 between       Incorporated by reference to Exhibit 3.3 to
                      ActiveCore and Karora                                    IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.64                 Promissory Note dated as of July 30, 2003                Incorporated by reference to Exhibit 3.3 to
                                                                               IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.65                 Warrant Certificate dated as of July 30, 2003            Incorporated by reference to Exhibit 3.3 to
                                                                               IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.66                 Conversion Privilege of Lender                           Incorporated by reference to Exhibit 3.3 to
                                                                               IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.67                 General Security Agreement dated as of July 30, 2003     Incorporated by reference to Exhibit 3.3 to
                                                                               IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.68                 Guarantee Agreement dated as of July 30, 2003            Incorporated by reference to Exhibit 3.3 to
                                                                               IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.69                 Consulting Agreement dated as of June 3, 2003 between    Incorporated by reference to Exhibit 3.3 to
                      ActiveCore and Rodger J. Cowan                           IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.70                 Agreement dated as of May 1, 2003 between ActiveCore     Incorporated by reference to Exhibit 3.3 to
                      and Hawk Associates, Inc.                                IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.71                 Letter of Intent dated as of June 16, 2003 between       Incorporated by reference to Exhibit 3.3 to
                      ActiveCore and ePocket Inc.                              IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.72                 Consulting Agreement dated as of July 14, 2003 between   Incorporated by reference to Exhibit 3.3 to
                      ActiveCore and Gerald Campbell                           IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.73                 Letter of Intent dated as of June 16, 2003 between       Incorporated by reference to Exhibit 3.3 to
                      ActiveCore and SCI Healthcare Group, Inc.                IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.74                 Merchandising License Agreement dated as of July 21,     Incorporated by reference to Exhibit 3.3 to
                      2003 between ActiveCore and Zorro Productions, Inc.      IVP Technology's Form 10-QSB for the quarter
                                                                               ended June 30, 2003 filed on August 27, 2003

10.75                 Share Purchase Agreement between Twincentric Limited     Incorporated by reference to 10QSB filed on
                      and ActiveCore entered into on June 21, 2004 for the     September 28, 2004
                      purchase of 100% of the issued shares of Twincentric
                      Limited by ActiveCore.

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------
10.76                 Call Agreement between George Theodore and 1543472       Incorporated by reference to Exhibit 10.1 to
                      Ontario Inc. and IVP entered into on July 31, 2004 for   IVP Technology's Form 8-K filed with the SEC
                      the potential purchase of 8,000,000 shares of Infolink   on September 20, 2004
                      Technologies Ltd. in exchange for 16,000,000 shares of
                      IVP.

10.77                 Subscription Agreement between D & M Investments and     Incorporated by reference to Exhibit 10.1 to
                      ActiveCore with regard to the purchase of Series A and   IVP Technology's Form 8-K filed with the SEC
                      Series B Convertible Preferred shares of IVP             on September 20, 2004

10.78                 Preferred share designation for Series A and Series B    Incorporated by reference to Exhibit 10.2 to
                      preferred shares of IVP                                  IVP Technology's Form 8-K filed with the SEC
                                                                               on September 20, 2004

10.79                 Consulting Agreement dated as of between ActiveCore      Provided herewith
                      and 1582579 Ontario Inc.

10.80                 Consulting Agreement dated August 1, 2004 between        Provided herewith
                      Yvan Coessens and IVP Technology Corporation

10.81                 Share Purchase Agreement dated July 27, 2004 between     Provided herewith
                      Joseph Ulman and Corvette Masters Inc. and IVP
                      Technology Corporation

10.82                 Letter agreement with regard to conversion of $500,000   Provided herewith
                      term debt with IBEW Local 105

10.83 Stock Purchase Agreement dated May 6, 2004, by and among Activecore, C Comm Network Corporation, Kent
                      Emerson and Rob Schieren

23.1                  Consent of Burton, Bartlett & Glogovac                   Incorporated by reference to Exhibit 5.1

23.2                  Consent of Weinberg & Co.                                Provided herewith

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on November 5, 2004.


                                IVP TECHNOLOGY CORPORATION

                                By: /s/ Peter Hamilton
                                --------------------------------------------
                                Name:  Peter Hamilton
                                Title: President and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                    TITLE                                                  DATE
---------                                    -----                                                  ----
/s/ Brian MacDonald                          Chairman of the Board of Directors                     November 5, 2004
-----------------------------------          Acting Chief Financial Officer
Brian MacDonald


/s/ J. Stephen Smith                         Director                                               November 5, 2004
-----------------------------------
J. Stephen Smith


/s/ Stephen Lewis                            Director                                               November 5, 2004
-----------------------------------
Stephen Lewis


/s/ Peter Hamilton                           President & CEO
-----------------------------------          Director                                               November 5, 2004
Peter Hamilton